As filed with the Securities and Exchange Commission on January 28, 2003

Registration No.________

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PROVIDENTIAL HOLDINGS, INC.

(previously known as JR Consulting, Inc.)

(Name of Small Business Issuer in its Charter)

Nevada	523120	13-3121128
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification No.)

8700 Warner Avenue, Fountain Valley, California 92708; (714) 596-0244

(Address and telephone number of Registrant's principal executive offices and principal place of business)

Henry D. Fahman, 8700 Warner Avenue, Fountain Valley, California 92708; Tel:  (714) 849-1577

(Name, address, and telephone number of agent for service)

Copies to:

Christopher H. Dieterich, Esq.

Dieterich & Associates

11300 W. Olympic Blvd., Suite 800

Los Angeles, CA 90064

(310) 312-6888

Approximate date of proposed sale to the public: from time to time after this registration statement becomes effective.

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. _

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. _

 If any of the securities being registered on this registration statement are to be offered on a delayed on continuous basis pursuant to Rule 415 under the delivery of the Securities Act, check the following box.

x

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	50,000,000	$0.07	$3,500,000	$322
Total	50,000,000	$0.07	$3,500,000	$322

(1)  Pursuant to rule 416, such additional amounts to prevent dilution from stock splits or similar transactions.

(2)  Calculated in accordance with rule 457(c): the average of the bid and ask price as of January 28, 2003.The company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

ii

Item 1.

PROSPECTUS

PROVIDENTIAL HOLDINGS, INC.

50,000,000 SHARES COMMON STOCK *

Providential Holdings, Inc. ("PHI") or ("Company"), a Nevada corporation (trading on the Over-The-Counter Bulletin Board under the symbol "PRVH"), is hereby registering 50,000,000 shares of common stock under a shelf registration pursuant to Rule 415 under the Securities Act of 1933, for sales to the public for cash, possible future acquisitions by the company of other companies and/or assets, cancellation of debts, and consulting services for the company on a delayed basis. The cash sale price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of the company's common stock.

Mercator Momentum Fund, L.P., will purchase a total of  $10,000,000 worth of  $0.04 par value common stock under an Equity Line of Credit, pursuant to the investment Agreement entered into on July 31, 2002 by and among Providential Holdings, Inc., and Mercator Momentum Fund, L.P..

THESE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK TO PUBLIC INVESTORS, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 8.

THE U.S. SECURITIES AND EXCHANGE COMMISSION AND ANY STATE SECURITIES COMMISSION HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission. The securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

*  Pursuant to SEC Rule 416, there will be a change in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction.

The date of this prospectus is January 28, 2003

Item 2.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	8
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	14
SELLING SHAREHOLDERS	14
PLAN OF DISTRIBUTION	14
EQUITY LINE OF CREDIT	17
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
DESCRIPTION OF SECURITIES	25
INTEREST OF NAMED EXPERTS AND COUNSEL	27
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	27
ORGANIZATION WITHIN LAST FIVE YEARS	33
DESCRIPTION OF BUSINESS	33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	40
DESCRIPTION OF PROPERTY	45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	45
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	46
EXECUTIVE COMPENSATION	47
INDEX TO FINANCIAL STATEMENTS	49
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	50
AVAILABLE INFORMATION	50

      Item 3.    PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

Providential Holdings, Inc. ("PHI" or the "Company"), a diversified service and manufacturing company, focuses on selective technologies, financial services, international markets and special situations.

Products and services include liquid crystal displays (LCD's), information technology, identification technologies, industrial machinery and equipment, telecommunications, and computer hardware and software. The Company also provides expertise on trade commerce, capital and financial services, and mergers and acquisitions, especially for companies in the U.S. and emerging overseas markets with high potential for growth.

THE COMPANY.

(a)  Background.

Our principal offices are located at 8700 Warner Avenue, Suite 200, Fountain Valley, CA 92708. Our telephone number is (714) 596-0244; our fax number is (714) 596-0302. We maintain a Web site address at www.phiglobal.com, and our common stock is quoted on the Over-The-Counter Bulletin Board under the trading symbol "PRVH".

We were originally incorporated under the name JR Consulting, Inc. under the laws of the State of Nevada on June 8, 1982. From our inception through September 7, 1995, we generated nominal revenues and, prior to September 7, 1995, we did not actively engage in business for at least one fiscal year.

Providential Securities, Inc. ("Providential Securities"), incorporated in 1992 as a California corporation, was engaged in the securities brokerage business. Providential Securities and this Company entered into a Corporate Combination Agreement effective January 14, 2000, by which we acquired all of the issued and outstanding shares of stock of Providential Securities as of the closing date of that agreement, making Providential Securities our wholly-owned subsidiary. The shares of Providential Securities were exchanged for 20,000,000 shares of our common stock, which resulted in Providential Securities' shareholders of record, as of the closing date, owning approximately 82% of our common stock.

On February 9, 2000, we changed our name from JR Consulting, Inc. to Providential Holdings, Inc..

(b)  Business.

Scope of business:

PHI's current scope of business consists of the following groups:

(A) PHI Technologies:

including liquid crystal display (LCD) products, identification technologies, information technology, telecommunications, mobile entertainment systems, and industrial machinery and equipment;

(B) PHI Capital Services:

including investment banking, mergers and acquisitions, investment advisory services, and insurance services;

(C) PHI International:

including imports and exports, direct investments and joint ventures in emerging markets with high potential for growth, and

(D) PHI Special Situations:

Special situations in selected industries that may generate attractive returns on investment.

Portfolio Companies:

    Our current business portfolio consists of the following, including pending acquisitions and investments as described herein

A.  PHI Technologies:

1.ATC Technology Corp:

    ATC Technology Corporation ("ATC"), a wholly-owned subsidiary of the Company, is a manufacturer of mobile entertainment products, including Vidego and Gamego.

    The Vidego, winner of the prestigious 2001 Innovation Engineering and Design Award from IDSA (Industrial Designers Society of America), is one of the finest and most affordable car theater systems available to consumers. With its wireless viewing monitor, which attaches easily to the back of any automobile headrest, the patent-pending Vidego system provides consumers with the highest quality DVD and Video players and hours of entertainment while traveling.

    Launched in 2002, the Gamego allows people of all ages the opportunity to play video games in the car, RV, SUV, van or boat by connecting our product to an existing Microsoft X-Box, Sony Playstation2, or Nintendo Gamecube. Like the Vidego, the Gamego also has a viewing monitor which attaches easily to the back of any automobile headrest. Its portability enables video-gamers to take their favorite videogames out of the home and to the places they want to be.

     Introduced in January 2003, Moviego is a mobile DVD movie system with a large 10.4" LCD display screen that can be transferred from any vehicle and also for in-home use. This is one of the largest portable video screens to be offered in mobile electronics today without the need of any "hard wire" vehicle installation of any kind.

    Founded in 2001, ATC Technology Corporation currently sells all of these exciting U.S.- manufactured products in the United States, Mexico, Canada, Denmark, Panama, and Great Britain. It is also selling directly to well-known car dealers such as: Land Rover, Mercedes Benz, Lexus, Ford, Honda and Toyota. ATC expects to soon see its products on the shelves of major superstores throughout North America. PHI has acquired 100% of ATC Technology Corp for 4,000,000 shares of restricted stock of the Company and $500,000 in demand promissory notes, 50% of which will be due nine months and the balance eighteen months after the closing of the acquisition.

2. Vinet Communications, Inc.:

    Established in 1996 as a California corporation, Vinet Communications is a full-service IT solutions provider that furnishes web hosting, web design, software programming, project management and other IT services to both individuals and businesses. On January 22, 2003, the Company signed a definitive agreement to acquire 51% of Vinet Communications for $400,000 in cash. This transaction is scheduled to close on or about February 28, 2003.

3. Nettel Global Communication Corp:

    A Delaware corporation, Nettel Global Communication Corp. ("Nettel") provides long-distance telephony and Voice-Over-Internet Protocol (VoIP) services and operates an import and export division. The Company has signed a definitive agreement to acquire 46.5% of Nettel for $2,500,000 in non-interest bearing promissory notes. The transaction was closed on January 17, 2003. Based on existing purchase orders and pending contracts, Nettel's management believes that with adequate financing this company will be able to generate more than $400 million in revenue by the end of 2004.

4. Slim Tech, Inc.:

    A Nevada start-up company, Slim Tech, Inc. focuses on the distribution of LCD (Liquid Crystal Display) and consumer electronics products. The Company currently owns 56.67% of Slim Tech, Inc.'s issued and outstanding common stock of Slim Tech, Inc. Slim Tech has received orders for LCD flat-screen monitors valued at more than $300 million from the China-based Dajirbao Xiamen Foreign Economic and Trade Group and Kingmicro Tech, Inc. in Northern California but has not been able to secure the financing to commence shipments of these products. Slim Tech, Inc. may have to start with smaller incremental shipments until additional funding is available.

5. ClearPass, Inc.:

    A Nevada startup corporation, ClearPass, Inc. focuses on identification technology using a biometric chip originally developed by Lucent/Bell Labs to provide authentication security for a wide array of individual, commercial and governmental applications, including online transactions, prevention of identity theft, and Homeland Defense measures. The Company currently controls 51% equity interest in ClearPass, Inc.

B.    PHI Capital Services:

1.    Providential Advisory Services, Inc.:

    Providential Advisory Services, Inc. was formed in February 2000 as a California corporation. Its mission is to create distinctive value and enrich client's lives by providing high quality investment advisory services that help improve their asset value over time. Providential Advisory Service is currently in the process of registering with the appropriate jurisdictions to become a Registered investment Advisor. Providential Advisory Service will seek to provide investment advisory services to individual and institutional clients for both short-term and long-term results. Providential Advisory Services' planned web site address is www.Adviserpros.com. The Company purchased 60 percent of the outstanding shares of this entity in July 2001 for $1,000. As of the date of this prospectus this corporation has had no sales, cost of sales or gross profit

2.    M&A Services:

    The company manages its own M & A activities and also provides advisory services to other companies for a fee. The company has successfully assisted Datalogic Consulting, Inc. and Lexor International, Inc. with respect to their merger plans and has earned approximately 10% equity stake in each of these companies. The company expects to expand its M & A activities and services in the near future.

3.    PHI Express:

    A wholly-owned division of the Company, PHI Express is in the process of applying for a license from the California Department of Financial Institutions to engage in the business of transmitting money to foreign countries.

4.    Partnering Agreement with Tango Equity Incorporated

    The Company has recently entered into a partnering agreement with Tango Equity Incorporated, a Florida corporation with offices at 244 West 54th Street, 5th Floor, New York, NY 10019, to expand its M&A activities and services. According to the terms of the agreement, Tango Incorporated and Providential Holdings will work together to develop transaction opportunities, exchange information concerning clients, capital sources and contact networks, and share commissions, fees and other revenues that may be generated from these joint activities.

C. PHI International:

1.    Joint Venture with Chu Lai Industrial Zone:

    The Company has entered into an agreement with Chu Lai Industrial Zone (the "Chu Lai Zone") Authority, Quang Nam Province, Central Vietnam, to develop this industrial and export processing zone, to upgrade a paper mill, and to implement two to five investment projects in Chu Lai by the end of 2002. On May 4, 2001, the government of Vietnam approved a $50 million infrastructure development program targeting the Chu Lai Zone. Construction began on May 18, 2001.

    Chu Lai is centrally located near three Southeast Asian nations and is convenient to Vietnam's Highway One, the Trans-Viet Railroad, an international port suitable for ocean-going ships and a major airport. Part of the overall plan that includes 27,000 acres, the North Chu Lai has Industrial Zone has set aside 740 acres for facilities engaged in paper products, agricultural. maritime and forest products, consumer electronics, leather and footwear manufacturing, food and beverage operations and glassware and crystal fabrication.

    Foreign investment entities approved for development projects in the Chu Lai Industrial Zone enjoy opportunities to lease land at $0.001 per square foot/year, to secure 50-year leases renewable for 20 years, plus exemptions from national and provincial land use taxes, a 10-year income-tax holiday, and exemptions from export taxes from two to four years, based on the size of the investment made.

    According to this agreement, the Chu Lai Zone will provide the necessary infrastructure and the Company will be the manager organizing the different companies that will operate their businesses at this location. The Company is conducting a study to set up a manufacturing platform for various US and foreign companies that wish to reduce their labor costs.

2.    Joint Venture with International Consulting and Training Center (ICTC), Ministry of Trade of Vietnam:

    International Center for Training and Consulting (ICTC) is an organization under the Ministry of Trade of Vietnam that promotes economics, trade, investment and training activities between Vietnam and foreign organizations. Providential Holdings, Inc. and ICTC signed an agreement in March 2001 to cooperate in the areas of trade, economics, and technology. ICTC is responsible for representing Providential Holdings in connection with appropriate Vietnamese organizations, businesses, and individual businessmen and investors in Vietnam. ICTC will also perform consulting services and provide information on various economic, trade and investment projects as may be required by the company. Fees between the parties will be negotiated on a project basis. As of the date of this prospectus, there have been only two projects initiated: one for a pending proposal to acquire 60% of Delta Co, Ltd., a manufacturer of electric bicycles in Ho Chi Minh City and one to acquire 60% of Nam Hiep Co., a manufacturer of organic fertilizer in Binh Duong Province, Vietnam.

3.    Joint Venture with Minh Hieu Joint Stock Company, Ho Chi Minh City, Vietnam:

    On January 1, 2002, the Company entered into an agreement with Minh Hieu Joint Stock Company of Ho Chi Minh City, Vietnam to form "Providential JVC," a joint venture company under the laws of the Socialist Republic of Vietnam. According to the terms of the agreement, the Company will contribute $140,000 to the initial required capital and own 70% of Providential JVC while Minh Hieu Company will contribute $60,000 for 30% of the joint venture enterprise. Providential JVC's main line of business will include industrial garments, packaging products and accessories. No capital contribution has been made to date.

4.    Agreement with Center of Telecom Technology of Vietnam:

    On March 23, 2002, the Company entered into a Memorandum of Agreement and Principle Contract with Center of Telecom Technology (CTT) under the National Center for Natural Science & Technology, Vietnam, to collaborate in various business ventures that may be mutually beneficial to both parties, and in particular, to form joint venture enterprises or strategic alliances with appropriate Vietnamese entities to provide wireless access for various organizations and end-users throughout Vietnam. Both parties shall also collaborate to provide advisory and consulting services to various domestic and foreign companies. CTT is a government organization under the National Center for Natural Science and Technology of Vietnam. Established in 1990, CTT's mission is to recruit and develop professionals in the areas of electronics, telecommunications, and information technology and to provide related products based on advanced technologies. One of CCT's largest customers is the Vietnamese Postal and Telecommunications Services. CTT also focuses on rural telecommunications in Vietnam. As of the date of this prospectus, no joint venture agreement or strategic alliance has been formed for the proposed wireless business venture.

5.    Manna Technologies:

    The Company entered into a Joint Venture Agreement with HTV Co., Ltd. of Ho Chi Minh City, Vietnam in January 2001 to form Manna Technologies for the purpose of manufacturing LCD products. Manna Technologies received its permit from the Vietnamese government in March 2001. The Company has been working to secure funding for the cost of the plant, which is expected to be approximately $35 million. The construction has not started and is expected to take at least nine months to complete after funding is available. Management estimates that, once established, the plant may generate up to $500 million in revenues by its third year of operation.

     Effective November 23, 2001, the Company entered into a joint venture agreement with Mimi Ban, an individual, whereby Mimi Ban would transfer the liquid crystal display (LCD) technologies to Providential for the purpose of setting up and operating one or more LCD manufacturing plants in Vietnam. According to the joint venture agreement, Mimi Ban will share 30%, Providential Holdings, Inc. will share 60% and other business partners and investors, including HTV Co., Ltd., will share 10% of the net profits that will be generated from any and all LCD plant(s) that will be established in Vietnam and elsewhere as a result of this agreement. This joint venture agreement supersedes all prior agreements, arrangements an covenants, including but not limited to the Joint Venture Agreement between Boxo, Inc. and the Company dated January 4, 2001 and the Letter of Intent between Boxo, Inc. and the Company dated December 20, 2000 and any amendment thereof. As of the date of this prospectus, there have been no manufacturing plants operating nor have any been built.

6. Provimex:

    Provimex is a wholly-owned division of the Company originally formed on April 10, 2001 under the name "Providential Imex", to focus on trade commerce with Vietnam. This division changed its name to Provimex on July 5, 2001. Provimex is expected to generate revenues and profits for the Company through the exporting and importing of industrial and consumer goods.

The Company believes that its trade commerce business will grow substantially as a result of the implementation of the Trade Agreement between Vietnam and the United States. This division started to generate revenues from the import and export business since August 2002 and expects to increase revenue growth in the near future.

D. PHI Special Situations:

1. ClearPromo, Inc.:

    ClearPromo, Inc., a Nevada start-up company, engages in the business of advertising using a patented methodology to create brand awareness for businesses and institutions. The Company currently proposes to acquire 51% of common stock of ClearPromo, Inc.

Primary Focus

    The company will primarily focus on the following projects in the near term: ATC Technology Corp., Nettel Global Communication Corp. and subsidiaries, Clear Pass, Inc., Clear Promo, Inc., Provimex, PHI Express, Mergers and Acquisitions, and SlimTech, Inc. As additional funding may become available in the future, the company will continue to implement other areas of its business plan.

Discontinued operations

    During the fiscal year ended June 30, 2000, we were engaged in two main businesses. We owned, operated and managed modeling agencies through Diva Entertainment, Inc. and subsidiaries, which were divested as of June 30, 2000. In addition, through our wholly-owned subsidiary Providential Securities, Inc., we engaged in the securities brokerage business. This subsidiary withdrew its membership from the NASD and ceased its securities brokerage operations as of October 2000 and we are no longer involved in the securities brokerage business.

The Offering

    A total of 50,000,000 shares of common stock of the company will be sold on a delayed basis under a shelf registration under Rule 415 under the Securities Act of 1933, as follows:

    Mercator Momentum Fund, L.P. will purchase a total of $10,000,000 worth of stock under an Equity Line of Credit, pursuant to the investment Agreement entered into on July 31, 2002 by and among Providential Holdings, Inc., and Mercator Momentum Fund, L.P.

    The cash sale price of the shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of our common stock.

    There can be no assurance that all of these shares will be issued or that any shares will be sold. The gross proceeds to the company will depend on the number of shares actually sold for cash and the sales price per share. Some commissions or other fees may be paid, directly or indirectly, by the company, or any of its principals, to any person, broker-dealer, or firm in connection with sales of the shares. The shares are offered by the company subject to approval of certain legal matters by counsel.

Description of Securities

    Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, with a par value of $0.04 and 100,000,000 shares of preferred stock, with par value of $0.001. Currently, there are 63,085,152 shares of common stock issued and outstanding and about 1,200 shareholders of record. Approximately 31,238,771 shares are free-trading and 8,800,000 are Treasury Shares. The trading symbol of our common stock is "PRVH".

    The holders of the common shares: (a) have equal ratable rights to dividends from funds legally available, when, as, and if declared by the board of directors of the company; (b) are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company; and (c) are entitled to one cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

    Securities do not have any of the following rights: (d) special voting rights; (e) preference as to dividends or interest; (f) preemptive rights to purchase in new issues of shares; (g) preference upon liquidation; or (h) any other special rights or preferences.

    In addition, the common shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. We have engaged Jersey Transfer & Trust Co., 201 Bloomfield Avenue, Verona, New Jersey 07044, to act as our transfer agent and registrar.

RISK FACTORS

    The Company is subject to various risks which may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR investment.

Liquidity of investment

    There has been only a limited public market for our shares. Therefore, an investor may not be able to sell his or her shares when he or she wishes, and investors should consider an investment in the company to be for long-term investment purposes.

We Have Historically Lost Money and There May be Losses in the Future

    We incurred net losses of $1,239,543 and $2,015,644 for the fiscal years 2002 and 2001, respectively. The likelihood of our success must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business and the competitive environment in which we operate. Unanticipated delays, expenses and other problems, such as setbacks in product development and market acceptance are frequently encountered in connection with the expansion of a business. As a result of the fixed nature of many of our expenses, we may be unable to adjust spending in a timely manner to compensate for any unexpected delays in the development and marketing of our products or any capital raising or revenue shortfall. Any such delays or shortfalls will have an immediate adverse impact on our business, operations and financial condition.

    There is only a limited operating history upon which to base an assumption that we will be able to achieve our business plans. In addition, we have limited assets. As a result, there can be no assurance that we will generate significant revenues in the future; and there can be no assurance that we will operate at a profitable level. If we are unable to obtain customers and generate sufficient revenues so that we can profitably operate, our business will not succeed.

We Have Been Subject to an Accumulated Deficit

We had an accumulated deficit of $11,738,177 through September 30, 2002

We will need to Raise Significant Working Capital

    The working capital requirements associated with our plan of business will continue to be significant. We anticipate, based on currently proposed assumptions relating to our operations (including costs, expenditures and projected cash flow from operations), that we cannot generate sufficient cash flow to continue our operations for an indefinite period at the current level without requiring additional financing. We will need to raise additional capital in the next six months, through debt and/or equity, to implement our business strategy and grow. In addition, we currently plan one or more acquisitions over the next twelve months. We will need financing of at least $10,000,000 in order to pay for pending and anticipated acquisitions and to sustain the company. If our plans change or our assumptions change or prove to be inaccurate or if cash flow from operations proves to be insufficient to fund operations (due to unanticipated expenses, technical difficulties, problems or otherwise), we would be required to seek additional financing sooner than currently anticipated or we might be required to significantly curtail or cease our operations.

Acquisitions involve risks

    Acquisitions involve numerous risks, including: (1) Difficulties in integration of the operations, technologies and products of the acquired companies; (2) Diversion of management's attention from normal daily operations of the business; (3) Entry into markets in which the company has no or limited direct prior experience and where competitors in such markets have stronger market positions; and (4)The potential loss of key employees of acquired companies.

The Company Has Limited Assets

The Company has only limited assets. As a result, there can be no assurance that we will generate significant revenues in the future; and there can be no assurance that we will operate at a profitable level. If the Company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, then the Company's business will not succeed.

The Uncertainty of Protection of Trade Secrets and Trademarks Could Adversely Impact the Company's Business

The Company relies on trade secret protection for its unpatented proprietary technology. However, trade secrets are difficult to protect. There can be no assurance that other companies will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the company's trade secrets, that such trade secrets will not be disclosed or that the company can effectively protect its rights to unpatented trade secrets. The Company pursues a policy of having its employees and consultants execute non-disclosure agreements upon commencement of employment or consulting relationships with the company, which agreements provide that all confidential information developed or made known to the individual during the course of employment shall be kept confidential except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's trade secrets or other proprietary information.

We Could Fail to Attract or Retain Key Personnel

The Company's success is dependent upon the hiring of key administrative personnel. None of the Company's officers, directors, and key employees has an employment agreement with the Company; therefore, there can be no assurance that these personnel will remain employed by the Company. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. In addition, management has no experience in managing companies in the same business as the company.

All Decisions With Respect to Management of the Company are Made Solely by the Company's Officers and Directors

    All decisions with respect to the management of the Company will be made exclusively by the officers and directors of the company. Investors will only have rights associated with minority ownership interests to make decisions which affect the Company. The success of the Company, to a large extent, will depend on the quality of the directors and officers of the Company. Accordingly, no person should invest in the shares unless he is willing to entrust all aspects of the management of the Company to the officers and directors.

Limitations on Liability, and Indemnification, of Directors and Office

The Company's Bylaws include provisions to the effect that the company may, to the maximum extent permitted from time to time under applicable law, indemnify any director, officer, or employee to the extent that such indemnification and advancement of expense is permitted under such law, as it may from time to time be in effect. In addition, the Nevada Revised Statutes provide for permissive indemnification of officers and directors and the Company may provide indemnification under such provisions. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by the Company in covering any liability of such persons or in indemnifying them. In addition, the provisions of a certain Purchase and Security Agreement executed in relation to the bridge note financing provide for indemnification of investors thereunder by the company; any such indemnification could also result in expenditures by the Company.

There are Potential Conflicts of Interest Involving Management

Conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only rough exercise by the directors of such judgment as is consistent with their fiduciary duties to the company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the board of directors to the company any proposed investments for its evaluation.

Influence of Other External Factors on Prospects for Company

    The industries of the Company in general are speculative ventures necessarily involving substantial risk. There is no certainty that the expenditures to be made by the Company will result in a commercially profitable business. The marketability of its products will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect Companies' spending. Factors which leave less money in the hands of potential customers of the Company will likely have an adverse effect on the Company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Absence of Cash Dividends

Our Board of Directors does not anticipate paying cash dividends on the shares for the foreseeable future and intends to retain any future earnings to finance the growth of our business. Payment of dividends, if any, will depend on, among other factors, earnings, capital requirements, and our general operating and financial condition, and will be subject to legal limitations on the payment of dividends.

No Assurance of Continued Public Trading Market

 There has been only a limited public market for the common stock of the company. The common stock of the company is currently quoted on the Over-The-Counter Bulletin Board. As a result, an investor may find it difficult to dispose of the company's securities. There can be no assurance that an active trading market for our common stock will develop and continue. Therefore, this could adversely affect the shareholders' ability to sell our common stock.

Our Common Stock is Deemed to be "Penny Stock," which may Make it More Difficult for Shareholders to Sell Their Common Stock

    Our common stock is subject to the low-priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing low-priced or penny stocks sometimes limit the ability of broker-dealers to sell the company's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market. This could also cause our stock price to decline.

Effects of Failure to Maintain Market Makers

    If the company is unable to maintain National Association of Securities Dealers, Inc. member broker/dealers as market makers, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market.

Offering Price

The offering price of the shares will be determined in relation to the then-current market price of the shares on the Over-The-Counter Bulletin Board. Due to market fluctuations, there can be no assurance that the shares will maintain market values commensurate with the offering price.

"Shelf" Offering

The shares are offered directly by the Company on a delayed basis. No assurance can be given that any or all of the shares will be issued. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any of the shares. In addition, the officers and directors of the Company, collectively, have limited experience in the offer and sale of securities on behalf of the Company.

The Investor Under the Equity Line of Credit Will Pay Less than the Then-Prevailing Market Price of our Common Stock

 The common stock to be issued under the Equity Line of Credit will be issued at a 10% discount to the lowest closing price on the Over-The-Counter Bulletin Board or other principal market on which our common stock is traded, during the five trading days immediately prior to the date of purchase, subject to a reset if the stock declines during the fifteen trading days immediately following the purchase.

The Price You Pay in This Offering Will Fluctuate

    The price of the common stock in this offering will fluctuate based on the prevailing market price of the common stock as quoted on the Over-The-Counter Bulletin Board. Thus, the price one pays in this offering may be higher or lower than the prices paid by other investors participating in this offering at a different point in time.

Dilution Could Adversely Affect Value of Stock and Percentage of Stock Owned

    The Company has stock options outstanding, issued on July 10, 2000 and amended on September 17, 2002, that could result in the issuance of 7,000,000 shares of common stock between the date of this prospectus and December 31, 2005. To the extent such shares are issued, the percentage of common stock held by existing company common stockholders will be reduced. Under certain circumstances, the exercise of any or all of the stock options might result in further dilution of the net tangible book value of the existing Company stockholders' shares. For the life of the stock options, the holders thereof are given, at nominal cost, the opportunity to profit from a rise in the market price of the common stock. The holders of the stock options may be expected to exercise them at a time when the company may, in all likelihood, be able to obtain needed capital on more favorable terms.

In addition, there can be no assurance that sales of common stock under this offering will not result in dilution to our existing common shareholders. Also, any sales of stock in the future in any other offering (which sales may be made at the discretion of the Company's board of directors) may also result in such dilution.

Use of Proceeds are Not Specific

   The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management on whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering.

Shares Eligible For Future Sale

    All of the 6,699,135 shares of common stock that are currently held, directly or indirectly, by management  have been issued in reliance on the private placement exemptions under the Securities Act affecting shareholders who have beneficially owned shares acquired in a non-public transaction for at least two years. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person (or persons whose shares are a year, including persons who may be deemed affiliates of the company (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

Potential Status as a Pseudo California Corporation

 Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California. Currently, the company does meet the criteria of Section 2115, and will therefore be subject to these provisions.

    Some of the substantive provisions include laws relating to annual election of directors, removal of directors without cause, removal of directors by court proceedings, indemnification of officers and directors, directors standard of care and liability of directors for unlawful distributions. The aforesaid Section does not apply to any corporation which, among other things, has outstanding securities designated as qualified for trading as a national market security on NASDAQ if such corporation has at least eight hundred holders of its equity securities as of the record date of its most recent annual meeting of shareholders. It is currently anticipated that the company will be subject to Section 2115 of the California General Corporation Law which, in addition to other areas of the law, will subject the company to Section 708 of the California General Corporation Law which mandates that shareholders have the right of cumulative voting at the election of directors (as opposed to Nevada law which does not require it).

Item 4.    USE OF PROCEEDS

The amount of proceeds from this offering will depend on the offering price per share and the number of shares sold for cash. The Company currently seeks $25,000,000 to implement its business plan. The Company's capital needs for 2002 and 2003 are as follows:

(a)    $2,000,000 to $5,000,000 to fund the manufacturing for the SlimTech, Inc.'s purchase orders of LCD computer flat screens.

(b)   $1,000,000 to fund the growth of ATC Technology Corp., a wholly-owned subsidiary of the Company that specializes in mobile entertainment systems.

(c)   $1,500,000 for initial cash investment in Clear Pass, Inc., a distributor a biometric security system using an innovative identification technology for a wide array of business and governmental applications;

(d)  $2,500,000 to acquire 46.5 % of Nettel Global Communication Corp., a provider of long-distance telephony and VoIP services and operator of an import and export business.

(e)  $1,500,000 for an initial investment in ClearPromo, Inc., a marketing start-up company.

(f)  $150,000 for an initial investment in Providential JVC with Minh Hieu Joint Stock Company in Ho Chi Minh City, Vietnam;

(g)  $700,000 to acquire 51% and fund the growth plan of Vinet Communications, Inc., an information technology solutions provider in Southern California;

(h)   The balance for working capital and other projects.

            (i)  The company may re-allocate the proceeds from this offering for new projects that its Board of Directors deems in the best interest of the company and its shareholders. The Company has secured a $10,000,000 structured equity line of credit from Mercator Momentum Fund, L.P. and is seeking $15,000,000 in additional funding to implement its business plan. When the initial offering price is determined, this prospectus will be amended to so indicate such that the amount of proceeds from this offering can be estimated. The proceeds of the offering, less the expenses of the offering, will be used to provide working capital for the Company. The following table sets forth the use of proceeds from this offering (the blank number will be completed upon the amendment of this prospectus with the initial offering price):

Use of Proceeds	Maximum Offering
	Amount	Percent
Transfer Agent Fee	$ 1,000	less than 1%
Printing Costs	$ 10,000	less than 1%
Legal Fees	$ 25,000	less than 1%
Accounting Fees	$ 5,000	less than 1%
Working Capital	$ 24,959,000	99.9%
Total	$ 25,000,000

    Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Item 5.    DETERMINATION OF OFFERING PRICE

    The cash-offering price of the shares will be determined, from time to time, based on the current market price of the shares on the Over-The-Counter Bulletin Board.

      Item 6.    DILUTION

Pursuant to Item 506(a) of Regulation S-B, as a reporting company, Item 6 is not applicable to the Registrant.

      Item 7.    SELLING SECURITY HOLDERS

      None, except Mercator Momentum Fund, LP. As mentioned elsewhere in this registration statement.

Item 8.    PLAN OF DISTRIBUTION

Registration under this Offering:

    Shares of common stock of the Company will be sold on a delayed basis under a shelf registration under Rule 415 under the Securities Act of 1933. A total of 50,000,000 shares of common stock are to be registered, as follows (maximum amounts):

10,000,000 shares to be offered under an investment Agreement dated July 31, 2002 with Mercator Momentum Fund, L.P. for a structured equity line of credit, at 90% of the market price on the put date will total up to no more than the amount of 19.9% of the outstanding shares of common stock of the company. The commitment of this investor under this agreement is $10,000,000. Under this agreement, the company will pay 2% commitment fee for the equity line.

40,000,000 shares for the following purposes:

a. sales to the public for cash.

b. possible future acquisitions by the Company of other companies and/or assets.

c. cancellation of debts.

d. consulting services for the Company.

The cash sale price of the shares sold by the Company will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of our common stock.

There can be no assurance that all of these shares will be issued or that any of them will be sold for cash. The gross proceeds to the Company will depend on the amount actually sold for cash and the sales price per share. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. These securities are offered by the Company subject to prior approval of certain legal matters by counsel.

 (a)    Manner of Sales; Broker-Dealer Compensation.

The selling shareholders, or any successors in interest to the selling shareholders, may sell their shares of common stock in one or more of the following methods:

-ordinary brokers' transactions;

-transactions involving cross or block trades or otherwise on the Bulletin Board;

-purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

-"at the market" to or through market makers or into an existing market for the Company's common stock;

-In other ways not involving market makers or established trading markets, including direct sales to purchases or sales effected through agents;

-through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);

-in privately negotiated transactions;

-to cover short sales; or

-any combination of the foregoing.

The selling shareholders may also sell their shares in reliance upon Rule 144 under the Securities Act at such times as they are eligible to do so. The Company has been advised by the selling shareholders that they have not made any arrangements for the distribution of the shares of common stock. Brokers, dealers or underwriters who effect sales for the selling shareholders may arrange for other brokers, dealers or underwriters to participate. Brokers, dealers or underwriters engaged by the selling shareholders will receive commissions or discounts from the selling shareholders in amounts to be negotiated prior to the sale. These brokers, dealers or underwriters may act as agent or as principals.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock being offered for sale, and the pledgees, secured parties or persons to whom these securities have been pledged shall, upon foreclosure in the event of default, be considered a selling shareholder hereunder. In addition, selling shareholders may, from time to time, sell short their common stock. In these instances, this prospectus may be delivered in connection with these short sales and the shares of the common stock may be used to cover these short sales.

From time to time one or more of the selling shareholders may transfer, pledge, donate or assign shares of their common stock to lenders or others and each of these persons will be considered a selling shareholder for purposes of this prospectus. The number of shares of the Company's common stock beneficially owned by those selling shareholders who so transfer, pledge, donate or assign shares of their common stock will decrease as and when they take these actions. The plan of distribution for the Company's common stock by the selling shareholders set forth herein will otherwise remain unchanged, except that the transferees, pledges, donees or other successors will be considered selling shareholders hereunder.

Subject to the limitations discussed above, a selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Company's common stock in the course of hedging the positions they assume with these selling shareholders, including in connection with distributions of the common stock by these broker-dealers. A selling shareholder may also enter into option or other transactions with broker-dealers that involve the delivery of the Company's common stock to the broker-dealers, who may then resell or otherwise transfer these shares. A selling shareholder also may loan or pledge the Company's common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the pledged common stock.

(b)    Filing of a Post-Effective Amendment In Certain Instances.

    If any selling shareholders notifies the Company that he, she, or it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, the Company will file a post- effective amendment to the registration statement for this offering. The post-effective amendment will disclose:

1. The name of each broker-dealer involved in the transaction.

2. The number of shares of common stock involved.

3. The price at which those shares of common stock were sold.

4. The commissions paid or discounts or concessions allowed to the broker-dealer(s).

5. If applicable, that these broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as supplemented.

6. Any other facts material to the transaction.

(c)    Certain Persons May Be Deemed to Be Underwriters.

    The selling shareholders and any broker-dealers who execute sales for them may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 because of the number of shares of common stock to be sold or resold by these persons or entities or the manner of sale of these shares, or both. If a selling shareholder or any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act.

(d)    Regulation M.

    The Company has informed the selling shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale the Company's common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of the Company's common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase such stock, for a period of one business day before and after completion of its participation in the distribution. During any distribution period, Regulation M prohibits the selling shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or from purchasing the Company's common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling shareholders will be reoffering and reselling the Company's common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

Opportunity to Make Inquiries.

The Company will make available to each offeree, prior to any sale of the shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to be issued shares must complete, execute, acknowledge, and delivered to the Company certain documents. By executing these documents, the subscriber is agreeing that such subscriber will be, a shareholder in the Company and will be otherwise bound by the Company's Articles of Incorporation and the Bylaws.

EQUITY LINE OF CREDIT

             Pursuant to the Equity Line of Credit Agreement, dated July 31, 2002, we may, at our discretion, periodically issue and sell up to 10,000,000 shares and no more than the amount of 19.9% of the outstanding shares of common stock of the company to Mercator Momentum Fund, L.P. without the requisite approval of our shareholders. Mercator Momentum Fund, L.P. will purchase the Company's shares of Common Stock for 90% of the lowest closing price during the five trading days immediately prior to the date of purchase, subject to a reset if the stock declines during the fifteen trading days immediately following the purchase. Their maximum commitment, over a three-year period, is an aggregate of $10,000,000.

            At any time during the Commitment Period, the Company may deliver a Put Notice to the Mercator Momentum Fund, L.P., subject to the conditions set forth in the Stock Purchase Agreement; provided, however, the investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than the Minimum Put Amount nor more than the Maximum Put Amount.

             The Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 a.m. Pacific Coast time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.

            The Closing Date shall not be less than seven (7) nor more than ten (10) Trading Days from the date the Put Notice is delivered to Mercator Momentum Fund, L.P. On each Closing Date for a Put, (i) the Company shall deliver irrevocable instructions to the transfer agent to prepare and deliver to Mercator Momentum Fund, L.P. a share certificate in the name of Mercator Momentum Fund, L.P. and in the amount of the applicable Put Shares and (ii) Mercator Momentum Fund, L.P. shall deliver to the Company the investment Amount specified in the Put Notice by wire transfer of immediately available funds to the account designated in the Put Notice. In addition, on or prior to such Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

            The Mercator Momentum Fund, L.P. intends to sell any shares purchased under the Equity Line of Credit Agreement at the market price. The Mercator Momentum Fund, L.P. can assign its interest in the Equity Line of Credit. The effectiveness of the sale of the common shares under the Equity Line of Credit is conditioned upon the registration of the shares of common stock with the Securities and Exchange Commission.

Number of Shares to be Issued

    Pursuant to the Equity Line of Credit, we will issue up to 10,000,000 common shares to Mercator Momentum Fund, L.P., but no more than the amount equal to 19.9% of the outstanding shares of Common Stock of the company unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of the State of Nevada.

Registration Rights

    We granted to Mercator Momentum Fund, L.P. and/or its assigns certain registration rights. The registration statement accompanying this prospectus will register such shares upon effectiveness. The cost of the registration will be borne by us.

Net Proceeds

The total amount of proceeds to be raised in the issuance of common stock to Mercator Momentum Fund, L.P will be $10,000,000. However, we expect to incur expenses of approximately $25,000, consisting primarily of professional fees incurred in connection with registering the 10,000,000 shares of common stock.

Use of Proceeds

    We intend to use the net proceeds received under the Equity Line of Credit for general corporate purposes and working capital. Please see "Use of Proceeds."

Item 9.    LEGAL PROCEEDINGS

    Other than as set forth below, the Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

SEC Injunction.

    In April 1997, JR Consulting, Inc. consented to the entry of a permanent injunction against it, obtained by the Securities and Exchange Commission, for the company's failure to file reports on a timely basis. Up to April 1997, JR Consulting, Inc. had not filed timely with the SEC the annual report on Form 10-KSB for the year ended June 30, 1996, the interim reports on Form 10-QSB for the quarters ended September 30, and December 31, 1996.

    Subsequent to the consent of the injunction, JR Consulting, Inc. failed to file timely the annual reports on Form 10-KSB for the years ended June 30, 1997, June 30, 1998, and June 30, 1999; and interim reports on Form 10-QSB for the quarters ended March 31, 1997, September 30, 1997, December 31, 1997, September 30, 1998, December 31, 1998, March 31, 1999, September 30, 1999, December 31, 1999, and March 31, 2000. Management believes that its violation of the SEC injunction will not have a material adverse effect on the financial position of the company.

    Subsequent to the corporate combination between JR Consulting and Providential Securities, Inc. in January 2000, the company failed to file timely the annual reports for the years ended June 30, 2000 and June 30, 2001; and interim reports on Form 10-QSB for the quarters ended September 30, 2000, December 31, 2000, March 31, 2001, and September 30, 2001 primarily due to the delayed audit of Diva Entertainment, Inc. and subsidiaries, which were divested as of June 30, 2000. Since December 31, 2001 the company has filed timely the interim reports on Form 10-QSB for the quarters ended December 31, 2001 and March 31, 2002 and will ensure that it files the annual and interim reports on a timely basis in the future.

NASD Examination.

    After the completion of a routine audit of Providential Securities, Inc. the National Association of Securities Dealers, Inc. alleged that this company violated certain provisions of the NASD's Conduct Rules and rules of the Securities and Exchange Commission, as follows:

    A.     That in connection with a private placement, Providential Securities, acting through Henry Fahman, made certain misrepresentations or omissions in soliciting investments from public customers through its private placement memorandum. By making such misrepresentations, Providential Securities and Henry Fahman violated SEC Rule 10b-5 and Conduct Rule 2120.

    B.     That Providential Securities' use of the private placement funds for the company's own operational purposes (other than those represented in the private placement memorandum) amounted to conversion or improper use of those funds thus violating the Conduct Rules 2110 and 2330

    C.     That Providential Securities, acting through Henry Fahman, violated SEC Rule 15c2-4, SEC Rule 10b-9, and Conduct Rule 2110 00 (a) by not utilizing an escrow account for the investment funds received, (b) by not retaining the private placement funds until the minimum requirement was met, and (c) by not refunding these funds to the customers when the minimum was not met, or not met in a timely manner.

    D.     That by receiving and controlling funds from public customers in connection with the private placement, Providential Securities became obligated to comply with the full provisions of SEC Rule 15c3-3 (during the period of January through at least March, 1999, Providential, through Henry Fahman, and Providential Securities' financial and operations principal, Theodore Fahman, failed to compute the reserve requirements, and set aside appropriate reserves for customer protection.

    E.     That Providential Securities, acting through Henry Fahman, in violation of Conduct Rule 3010(a) and Membership and Registration Rule 1018, had operated three non-registered supervisory jurisdiction branch offices, and that while Providential Securities' membership agreement limited the firm's branch activities to two branches, there were at least nine branch operations while the application for additional branch offices had lapsed and had not been approved by the local District of the NASD, thereby violating Conduct Rule 2110 and Membership and Registration Rule 1014.

    F.     That both Providential Securities and Henry Fahman have also violated Membership and Registration Rule 1030 for failing to enforce Membership and Registration Rule 1031(a) by allowing four individuals with registration deficiencies to conduct a securities business during much of 1998 and 1999.

    G.     That Providential Securities and Henry Fahman failed to comply with Membership and Registration Rule 1030 by failing to enforce Rule 1032(f) by allowing five individuals to act in the capacity of equity trader with registration deficiencies as Limited Representative-Equity Traders.

    H.     That Providential Securities and Henry Fahman also violated Membership and Registration Rule 1120 and Conduct Rule 2110 by permitting a broker to conduct business and earn commissions while his status was "inactive" as a result of his failing to complete his continuing education requirements.  Without admitting or denying the allegations, Providential Securities and Henry Fahman voluntarily submitted a Letter of Acceptance, Waiver and Consent, which was accepted by NASD Regulation, Inc. on October 27, 2000.  Providential Securities shall be censured, fined $115,000.00 and shall offer rescission to those public customers who participated in the Providential Private Placement. Providential Securities shall provide proof in form satisfactory to NASDR District 2 staff of its offer of rescission to the customers who participated in the Providential Private Placement.  Henry Fahman is banned, in all capacities, from being employed by any NASD member.

LITIGATION

LEGAL PROCEEDINGS SETTLED AND UNPAID AS OF SEPTEMBER 30, 2002:

QUANG VAN CAO AND NHAN THI NGUYEN CAO VS. PROVIDENTIAL SECURITIES, INC. ET AL.

    This case was originally submitted to Orange County Superior Court, California on June 25, 1997 (Case No. 781121) and subsequently moved to NASD Dispute resolution for arbitration. On or about August 24, 2000, the Company's legal counsel negotiated with the Claimant's counsel and unilaterally reached a settlement that had not been approved by the Company. While the Company was in the process of re-negotiating the terms of said settlement, the Claimants filed a request for arbitration hearing before the National Association of Securities Dealers on October 4, 2000 (Case No. 99-03160) Thereafter, the Claimants filed a complaint with the Orange County Superior Court, California on October 31, 2000 (Case No. 00CC13067) for alleged breach of contract for damages in the sum of $75,000.00 plus pre-judgment interest, costs incurred in connection with the complaint, and other relief. Without admitting or denying any allegations, the Company reached a settlement agreement with the Claimants whereby the Company would pay the Claimants a total of $62,500.00 plus $4,500.00 in administrative costs.

A judgment for $79,000.00 has been entered against the Company.  The settlement amount has been accrued in the accompanying consolidated financial statements.  As op the date of this registration statement, a partial satisfaction of $4,000 has been paid toward the total entered amount.

COFFIN COMMUNICATIONS GROUP VS. PROVIDENTIAL HOLDINGS, INC.

On February 19, 2002 Coffin Communications Group filed a complaint with Superior Court of California, County of Los Angeles Limited Jurisdiction, against the Company (Case No. 02E01535) for $8,500 plus prejudgment interest, attorney's fees and costs, and other and further relief. This claim is in connection with investor relations' services rendered by Coffin Communications Group. The Company intends to settle this case. The sought amount of $8,500 (excluding interest) has been accrued in the accompanying consolidated financial statements as of June 30, 2002. As of the date of this prospectus, the Company has settled this case and agreed to pay off the balance plus accrued interest by February 2003.

PENDING LITIGATION:

DOW JONES & COMPANY, INC. VS. PROVIDENTIAL SECURITIES, INC. AND PROVIDENTIAL HOLDINGS, INC.

On March 19, 2002 Dow Jones & Company filed a complaint with the Superior Court of California, County of Orange, West Justice Center (Case No. 02WL1633), against Providential Securities, Inc., the discontinued operations of the Company, and Providential Holdings, Inc. for $9,973.10 plus prejudgment interest at the rate of ten (10%) per annum from November 1, 2000, reasonable attorneys' fees and other and further relief. This claim is in connection with services allegedly rendered by the Plaintiff to Providential Securities, Inc. prior to November 2000. The Company intends to settle this case. The sought amount of $9,973.10 (excluding interest) has been accrued in Accrued Expenses in the accompanying consolidated financial statements as of June 30, 2002.

CONSECO FINANCE VENDOR SERVICES CORPORATION FKA GREEN TREE VENDOR SERVICES CORPORATION VS. PROVIDENTIAL SECURITIES, INC., HENRY D. FAHMAN AND TINA T. PHAN

In September 1997 Providential Securities, Inc. entered into a written Lease Agreement to lease certain items of equipment from Green Tree Vendor Services, in return for which Providential Securities, Inc. agreed to pay thirty-six monthly installments, each in the amount of $1,552.01. On or about September 12, 2000, and subsequently, Providential Securities, Inc. was unable to make the monthly payments to Claimant due to the lack of revenues following the interruption and subsequent closure of its securities brokerage operations. (See Note 16) Claimant filed a complaint for money with the Superior Court of the State of California, County of Orange (Case No. 01CC02613) on February 23, 2001 seeking $39,102.50 plus interest thereon at the legal rate from September 12, 2000. Providential Securities, Inc. intends to settle this case. The sought amount of $39,102 (excluding interest) has been accrued in the accompanying consolidated financial statements.

FRANCIS VAUSE, MARK VAUSE, FRANCIS VAUSE, JR., IAN VAUSE AND MARGARET HODSON VS. JERSEY TRANSFER & TRUST COMPANY AND PROVIDENTIAL HOLDINGS, INC.

Claimants filed a complaint with the United States District Court, District of New Jersey (Case No. 00-4353(JAGF) on September 6, 2000 seeking damages of $500,000.00 against Jersey Transfer & Trust Company and Providential Holdings, Inc. for refusing to remove the restrictive legends and register a total of 568,332 shares of Rule 144 stock held by Claimants. Providential Holdings, Inc. and Jersey Transfer & Trust Company ("Defendants") relied on representation by the former management of JR Consulting, Inc., later changed to Providential Holdings, Inc., that the captioned shares were not free of all encumbrances and were issued for invalid consideration. This case is still pending and the Company has filed a cross-claim against Peter Zachariou, the former president of JR Consulting, Inc. The sought amount of $500,000 has been accrued in Accrued Expenses in the accompanying consolidated financial statements.

JAMES C. HU VS. MINGMAN HU AND PROVIDENTIAL SECURITIES, INC.

Mingman Hu was a registered representative with Providential Securities, Inc. who served Claimant's investment account. Claimant filed a complaint with the Los Angeles County Superior Court, Northeast District on April 27, 2001 (Case No. G0027156) seeking compensatory damages in the amount of $11,609.11 plus 12% interest and emotional distress damages in excess of $50,000.00 for Mingman Hu's failure to honor her written agreement with Claimant. Mingman Hu was an independent contractor with Providential Securities, Inc. and was responsible for any alleged claims by Claimant.  This case was dismissed by the Los Angeles County Superior Court subsequent to the quarter ended September 30, 2002 and then rescheduled for trial on March 10, 2003 due to Plaintiff's petition.  The sought amount of $61,609 (excluding interest) has been accrued in the accompanying consolidated financial statements.

LAWRENCE NGUYEN VS. HENRY D. FAHMAN, PROVIDENTIAL HOLDINGS, INC. AND HUNG NGUYEN aka TONY NGUYEN

On December 19, 2000 Henry D. Fahman executed a Demand Promissory Note and pledged 1,049,600 shares of common stock of Providential Holdings, Inc. for a personal loan in the amount of $150,000.00 from Claimant. This note was amended on February 22, 2001 to mature on March 19, 2001. Henry D. Fahman repaid $25,000.00 to Claimant and requested an extension for repayment of said note to July 15, 2001, which was agreed by Claimant and guaranteed by Derek Nguyen, a mutual friend of both Claimant's and Henry D. Fahman's. On May 31, 2001, Claimant filed a complaint with the Superior Court of California, County of Orange, Central Justice Center (Case No. 01CC07055) seeking $125,000.00 plus interest at the highest rate allowed by law from and after December 19, 2000, attorney fees and costs, exemplary and punitive damages, and ownership of the pledged shares of common stock of Providential Holdings, Inc. As of the date of this report, Henry Fahman has repaid the Claimant a total of $45,000 and is committed to repaying the remaining balance plus interest and legal costs. The Company has not accrued any amount relating to this case in the accompanying consolidated financial statements.

IMPERIAL BUSINESS CREDIT, INC. VS. PROVIDENTIAL SECURITIES, INC., TINA T. PHAN, TIMOTHY DACK FAHMAN, THEODORE DACK FAHMAN, AND HENRY DACK FAHMAN.

On or about November 20, 1997, Nara Bank, N.A. and Providential Securities, Inc. entered into a Written Lease Agreement ("Agreement") wherein Nara Bank, N.A. agreed to lease certain computer equipment to Providential Securities, Inc. Thereafter, the Agreement was assigned from Nara Bank, N.A. to Claimant's Assignor Oak Financial Services. Thereafter, the Agreement was assigned from Claimant's Assignor to Claimant. Pursuant to the terms of the Agreement, Providential Securities, Inc. agreed to pay Nara Bank, N.A. the sum of $1,187.40 per month for sixty months. On or about September 15, 2000, and subsequently, Providential Securities, Inc. was unable to make the monthly payments to Claimant due to the lack of revenues following the interruption and subsequent closure of its securities brokerage operations. (See Note 16) Claimant filed a complaint for money with the Superior Court of the State of California, County of Orange (Case No. 01CC07697) on June 14, 2001 seeking $30,873.40 plus interest thereon at the rate of ten percent (10%) per annum from September 15, 2000. This case was settled on December 17, 2001. However, since Providential Securities, Inc. was unable to pay the settlement amount, Claimant entered a judgment for $79,681 on January 23,2002. Subsequently, $12,000 was paid by Mr. Fahman. The unpaid judgment amount has been accrued in the accompanying consolidated financial statements.

NGON VU VS. PROVIDENTIAL SECURITIES, INC.

Claimant was a former employee of Providential Securities, Inc. who was laid off in 2000 due to closure of business.  The Claimant complained to the Department of Industrial Relations (DIR) for allegedly unpaid vacation and salaries.  On June 13, 2001, the DIR filed a request to enter a judgment against Providential Securities, Inc. for $9,073.64 including wages and interest, penalty, post hearing and filing fee. Providential Securities, Inc. is appealing the request for judgment. The sought amount of $9,074 has been accrued in the accompanying consolidated financial statements.

Item 10.    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL

                  PERSONS

The names, ages, and respective positions of the directors, officers, and key employees of the Company are set forth below. The directors named below will serve until the next annual meeting of the Company's shareholders or until their successors are duly elected and have qualified. Directors will be elected for a one-year term at the annual shareholders' meeting. Officers will hold their positions at the will of the Board of Directors, absent any employment agreement, of which none currently exist or are contemplated. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the company's affairs.

Directors and Officers.

Henry D. Fahman, Chief Executive Officer/Chairman of the Board.

    Mr. Fahman, age 49, has gained extensive background in finance, investments, project management and general management. He holds a B.S., magna cum laude, in business administration with emphasis in finance and economic analysis and policy from the University of Berkeley, CA. He also attended Executive Education at Harvard Business School and Stanford University. He currently serves on the Board of Trustees of Union College of California and on the Board of Directors of Vietnamese Alliance Church of San Gabriel Valley, CA and Vietnamese World Christian Fellowship. From 1992 to 2000 he served as Chairman of the Board and President of Providential Securities, Inc. From January 2000 to the present has served as Chairman of the Board and Chief Executive Officer of Providential Holdings, Inc.

Tina T. Phan, Secretary/Treasurer/Director.

    Mrs. Phan, age 35, has a B.S. in business administration and management information systems from Cal State University in Los Angeles. She also holds principal licenses in general securities, options and finance and operations. From 1995 to 2000 she served as Director and Vice President of Operations of Providential Securities, Inc. From 2000 to the present she has served as Director, Secretary and Treasurer of Providential Holdings, Inc.

Thorman Hwinn: Director, President of Provimex Division

    Mr. Hwinn earned his MBA in the United States and a Master's Degree in Economics and Bachelor's degrees in philosophy, economics and mathematics in Vietnam.

    Mr. Hwinn has most recently held managerial positions for retailers catering to the Vietnamese-American community in California. From 2001 to the present he has served as President of Asia Supermarket in Fountain Valley, CA and concurrently President of Provimex Division of the Company.

    From 1999 to 2001, he served as General Manager of Vinh Phat Supermarket in Westminster, CA. From 1994 to 1999 he served as General Manager of Vanco Trading, Inc. in Westminster, CA. From 1993 to 1994 he was Vice President of Vinusa investment & Holding Company. Previously, he served as a Professor at Vietnam's University of Finance and Director of the Mathematics Department and as an economic specialist at the Cabinet level for the Vice Prime Minister's Office for Economic Development and a banking specialist with the Agricultural Development Bank of Vietnam.

Keith Wong, Director, President and CEO of ATC Technology Corp

    Mr. Wong, inventor and founder of ATC Technology, received his Bachelor's of Science degree from Rutgers University and Master's of Science Degree from Northeastern University. Mr. Wong owns an engineering design award from GE, owns a US utility patent and currently has numerous pending patents. Mr. Wong has gained over 20 years experience in electronic engineering and marketing while working for corporate giants GE, Tektronix and Coherent Inc. Mr. Wong has been developing high quality consumer electronic products since 1987. From June 2001 to the present, he has served as President & CEO of ATC Technology Corporation, Tempe, AZ. From October 1989 to June 2001 he served as President & CEO of Amtel International Corp, Summerset, NJ.

Gene M. Bennett, CPA, Chief Financial Officer

    Mr. Bennett has over 20 years of experience as a Chief Financial Officer, controller, professor and consultant. He holds an MBA from Michigan State University and is a CPA. Mr. Bennett has assisted firms in going public, in participating in mergers and acquisitions, and in forming strategic partnerships. Mr. Bennett has served as Chief Financial Officer of many companies operating in various fields. From 1997 to the present, he served as CFO and Advisor to Management for ProCFO, Inc. From 1994 to 1998, he served as Chief Financial Officer for BBI Holdings, Inc., California. From 1992 to 1994 he was a Professor of Law and Business at Chaminade University of Honolulu, Hawaii.

Tam T. Bui, Chief Technology Officer

Mr. Bui holds Bachelor and Master of science degrees from the University of Minnesota and has attended continuing Education at the University of California, Los Angeles. He has over 18 years of experience with Honeywell, Inc. as Senior Computer Application and Production Engineer.

    From 1989 to the present, he served as Program Manager, Implementation Manager, Project Manager, and Project Leader at TRW, Inc., Redondo Beach, California. His most recent responsibility has been the implementation of LAPD Emergency Command control Communications Systems.

    The Company currently utilizes certain professional services on a contractual basis and is in the process of recruiting additional corporate officers and staff.

Item 11.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

                 MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of shares of the company's common stock as of January 20, 2003 (62,051,591 issued and outstanding, including shares of treasury stock) by (i) all shareholders known to the company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors and executive officers of the company individually and as a group:

Title of Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)	Percent of Class
Common Stock	Henry D. Fahman, 8700 Warner Ave., Fountain Valley, California 92708	5,503,246 (3)	10.14%
Common Stock	Nhi T. Le, 11 Thunder Trail, Irvine, CA 92614	5,571,541	10.26%
Common Stock	Keith Wong, 2129 E. Cedar Tempe, AZ 85281	2,485,582	4.58%
Common Stock	Tina T. Phan (4) 8700 Warner Ave., Fountain Valley, California 92708	1,095,889	2.02%
Common Stock	Shares of all directors and executive officers as a group (3 persons)	9,084,717	16.74%

(1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) Other than as set forth in footnote 3, none of these security holders has the right to acquire any amount of the shares within the next sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(3)  Included within this total is 25,000 shares of convertible preferred shares of Providential Securities, Inc. which may be converted to common stock of the Company.

(4)  Tina Phan is the wife of Henry Fahman

Item 12.    DESCRIPTION OF SECURITIES

General Description

    The securities being offered are shares of common stock. The Company's Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, with a par value of $0.04. The holders of the shares:

(a)  Have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company;

(b)  Are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company; and

(c)  Are entitled to one cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights:

(c)  Special voting rights;

(d)  Preference as to dividends or interest;

(e)  Preemptive rights to purchase in new issues of shares;

 (f)  Preference upon liquidation; or

 (g)  Any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise.

As of January 20, 2003 the Company had 63,085,152 shares of common stock issued and outstanding, including 8,800,000 shares of treasury stock.

Preferred Stock

The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of Class B Preferred Stock, with a par value of $0.001, the rights and privileges of which will be determined by the Board of Directors of the Company. As of the date of this registration statement there is no preferred stock issued and outstanding.

Convertible Preferred Shares of Subsidiary

    In December 1998, Providential Securities, Inc. sold its preferred stock at the price of $5.00 per share to a total of 22 individuals and firms. This offering resulted in the sale of a total of 103,000 shares for a total consideration of $515,000. Under the terms of the Corporate Combination Agreement between the Company and Providential Securities, all of the holders of the preferred stock are entitled to convert their shares into shares of common stock of the Company on the basis of 1.184 shares of common stock for each share of preferred stock of Providential Securities, Inc. The Company has reserved 121,957 shares of its common stock for the conversion of said preferred shares. As a result of an Acceptance, Waiver and Consent between Providential Securities, Inc. and the National Association of Securities Dealers in October 2000, the company has offered a rescission to the investors of these preferred shares. As of the date of this prospectus, 13,000 shares of preferred stock of Providential Securities, Inc. have been redeemed, leaving 90,000 shares issued and outstanding which will be redeemed by the company when there is sufficient cash or when these shares may be converted into common shares of the company.

Cumulative voting

    Although the Company is incorporated in Nevada, which does not require cumulative voting, the Company is required under California law to provide such voting based on its status as a pseudo California corporation. Therefore, the holders of shares of common stock of the Company do have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, cannot elect all of the directors to be elected, if the minority shareholders so choose. In such event, the holders of the remaining shares will be able to elect at least one of the Company's directors.

Dividends

    The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its shareholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

    A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's shareholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the Company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible anti-takeover effects of authorized but unissued stock.

    The Company's current authorized but unissued capital stock consists of 251,467,131 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to make it more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without shareholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent shareholders or shareholder's group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors by effecting an acquisition that might complicate or preclude the takeover.

Transfer Agent

Jersey Transfer & Trust Co., 201 Bloomfield Avenue, Verona, New Jersey 07044, acts as transfer agent and registrar for the Company.

Item 13.    INTEREST OF NAMED EXPERTS AND COUNSEL

    No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.

Item 14.    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

                  SECURITIES ACT LIABILITIES

Indemnification.

(a)  Bylaws.

The Company's Articles of Incorporation do not have provisions dealing with indemnification. The Bylaws of the Company provide the following with respect to indemnification:

    Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the company or is or was serving at the request of the company or for its benefit as a director or officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general company law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the company. Such right of indemnification is a contract right which may be enforced in any manner desired by such person. Such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have.

    The Board of Directors may cause the company to purchase and maintain insurance on behalf of any director or officer of the company, or any person who is or was serving at the request of the company as a director or officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the company would have the power to indemnify such person.

    The Board of Directors may from time to time adopt further bylaws with respect to indemnification and may amend its current bylaws to provide at all times the fullest indemnification permitted by the general corporation law of the State of Nevada.

    As the Company is incorporated in the State of Nevada, the provisions of the Nevada Revised Statutes with regard to indemnification apply to the Company. However, the indemnification provisions under the California Corporations Code apply to any action which arises in California since the Company is considered to be a pseudo California corporation under Section 2115 of this Code. Both sets of statutes are presented below:

(b)  Nevada Revised Statutes.

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

    (1)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his or her conduct was unlawful.

    (2)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    (3)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 above, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

    (1)  Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the shareholders;

(b)  By majority vote of the board of directors a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)  If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)  If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

    (2)  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the corporation. These above provisions do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

    (3)  The indemnification and advancement of expenses authorized in NRS 78.7502 or ordered by a court pursuant to this section:

(a)  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2 above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)  Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

    (1)  A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

    (2)  The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a)  The creation of a trust fund.

(b)  The establishment of a program of self-insurance.

(c)  The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(d)  The establishment of a letter of credit, guaranty or surety.

    No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

    (3)  Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

    (4)  In the absence of fraud:

(a)  The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b)  The insurance or other financial arrangement:

(i)  Is not void or voidable; and

(ii)  Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

    (5)  A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

(c)  California Corporations Code, Section 317.

    (1)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

    (2)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

    No indemnification shall be made under this subdivision for any of the following:

(a)  In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(b)  Of amounts paid in settling or otherwise disposing of a pending action without court approval.

(c)  Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d)  To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e)  Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

(i)  A majority vote of a quorum consisting of directors who are not parties to such proceeding.

(ii)  If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

(iii)  Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon.

(iv)  The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

(f)  Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

(g)  The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

(h)  No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (4) of subdivision (e), in any circumstance where it appears:

(i)  That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

(ii)  That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

    (3)  A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

(A)  If the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or

(B)  (a) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (b) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (c) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

Undertaking.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.    ORGANIZATION WITHIN LAST FIVE YEARS

The names of our officers and directors are disclosed elsewhere in this Form SB-2. None of these individuals, as promoters, has received anything of value from the Company.

Item 16.    DESCRIPTION OF BUSINESS

Company History

The Company was originally incorporated under the laws of the State of Nevada as JR Consulting, Inc. on June 8, 1982. From its inception through September 7, 1995, the Company generated nominal revenues and, prior to September 7, 1995, the Company did not actively engage in business for at least one fiscal year. On January 12, 2000, the Company consummated a reverse-merger with Providential Securities, Inc., a California corporation, and changed its name from "JR Consulting, Inc." to "Providential Securities, Inc.," a Nevada corporation. On February 9, 2000, the name of the Company was changed to "Providential Holdings, Inc."

Discontinued Operations

On December 29, 1997, the Company formed Que Management Inc., which was incorporated under the laws of the State of New York. On April 3,1998, the Company formed Diva Entertainment, Inc., a Florida corporation and holding Company ("Diva-Florida"). The Company obtained all the shares of Prima Eastwest Model Management, Inc., a California corporation, through an exchange agreement entered into in February 1996. During the fiscal year ended June 30, 1998, Diva-Florida issued 4,500,000 shares of common stock to the Company in exchange for 100% of the outstanding common stock of Que and Prima Eastwest. The shares issued were valued at the historical cost of the company's investment in Prima Eastwest and Que.

Effective April 1, 1999, the Company entered into a series of transactions pursuant to which it became the controlling shareholder of Diva Entertainment, Inc., a Delaware corporation formerly known as Quasar Projects Company ("Diva-Delaware"), and made Diva-Florida (a 95.3% owned subsidiary) a subsidiary of Diva-Delaware. In connection with the reorganization, the company received 4,225,000 shares of Diva-Delaware's common stock, representing 76.8% of the outstanding common stock of Diva-Delaware, in exchange for the company's 95.3% equity interest in Diva-Florida.

Also in connection with the reorganization, the company agreed to convert $3,000,000 of debt owed to it by Diva-Florida into 3,000 shares of Series B Redeemable Convertible Stock of the company. In addition, the company entered into an option agreement with Diva-Delaware, allowing the company to maintain its ownership percentage of the outstanding common stock of Diva-Delaware in a range between 65% and 92%, exclusive of any conversions of the Series B Redeemable Convertible Preferred Stock into shares of common stock of Diva-Delaware. The merger was contingent upon the Diva-Delaware selling 350 shares of Series A Convertible Preferred Stock at $2,000 per share to private investors. As of the effective date of the merger, 375 shares of Series A Convertible Stock were sold to investors, resulting in approximately $750,000 of gross proceeds to Diva-Delaware.

Until their divestiture effective as of June 30, 2000 (for no consideration to former shareholders of the company), the company owned, operated and managed modeling agencies through Que Management and Prima Eastwest.

The company formerly owned a subsidiary, Benatone Limited, which was engaged in the manufacture and sale of screwless rewireable electrical plugs and the assembly of small electrical accessories for third party manufacturers in the United Kingdom. Effective June 30, 1999, the company sold its shares of Benatone Limited.

Providential Securities, Inc., incorporated in 1992, as a California corporation, was engaged in the securities brokerage business. This firm entered into a corporate combination agreement with the company when its name was still JR Consulting, Inc. effective January 14, 2000, whereby the company agreed to acquire all of the issued and outstanding shares of capital stock of Providential Securities as of the closing date of the agreement in exchange for 20,000,000 shares of JR Consulting, which number of JR Consulting shares assumed the effectuation of a 2-for-1 reverse stock split. The JR Consulting shares were restricted against resale pursuant to the provisions of federal and state securities laws. Providential Securities' shareholders of record as of the effective date owned approximately 82% of JR Consulting common stock, and the transaction was subject to regulatory approval. On February 9, 2000, the name of the company was changed to Providential Holdings, Inc.

Portfolio Companies

Our current business portfolio consists of the following, including pending acquisitions and investments as described herein

A.  PHI Technologies

These companies form one group of technology driven but diverse corporate interests.

1.  ATC Technology Corp.

ATC Technology Corporation ("ATC"), a wholly-owned subsidiary of the Company, is a manufacturer of mobile entertainment products, including Vidego, Gamego and Moviego.

The Vidego, winner of the prestigious 2001 Innovation Engineering and Design Award from IDSA (Industrial Designers Society of America), is one of the finest and more affordable car theater systems available to consumers. With its wireless viewing monitor, which attaches easily to the back of any automobile headrest, the patent-pending Vidego system provides consumers with the highest quality DVD and Video players and hours of entertainment while traveling.

Launched in 2002, the Gamego allows people of all ages the opportunity to play video games in the car, RV, SUV, van or boat by connecting our product to an existing Microsoft X-Box, Sony Playstation2, or Nintendo Gamecube. Like the Vidego, the Gamego also has a viewing monitor which attaches easily to the back of any automobile headrest. Its portability enables video-gamers to take their favorite videogames out of the home and to the places they want to be.

Introduced in January 2003, Moviego is a mobile DVD movie system with a large 10.4" LCD display screen that can be transferred from any vehicle and also for in-home use. This is one of the largest portable video screens to be offered in mobile electronics today without the need of any "hard wire" vehicle installation of any kind.

Founded in 2001, ATC Technology Corporation currently sells both of these exciting U.S. manufactured products in the United States, Mexico, Canada, Denmark, Panama, and Great Britain. It is also selling directly to well-known car dealers such as: Land Rover, Mercedes Benz, Lexus, Ford, Honda and Toyota. ATC expects to soon see its products on the shelves of major superstores throughout North America.

PHI has acquired 100% of ATC Technology Corp for 4,000,000 shares of restricted stock of the Company and $500,000 in demand promissory notes, 50% of which will be due nine months and the balance eighteen months after the closing of the acquisition.

2. Vinet Communications, Inc.:

Established in 1996 as a California corporation, Vinet Communications is a full-service IT solutions provider that furnishes web hosting, web design, software programming, project management and other IT services to both individuals and businesses. On January 22, 2003, the Company signed a definitive agreement to acquire 51% of Vinet Communications for $400,000 in cash. This transaction is scheduled to close on or about February 28, 2003.

3. Nettel Global Communication Corp

A Delaware corporation, Nettel Global Communication Corp. ("Nettel") provides long-distance telephony and Voice-Over-Internet Protocol (VoIP) services and operates an import and export division. The Company has signed a definitive agreement to acquire 46.5% of Nettel for $2,500,000 in non-interest bearing promissory notes. The transaction was closed on January 17, 2003. Based on existing purchase orders and pending contracts, Nettel's management believes that with adequate financing this company will be able to generate more than $400 million in revenue by the end of 2004.

4. Slim Tech, Inc.

A Nevada start-up company, Slim Tech, Inc. focuses on the distribution of LCD (Liquid Crystal Display) and consumer electronics products. The Company currently owns 56.67% of Slim Tech, Inc.'s issued and outstanding common stock of Slim Tech, Inc.

Slim Tech has received orders for LCD flat-screen monitors valued at more than $300 million from the China-based Dajirbao Xiamen Foreign Economic and Trade Group and Kingmicro Tech, Inc. in Northern California but has not been able to secure the financing to commence shipments of these products. Slim Tech, Inc. may have to start with smaller incremental shipments until additional funding is available.

5. ClearPass, Inc.:

A Nevada startup corporation, ClearPass, Inc. focuses on identification technology using a biometric chip originally developed by Lucent/Bell Labs to provide authentication security for a wide array of individual, commercial and governmental applications, including online transactions, prevention of identity theft, and Homeland Defense measures.  The Company currently controls 51% equity interest in ClearPass, Inc.

B. PHI Capital Services

1. Providential Advisory Services, Inc.

Providential Advisory Services, Inc. was formed in February 2000 as a California corporation. Its mission is to create distinctive value and enrich client's lives by providing high quality investment advisory services that help improve their asset value over time. Providential Advisory Service is currently in the process of registering with the appropriate jurisdictions to become a Registered investment Advisor. Providential Advisory Service will seek to provide investment advisory services to individual and institutional clients for both short-term and long-term results. Providential Advisory Services' planned web site address is www.Adviserpros.com. The Company purchased 60 percent of the outstanding shares of this entity in July 2001 for $1,000. As of the date of this prospectus this corporation has had no sales, cost of sales or gross profit.

2.  M&A Services

The company manages its own M & A activities and also provides advisory services to other companies for a fee. The company has successfully assisted Datalogic Consulting, Inc. and Lexor International, Inc. with respect to their merger plans and has earned approximately 10% equity stake in each of these companies. The company expects to expand its M & A activities and services in the near future.

3.  PHI Express

A wholly-owned division of the Company, PHI Express is in the process of applying for a license from the California Department of Financial Institutions to engage in the business of transmitting money to foreign countries.

       4.  Partnering Agreement with Tango Equity Incorporated

The Company has recently entered into a partnering agreement with Tango Equity Incorporated, a Florida corporation with offices at 244 West 54th Street, 5th Floor, New York, NY 10019, to expand its M&A activities and services.

According to the terms of the agreement, Tango Incorporated and Providential Holdings will work together to develop transaction opportunities, exchange information concerning clients, capital sources and contact networks, and share commissions, fees and other revenues that may be generated from these joint activities.

C.  PHI International

These companies represent PHI's interest in international opportunities, focusing primarily on Vietnam.

1.  Joint Venture with Chu Lai Industrial Zone:

The Company has entered into an agreement with Chu Lai Industrial Zone (the "Chu Lai Zone") Authority, Quang Nam Province, Central Vietnam, to develop this industrial and export processing zone, to upgrade a paper mill, and to implement two to five investment projects in Chu Lai by the end of 2002. On May 4, 2001, the government of Vietnam approved a $50 million infrastructure development program targeting the Chu Lai Zone. Construction began on May 18, 2001.

Chu Lai is centrally located near three Southeast Asian nations and is convenient to Vietnam's Highway One, the Trans-Viet Railroad, an international port suitable for ocean-going ships and a major airport. Part of the overall plan that includes 27,000 acres, the North Chu Lai Industrial Zone has set aside 740 acres for facilities engaged in paper products, agricultural, maritime and forest products, consumer electronics, leather and footwear manufacturing, food and beverage operations and glassware and crystal fabrication.

Foreign investment entities approved for development projects in the Chu Lai Industrial Zone enjoy opportunities to lease land at $0.001 per square foot/year, to secure 50-year leases renewable for 20 years, plus exemptions from national and provincial land use taxes, a 10-year income-tax holiday, and exemptions from export taxes from two to four years, based on the size of the investment made.

According to this agreement, the Chu Lai Zone will provide the necessary infrastructure and the Company will be the manager organizing the different companies that will operate their businesses at this location. The Company is conducting a study to set up a manufacturing platform for various US and foreign companies that wish to reduce their labor costs.

2.  Joint Venture with International Consulting and Training Center (ICTC), Ministry of Trade of Vietnam:

International Center for Training and Consulting (ICTC) is an organization under the Ministry of Trade of Vietnam that promotes economics, trade, investment and training activities between Vietnam and foreign organizations. Providential Holdings, Inc. and ICTC signed an agreement in March 2001 to cooperate in the areas of trade, economics, and technology. ICTC is responsible for representing Providential Holdings in connection with appropriate Vietnamese organizations, businesses, and individual businessmen and investors in Vietnam. ICTC will also perform consulting services and provide information on various economic, trade and investment projects as may be required by the company. Fees between the parties will be negotiated on a project basis. As of the date of this prospectus, there have been only two projects initiated:  one for a pending proposal to acquire 60% of Delta Co, Ltd., a manufacturer of electric bicycles in Ho Chi Minh City and one to acquire 60% of Nam Hiep Co., a manufacturer of organic fertilizer in Binh Duong Province, Vietnam.

3.  Joint Venture with Minh Hieu Joint Stock Company, Ho Chi Minh City, Vietnam:

On January 1, 2002, the Company entered into an agreement with Minh Hieu Joint Stock Company of Ho Chi Minh City, Vietnam to form "Providential JVC," a joint venture company under the laws of the Socialist Republic of Vietnam. According to the terms of the agreement, the Company will contribute $140,000 to the initial required capital and own 70% of Providential JVC while Minh Hieu Company will contribute $60,000 for 30% of the joint venture enterprise. Providential JVC's main line of business will include industrial garments, packaging products and accessories. No capital contribution has been made to date.

4. Agreement with Center of Telecom Technology of Vietnam:

On March 23, 2002, the Company entered into a Memorandum of Agreement and Principle Contract with Center of Telecom Technology (CTT) under the National Center for Natural Science & Technology, Vietnam, to collaborate in various business ventures that may be mutually beneficial to both parties, and in particular, to form joint venture enterprises or strategic alliances with appropriate Vietnamese entities to provide wireless access for various organizations and end-users throughout Vietnam. Both parties shall also collaborate to provide advisory and consulting services to various domestic and foreign companies.  CTT is a government organization under the National Center for Natural Science and Technology of Vietnam. Established in 1990, CTT's mission is to recruit and develop professionals in the areas of electronics, telecommunications, and information technology and to provide related products based on advanced technologies. One of CCT's largest customers is the Vietnamese Postal and Telecommunications Services. CTT also focuses on rural telecommunications in Vietnam.

As of the date of this prospectus, no joint venture agreement or strategic alliance has been formed for the proposed wireless business venture.

5. Manna Technologies

The Company entered into a Joint Venture Agreement with HTV Co., Ltd. of Ho Chi Minh City, Vietnam in January 2001 to form Manna Technologies for the purpose of manufacturing LCD products. Manna Technologies received its permit from the Vietnamese government in March 2001. The Company has been working to secure funding for the cost of the plant, which is expected to be approximately $35 million. The construction has not started and is expected to take at least nine months to complete after funding is available. Management estimates that, once established, the plant may generate up to $500 million in revenues by its third year of operation.

Effective November 23, 2001, the Company entered into a joint venture agreement with Mimi Ban, an individual, whereby Mimi Ban would transfer the liquid crystal display (LCD) technologies to Providential for the purpose of setting up and operating one or more LCD manufacturing plants in Vietnam. According to the joint venture agreement, Mimi Ban will share 30%, Providential Holdings, Inc. will share 60% and other business partners and investors, including HTV Co., Ltd., will share 10% of the net profits that will be generated from any and all LCD plant(s) that will be established in Vietnam and elsewhere as a result of this agreement. This joint venture agreement supersedes all prior agreements, arrangements an covenants, including but not limited to the Joint Venture Agreement between Boxo, Inc. and the Company dated January 4, 2001 and the Letter of Intent between Boxo, Inc. and the Company dated December 20, 2000 and any amendment thereof. As of the date of this prospectus, there have been no manufacturing plants operating nor have any been built.

  6. Provimex:

Provimex is a wholly-owned division of the Company originally formed on April 10, 2001 under the name "Providential Imex", to focus on trade commerce with Vietnam. This division changed its name to Provimex on July 5, 2001. Provimex is expected to generate revenues and profits for the Company through the exporting and importing of industrial and consumer goods.  The Company believes that its trade commerce business will grow substantially as a result of the implementation of the Trade Agreement between Vietnam and the United States. This division started to generate revenues from the import and export business since August 2002 and expects to increase revenue growth in the near future.

 D. PHI Special Situations:

 1. ClearPromo, Inc.:

ClearPromo, Inc., a Nevada start-up company, engages in the business of advertising using a patented methodology to create brand awareness for businesses and institutions. The Company currently proposes to acquire 51% of common stock of ClearPromo, Inc.

Primary Focus

The company will focus primarily on the following projects in the near term: ATC Technology Corp., Nettel Global Communication Corp. and subsidiaries, Clear Pass, Inc., Clear Promo, Inc., Provimex, PHI Express, Mergers and Acquisitions, and SlimTech, Inc. As additional funding may become available in the future, the company will continue to implement other areas of its business plan.

Competition

We compete with numerous other diversified holding companies, private equity funds, leverage buyout organizations, and incubators and must continue to identify both new opportunities and competitors that may affect our overall business plan.

The business model for a diversified service and manufacturing company includes established and prominent companies such as Berkshire Hathaway, General Electric, Honeywell, Newell-Rubbermaid, Sharp Corporation, TRW, United Technology, and others. We do not directly compete with these companies but focus on opportunities available in certain niche markets. However, because there are numerous other companies and private equity funds that follow the same business, we will face fierce competition for funding, management skills, market share and other resources.

At the individual business level, each portfolio company has certain competitors of its own in that particular market segment.

Growth Strategy

The Company strives to create value for its investors and other stakeholders through the following strategy:

  Identify, build or acquire, deploy and leverage valuable resources that generate competitive advantages;

  Identify, evaluate, participate and compete in attractive businesses that have big, growing markets;

  Design and implement excellent management systems; and

  Provide points of exit for investors through capital appreciation or public offerings of individual business units.

To plan our growth strategy, we have studied corporate strategies of successful companies such as General Electric, Honeywell, Kohlberg, Kravis and Roberts, Newell-Rubbermaid, Pepsi-Cola Company, Sharp Corporation, The Walt Disney Company as well as once-troubled turnarounds such as Adidas, Compaq Computers, Continental Airlines, UPS, U.S. Surgical, and others.

While internal growth and proprietary development will play an important role, we believe our growth and expansion strategy will be mainly through strategic acquisitions that will add value to our existing operations. We must avoid overoptimistic appraisal of market potential, overestimation of synergies, overlooking problems, overbidding, and poor post-acquisition integration.

In order to effectively execute this strategy, given a specific opportunity, we must be able to determine that (1) the target company adds value to our business, (2) the target company adds more value than cost, and (3) we offer more value to the target company than any other potential owner.

We will adhere to the following steps in implementing our acquisition programs: (1) formulating acquisition strategy, (2) locating candidates, (3) investigating potential targets, (4) negotiating and consummating the deal, and (5) managing post-merger integration.

Company Location and Facilities

We sold our 20,000 square-foot office building at 8700 Warner Avenue, Fountain Valley, CA 92708 in June 2001 and we currently lease approximately 3,000 square feet in the same facility for our corporate offices. We plan to move our headquarters to a new location in the near term.

Employees.

The company has six employees at the corporate headquarters. This does not take into account the number of employees at the subsidiary or business unit level.

Item 17.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                  AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements of the company and notes thereto contained elsewhere in this prospectus.

Results of Operations.

(a) Three months ended September 30, 2002 and September 30, 2001

Revenues:

Net revenues increased from $0 for the three months ended September 30, 2001 to $31,200 for the three months ended September 30, 2002.

Operating expenses:

Operating expenses consisted primarily of professional fees (accounting and legal), facility rent, and consulting fees. The Company's operating expenses decreased from $274,362 for the three months ended September 30, 2001 to $266,587 for the same period in 2002.

Loss from operations:

The Company's loss from operations for the quarter ended September 30, 2002 was $265,387, compared to a loss in the same period in 2001 of $274,362. This is a difference of $8,975. This decrease was principally due to the Company's focus which was changed last year.

Other income (expense):

Other income was $236,941 for the three months ended September 30, 2001, compared to other expense of $(107,566) for the three months ended September 30, 2002. The dramatic change in other income (expense) was principally due to the $523,250 worth of income derived from the Company's merger and acquisition advisory services earned in 2001.

Net loss:

Net loss for the quarter ended September 30, 2002 was $374,553, compared to a net loss of $38,221 the same period in 2001. The substantial difference in net loss between the two periods was principally due to merger and acquisition advisory income earned in 2001.

(b)  Fiscal Years Ended June 30, 2002 and June 30, 2001.

Revenues:

Except for $602,000 of consulting fee income, we had no revenues for the twelve months ended June 30, 2002, as compared to $659,547 for the year ended June 30, 2001. The decrease in revenues is due to the discontinuance of the securities brokerage operations of Providential Securities Inc. in 2001.

Operating Expenses:

We incurred total operating expenses of $1,066,365 for the year ended June 30, 2002 as compared to $2,291,245 for the year ended June 30, 2001. The decrease in operating expenses is primarily the result of the discontinuance of the securities brokerage operations, the reduction of employees and the decrease in litigation costs.

Loss from operations:

We incurred a loss from operations of $1,066,365 for the year ended June 30,  2002 as compared to a loss from operations of $1,631,698 for the year ended June 30, 2001. As mentioned above, this was mainly due to the result of the discontinuance of the securities brokerage operations, the reduction of employees and the decrease in litigation costs.

Net loss before income taxes:

We had a loss before taxes of $1,622,198 for the year ended June 30, 2002 as compared to a loss of $1,944,215 for the year ended June 30, 2001. The decrease in net loss before income taxes is due to the decrease in operating expenses.

Net loss:

We had a net loss of $1,239,543 for the year ended June 30, 2002 as compared to a net loss of $2,015,644 for the year ended June 30, 2001. The net loss based on the basic and diluted weighted average number of common shares outstanding for the year ended June 30, 2002 was ($0.04) as compared to that of ($.07) for the year ended June 30, 2001.

LIQUIDITY AND CAPITAL RESOURCES

Three Months Ended September 30, 2002 and September 30, 2001

We had cash and cash equivalents of $0 and $13,000 as of September 30, 2002 and September 30, 2001, respectively.

Our operating activities used $112,000 and $185,000 in the quarters ended September 30, 2002 and 2001, respectively. Changes in accrued expenses decreased from $160,000 in 2001 to $133,000 in 2002. The largest change in funds between the quarters ended September 30, 2002 and 2001 was "securities received for consulting services" in 2001 of $487,000.

Investing activities decreased from $57,000 in the 2001 period to $0 in the 2002 period.

Cash provided in the first quarter from financing activities decreased from $241,000 in 2001 to $107,000 in 2002, primarily due to a decrease in borrowings on notes payable.

Our notes payable at September 30, 2002 consisted of the following:

     (i)  convertible promissory notes of $1,350,000 plus interest due September 28, 2000;

    (ii)  $400,000 plus interest due October 21, 2000; and

    (iii) An additional $2,946,565 is due to all other lenders [See June 30, 2002: Details Below].

As of the date of this report, $225,000 of notes and accrued interest have been converted to Company common stock.

Our operations are currently financed through various loans. Management has taken action and is formulating additional plans to strengthen the Company's working capital position and generate sufficient cash to meet its operating needs. In addition, the Company also anticipates generating more revenue through its proposed mergers and acquisitions. No assurances can be made that management will be successful in achieving its plan or that additional capital will be available on a timely basis or at acceptable terms.

Fiscal Years Ended June 30, 2002 and June 30, 2001.

Our business plan was restructured in November 2000 and has been updated to its now-current form. We must continue to raise capital to fulfill our plan of acquiring other companies and assisting in the development of those internally. The Company expects that the working capital cash requirements over the next 12 months will be generated from operations and additional financing.

We had cash and cash equivalents of $4,700 and $14,000 as of June 30, 2002 and June 30, 2001, respectively. Our operating activities used $711,600 in the year ended June 30, 2002 and $1.4 million in the year ended June 30, 2001. The largest use of cash in the 2002 period was from the net loss from continued operations, the increase in prepaid expenses and other assets, offset by the net effect of normal fluctuations in operating asset and liability accounts. The largest use of cash in the 2001 period was from the net loss from continued operations, the adjustment for the gain on disposal of land and property offset by the net effect of normal fluctuations in operating asset and liability accounts.

Cash provided in the 2002 period by financing activities of $678,795 was primarily from borrowings on notes payable offset by payments on notes payable.

Our notes payable at June 30, 2002 consisted of the following:

(i) convertible promissory notes of $1.525 million, of which $1.35 million was due September 28, 2000 and $400,000 was due October 21, 2000 (principal and interest), (of which $225,000 was paid as of the date of this report) with an effective default interest rate of 12 percent, plus a 20% redemption premium if paid after 181 days from original issuance and an additional 2% monthly penalty if the registration statement is not declared effective as of September 28, 2000 (As the date of this prospectus, a registration statement is no longer needed because the holders of these notes can rely on the Rule 144K exemption to convert these notes into common stock of the company);

(ii) note payable of $125,000 to an individual, due June 30, 2001 (principal and interest) (which has not been paid as of the date of this prospectus), with an interest rate of 8 percent;

(iii) a short-term note payable of $100,000 to a corporation due on demand, with an interest rate of 12%, plus a 5% premium accrued each month the loan is outstanding, secured by 500,000 of restricted shares of an officer;

 (iv) three short-term notes payable totaling $165,000 to a corporation due on demand, with an interest rate of 12%, plus a 5% premium accrued each month the loan is outstanding, each secured by 500,000 restricted shares of the Company and convertible into common stock of the Company;

(v) a short-term note payable of $150,000 to an individual, secured by one million restricted shares of the Company, with an attached fee of $15,000 due upon maturity of May 8, 2001 and an additional fee of $15,000 due if paid after maturity, (this loan has not been paid as of the date of this report);

(vi) short-term loans payable to individuals for $115,000, due in July 2001 (unpaid as of the date of this report);

(vii) short-term loans payable to individuals for $571,915 with open due dates; and

(viii) two auto loans totaling $29,650.

The previously-reported $20 million equity line of credit from Boston-based Dutchess Private Equities Fund, L.P. was terminated in June 2002 because the Company was unable to file a registration statement on time to draw down on the line.

In July 2002, the Company secured a new $10 million equity line of credit from Los Angeles-based Mercator Momentum Fund, L.P. The line of credit's term is three years. The amount we can receive is dependent on the amount of free trading shares put in an escrow account or an effective registration statement. We can draw down up to 90 percent of the market price (as defined in the agreement) of the registered shares or the free-trading shares deposited in escrow. The Company agrees to pay a 2 percent fee on the total value of the equity line, 1 percent of which will be payable in cash on the gross proceeds from the first drawdown and the remaining 1 percent fee payable in shares of the Company's common stock. As of the date of this report, no funds have been received against this line of credit.

Our operations are currently financed through various loans. Management has taken action and is formulating additional plans to strengthen the Company's working capital position and generate sufficient cash to meet its operating needs. Among the actions taken, we will be filing a Form SB-2 Registration Statement to raise additional capital and to draw down on the equity line of credit noted above. We have also engaged the services of certain investment banking groups to arrange for senior debts, mezzanine financing and purchase order financing. In addition, the Company also anticipates generating more revenue through its proposed merger and acquisition activities. No assurance can be made that management will be successful in achieving its plan or that additional capital will be available on a timely basis or at acceptable terms.

Item 18.    DESCRIPTION OF PROPERTY

Property and equipment at June 30, 2002 consist of the following:

Furniture & Equipment	$ 107,000
Automobiles	81,103
188,108
Less Accumulated Depreciation	(135,650)
Net:	$ 52,458

The Company depreciates its furniture, equipment and automobiles on a straight-line basis over an estimated useful life of 5 years.

Depreciation and amortization expense was $30,317 and $132,950 for the twelve ended June 30, 2002 and June 30, 2001, respectively.

On June 22, 2001 the Company completed sale of its corporate office building. The Company recognized a gain, net of broker and escrow fees, of $551,179 on the sale. The Company currently leases its office space from the new owners at $4,263 per month.

Item 19.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, there have not been any transactions that have occurred between the company and its officers, directors, or shareholders owning five percent or more of the company.

Certain of the officers and directors of the company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between the company and its officers and directors. The company will attempt to resolve such conflicts of interest in favor of the company. The officers and directors of the company are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the company's affairs. A shareholder may be able to institute legal action on behalf of the company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the company.

Item 20.    MARKET FOR COMMON EQUITY AND

                  RELATED STOCKHOLDER MATTERS

Market Information.

On June 29, 1995 Company's Common Stock began trading on the Over the Counter Bulletin Board (OTCBB) under the symbol "JRCI." Since December 12, 1999, the Common Stock was trading under the symbol "JRCIE." Following the corporate combination with Providential Securities, Inc. that was consummated on January 14, 2000, the Common Stock traded under the symbol "PRVH," until October 20, 2000 when it traded under the symbol "PRVHE" due to the delay in its filing of Form 10-KSB for the period ended June 30, 2000. The Company's stock was trading under the symbol "PRVH" on the OTC Pink Sheets from November 21, 2000 until April 3, 2002 when it was re-listed on the OTCBB. The following sets forth the high and low prices of the Company's Common Stock for the most recent month, most recent quarter and each quarter during the preceding two fiscal years.

The market for the Company's common stock is extremely limited and the prices for the Company's common stock quoted by brokers are not necessarily a reliable indication of the value of the Company's common stock.

Per Share Common Stock Prices by Quarter For the Most Recent Month and Quarter

                                                                         High                     Low

     Month Ended December 31, 2002              0.155                    0.077

     Quarter Ended December 31, 2002            0.155                    0.030

Per Share Common Stock Prices by Quarter For the Fiscal Year Ended on June 30, 2002

                                                                         High                      Low

    Quarter Ended June 30, 2002                       0.850                    0.055

    Quarter Ended March 31, 2002                    1.300                    0.050

    Quarter Ended December 31, 2001              1.000                    0.010

    Quarter Ended September 30, 2001             0.500                    0.010

 Per Share Common Stock Prices by Quarter For the Fiscal Year Ended on June 30, 2001

                                                                         High                       Low

     Quarter Ended June 30, 2001                      0.500                     0.001

     Quarter Ended March 31, 2001                   0.500                     0.001

     Quarter Ended December 31, 2000             0.312                     0.010

     Quarter Ended September 30, 2000            0.687                     0.312

Holders of Common Equity:

There are approximately 1,200 shareholders of record of the Company's common stock.

Dividends:

The Company has not declared or paid a cash dividend to common stock shareholders since the Company's inception. The Board of Directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends to common shareholders in the foreseeable future. Any payment of cash dividends in the future will depend upon the company's earnings, capital requirements and other factors.

Item 21.    EXECUTIVE COMPENSATION

(a)  The current officers and directors do not receive any compensation. Any future compensation will be determined and approved by the board of directors as it deems appropriate and reasonable.

(b)  There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the company in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by the company.

(c)  No remuneration is proposed to be paid in the future directly or indirectly by the company to any officer or director since there is no existing plan that provides for such payment, including a stock option plan, other than as follows:

    On July 10, 2000, the company issued stock options totaling 14,000,000 shares to certain officers, directors, and employees of the company (after approval by the board of directors). As of the date of this registration statement, 7,000,000 shares have been forfeited and only the following stock options are still in force:

OPTIONS GRANTS CURRENTLY IN FORCE

Name	Position	Number of securities Underlying Options Granted since July 10, 2000	% of Total Options Granted to Employees	Exercise Price	Exercise date	Expiration date
Henry D. Fahman	CEO and Chairman of the Board	5,000,000	71.43%	$.50	7/01/2001	12/31/2005
Tina T. Phan	Director, Secretary, Treasurer	2,000,000	28.57%	$.50	7/01/2001	12/31/2005

The options contain no vesting provisions, but rather must be exercised by the end of 2005, as amended.

 Item 22.

Providential Holdings, Inc.

Index to Financial Statements

Part I.  Financial Information

Item 1.  Financial Statements.

                                                                                                                                  Page Number

Unaudited financials for the three months ended September 30, 2002

Balance Sheet	Q-1
Consolidated Statement of Operations	Q-2
Consolidated Statement of Cashflows	Q-3
Notes to the Financial Statements	Q-4 through Q-13

Audited financials for the Fiscal Year ended June 30, 2002 and 2001

PROVIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2002

(UNAUDITED)

ASSETS
Current Assets
Cash and Cash Equivalents	$ -
Other current assets	34,249

Total Current Assets	34,249

Property & Equipment, net of accumulated depreciation	45,162

Other Assets	1,411,250
Total Assets	1,490,661

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accrued expenses	$ 3,830,528
Accounts payable	46,291
Convertible promissory notes	1,525,000
Current portion of notes payable	137,671
Short-term notes payable	1,165,922
Other current liabilities	125,690
Due to officers	144,863

Total Current Liabilities	6,975,965

Notes Payable	15,528
Total Liabilities	6,991,493

Commitments and Contingencies	-

Minority Interest	128,560

Stockholders' Deficit
Preferred stock (Series I, Class A), $5.00 par value, 10,000,000 shares authorized, 90,000 shares issued and outstanding	450,000
Common stock, $.04 par value, 100,000,000 shares authorized, 48,535,214 shares issued	1,941,409
Treasury stock, $.04 par value, 14,805,200 shares	(772,312)
Addition paid-in capital	5,066,697
Accumulated other comprehensive loss	(577,009)
Accumulated deficit	(11,738,177)

Total Shareholders' Deficit	(5,629,392)
$ 1,490,661

The accompanying noted are an integral part of these consolidated financial statements.

PROVIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended September 30, 2002 and 2001

(Unaudited)

	Three Months Ended September 30,
	2002	2001
REVENUES
Net Revenues	31,200	-

COST OF REVENUE	30,000	-

GROSS PROFIT	1,200	-

OPERATING EXPENSES
Professional fees and consulting fees	221,856	202,596
Salaries	-	7,280
Other general and administrative expenses	44,731	64,486

Total Operating Expenses	266,587	274,362

LOSS FROM OPERATIONS	(265,387)	(274,362)

OTHER INCOME (EXPENSE)
Interest expense	(198,556)	(205,140)
Interest income	3	65
Consulting income	11,309	523,250
Loss on sale of marketable securities	-	(9,155)
Impairment of assets	-	(80,000)
Gain on legal settlement	81,850	-
Gain on sale of property and equipment	-	3,768
Other income (expense)	(2,172)	4,153

Total Other Income (Expense)	(107,566)	236,941

NET LOSS BEFORE INCOME TAXES	(372,953)	(37,421)

PROVISIONS FOR INCOME TAXES	1,600	800

NET LOSS BEFORE EXTRAORDINARY ITEMS	($374,553)	($38,221)

Extraordinary item-loss on settlement of debts	(5,206)	-

NET LOSS	(379,759)	(38,221)

DIVIDENDS REQUIREMENT FOR PREFERRED STOCK	(13,500)	(13,500)

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	(393,259)	(51,721)

OTHER COMPREHENSIVE LOSS, NET OF TAX
Unrealized loss on marketable securities	(60,000)	(109,200)

TOTAL COMPREHENSIVE LOSS	($453,259)	($160,921)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	36,064,000	27,523,000

BASIC AND DILUTED NET LOSS PER SHARE	($0.011)	($0.001)

The accompanying notes are an integral part of these consolidated financial statements.

PROVIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended September 30, 2002 and 2001

(Unaudited)

	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	($293,259)	($51,721)
Adjustments to reconcile net loss to net cash used in continued operating activities:
Gain (loss) on sale of marketable securities/fixed assets	-	9,155
Gain on sale of equipment	-	(3,768)
Legal settlement	(81,850)	-
Depreciation	7,296	7,798
Amortization of deferred revenue	(10,417)	(31,250)
Loss on settlement of debts	5,206	-
Impairment of property and equipment	-	80,000
Common stock issued for consulting services	-	103,000
Securities received from consulting services	-	(486,820)

Changes in current assets and current liabilities:
Decrease in accounts receivable	-	10,052
(Increase) decrease in other assets	200,921	(16,001)
Increase in accounts payable	24,135	6,151
Increase in accrued expenses	132,923	173,775
Increase (decrease) in other liabilities	3,083	14,635

NET CASH USED IN OPERATING ACTIVITIES:	(111,962)	(184,994)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	-	(80,000)
Proceeds received from sale of property and equipment	-	4,269
Proceeds received from sale of marketable securities	-	19,204

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	(56,707)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing on notes payable	125,000	223,474
Payments on notes payable	(1,451)	(1,887)
Advances from officer	6,200	19,100
Payments on advances from officer	(22,500)	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	107,249	240,687

NET DECREASE IN CASH	(4,713)	(1,014)

CASH, beginning of period	4,713	14,220
CASH, end of period	$ -	$ 13,206

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the period for:
Interest	$ 5,362	$ 870
Income taxes	$ -	$ -

The accompanying notes are an integral part of these consolidated financial statements.

PROVIDENTIAL HOLDINGS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                 NATURE OF BUSINESS AND REORGANIZATION BACKGROUND

Providential Holdings, Inc. ("PHI" or "Providential") was organized under the laws of the State of Nevada on June 8, 1982 under the name of JR Consulting, Inc. The company changed its name to Providential Securities, Inc., a Nevada corporation, on January 12, 2000, and subsequently changed its name to Providential Holdings, Inc. on February 9, 2000. From its inception through September 7, 1995, the Company generated nominal revenues and did not actively engage in business. Prior to the corporate combination agreement with Providential Securities, Inc., JR Consulting had an operating subsidiary, Diva Entertainment, Inc ("Diva"), which operated two modeling agencies, one in New York and one in California.

Providential Securities, Inc., a California Corporation ("Providential Securities") was incorporated in the State of California on October 8, 1992. It operated a securities brokerage service in California, New York and Oregon. The principal markets for Providential Securities' services were individual investors who were located throughout the United States. Providential Securities bought and sold securities for its customers through a number of different markets, utilizing a brokerage clearinghouse to transact the trades. Due to the results of an NASD examination, Providential Securities withdrew its membership and ceased its securities brokerage business in October 2000.

REORGANIZATION

On October 28, 1999 JR Consulting entered into a corporate combination agreement (the "Agreement") with Providential Securities, whereby JR Consulting acquired all the outstanding shares of Providential Securities in exchange for 20,000,000 shares of JR Consulting (then renamed Providential) common stock. The transaction was consummated on January 14, 2000. In addition, as a covenant under the Agreement, Providential was required to enter into an agreement to sell to Havilland Limited all of the shares of Diva owned by Providential as well as to assign all of its rights, title and interest in an Option Agreement to Havilland Limited. JR Consulting's officers and directors resigned from their positions and the shareholders of Providential Securities assumed control of the two entities (together as "the Company"). The shares issued in the merger are restricted against resale pursuant to the provisions of federal and state securities laws. Providential Securities' shareholders of record as of the closing date owned approximately 75% of Providential's common stock. The acquisition has been treated as a capital transaction in substance, rather than a business combination, and was deemed a "reverse acquisition" for accounting purposes. Accordingly, Providential Securities was the accounting acquirer and the historical financial statements prior to January 14, 2000 were those of Providential Securities. In the accompanying financial statements, the capital structure and losses per share of Providential Securities have been retroactively restated to reflect the acquisition as if it occurred at the beginning of the period. The operations of Providential have been included with those of Providential Securities from the acquisition date.

The sale of Diva was concluded on June 30, 2000, at which time all of the shares of Diva owned by Providential as well as all of its rights, title and interest in the Option Agreement were exchanged for assignment to and assumption by Havilland Limited of the amounts due by Providential to officers of the Company amounting to $617,781, the amounts due to Providential from Diva amounting to $94,843 and the return of 135,000 shares of common stock of Providential owned by Havilland.

During February 2000 the Company formed a California corporation, Providential Clearing, Inc. as a vehicle to effectuate the purchase of a self-clearing broker-dealer and to operate a securities clearing firm. As of September 30, 2002, this subsidiary has had no operations.

A wholly owned division of the Company was formed on April 10, 2001 under the name "Providential Imex", to focus on trade commerce with Vietnam. This division changed its name to Provimex on July 5, 2001. The Company believes that its trade commerce business will grow substantially as a result of the imminent ratification of the Trade Agreement between Vietnam and the United States.

On April 30, 2002, the Company consummated an agreement to acquire 56.67% equity interest in SlimTech, Inc., a Nevada corporation, in exchange for 3,000,000 shares of the Company's restricted common stock. SlimTech plans to be a distributor of LCD (liquid crystal display) computer flat screens and other consumer electronics. Since SlimTech is a dormant entity with insignificant assets or liabilities, no pro forma information is presented.

On August 23, 2002, the Company entered into a purchase agreement with ATC Technology Corporation, an Arizona corporation to purchase all issued and outstanding shares of ATC Technology Corporation. For consideration, the Company agreed to deliver $250,000 in promissory note, non-interest bearing, payable 270 days after closing, and $250,000 in promissory note, non-interest bearing, payable 18 months after closing, 3,000,000 shares of restricted stock of the Company with an option of additional shares to be issued after 270 days if the stock price does not reach $.30, 1,000,000 shares of restricted stock of the Company with an option of additional shares to be issued after one year if the stock price does not reach $.30.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

In the opinion of management, the accompanying unaudited consolidated financial statements of the Company contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of September 30, 2002 and the results of its operations and cash flows for the periods ended September 30, 2002 and 2001.  The results of operations and cash flows for the three month period ended September 30, 2002 are not necessarily indicative of the results of operations or cash flows which may be reported for the remainder of the 2003 fiscal year.

The accompanying unaudited interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting on Form 10-Q. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying unaudited interim consolidated financial statements should be read in connection with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the period ended June 30, 2002.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements for the three-month periods ended September 30, 2001 include the accounts of Providential Holdings, Inc., and Providential Clearing, Inc., collectively referred to as the "Company". The consolidated financial statements for the three-month period ended September 30, 2002 include the accounts of Providential Holdings, Inc., Provimex, Slimtech and Providential Clearing, Inc., All

significant inter-company transactions have been eliminated in consolidation.

ACCOUNTING DEVELOPMENTS

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company had evaluated any accounting effect arising from the recently issued SFAS No. 142, "Goodwill and Other Intangibles" on the Company's financial position. As a result, the Company wrote off the Goodwill of $128,560 that was derived from the business acquisition during the fiscal year ended June 30, 2002.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. The Company is evaluating any accounting effect, if any, arising from the recently issued SFAS No. 144, "Goodwill and Other Intangibles" on the Company's financial position or results of operations.

In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The Company does not anticipate that adoption of SFAS 145 will have a material effect on its earnings or financial position.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

NOTE 2 - NASD EXAMINATION AND DISCONTINUANCE OF PROVIDENTIAL

                 SECURITIES, INC.

After the completion of a routine audit of Providential Securities, Inc. ("Providential") in July and August 2000, the National Association of Securities Dealers, Inc. alleged that Providential violated certain provisions of the NASD's Conduct Rules 2120, 2330, 2110 and 3010, and Rules 15c2-4, 10b-5, 10b-9 and 15c3-3 of the Securities and Exchange Commission. Providential Securities, Inc. and Henry Fahman voluntarily submitted a Letter of Acceptance, Waiver and Consent ("AWC"), which was accepted by NASD Regulation, Inc. on October 27, 2000, as follows:

Providential and Henry Fahman accepted and consented, without admitting or denying the alleged violations, to the entry of the following findings by NASD Regulation, Inc.:

From in or about December 15, 1998 through June 15, 1999, Providential Securities, through its Private Placement Memorandum, offered and sold one hundred three thousand (103,000) shares of Series I Class A Convertible Cumulative Preferred Stock in Providential Securities, Inc. for five hundred fifteen thousand dollars ($515,000) to twenty-two (22) customers. In connection with the Private Placement Memorandum, Providential Securities made certain misrepresentations or omissions in soliciting investments from public customers, such as: failure to disclose that an officer of Providential Securities could make contributions to help meet the minimum requirement; failure to disclose Providential Securities, Inc.'s disciplinary history whereby Providential Securities, Inc. and Henry Fahman, jointly and severally, were fined $28,500 for net capital deficiencies and for failing to send the requisite written notification or confirmation in fifty eight (58) securities transactions to public customers; and failure to disclose that Henry Fahman was ordered to re-qualify by examination as a financial and operational principal.

That Providential's use of the private placement funds mainly for Providential's own operational purposes (more than for those represented in the private placement memorandum) amounted to conversion or improper use of those funds thus violating the Conduct Rules 2110 and 2330.

That Providential, acting through Henry Fahman, violated SEC Rule 15c2-4, SEC Rule 10b-9, and Conduct Rule 2110 (a) by not utilizing a proper escrow account for the investment funds received, (b) by not retaining the private placement funds until the minimum requirement was met, and (c) by not refunding these funds to the customers when the minimum was not met, or not met in a timely manner.

That by receiving and controlling funds from public customers in connection with the private placement, Providential became obligated to comply with the full provisions of SEC Rule 15c3-3 (during the period of January through at least March, 1999, Providential Securities, through Henry Fahman, and Providential's financial and operations principal, Theodore Fahman, failed to compute the reserve requirements, and set aside appropriate reserves for customer protection.

That Providential, acting through Henry Fahman, in violation of Conduct Rule 3010(a) and Membership and Registration Rule 1018, was operating three non-registered supervisory jurisdiction branch offices, and that while Providential's membership agreement limited the firm's branch activities to two branches, there were at least seven full-service satellite locations, thereby violating Conduct Rule 2110 and Membership and Registration Rule 1014.

That both Providential and Henry Fahman also violated Membership and Registration Rule 1030 for failing to enforce Membership and Registration Rule 1031(a) by allowing four individuals with deficiencies in license registration to conduct a securities business during much of 1998 and 1999.

That Providential and Henry Fahman failed to comply with Membership and Registration Rule 1030 by failing to enforce Rule 1032(f) by allowing five individuals to act in the capacity of equity trader with deficiency in registration as Limited Representative-Equity Traders.

That Providential and Henry Fahman also violated Membership and Registration Rule 1120 and Conduct Rule 2110 by permitting a broker to conduct business and earn commissions, while his status was "inactive" as a result of his failing to complete his continuing education requirements.

That from on or about May 2, 2000 through May 30, 2000, Providential Securities, Inc. distributed biased communications to the public regarding its ProTimer service through the World Wide Web.

Providential Securities, Inc. and Henry Fahman also consented to the imposition, at a maximum, of the following sanctions:

Providential shall be censured, fined $115,000.00 and shall offer rescission to those public customers who participated in the Providential Private Placement.

Providential shall provide proof in form satisfactory to NASDR's District 2 staff of its offer of rescission to the customers who participated in the Providential Private Placement. In addition, to the extent the offer of rescission is accepted by any investors, Providential is ordered to provide proof of payment of the restitution in a form satisfactory to the District 2 NASDR staff, no later than 120 days after acceptance of the Letter of Acceptance, Waiver and Consent. Henry Fahman shall be banned, in all capacities, from associating with any NASD member.

Based upon the above-mentioned circumstances, Providential Securities, Inc. withdrew its membership from the NASD in October 2000 and ceased its securities brokerage operation. The fine of $115,000 is included in accrued expenses in the accompanying consolidated financial statements. The Company has offered all Preferred Stock holders rescission on their investment. As of the date of this report the Company has redeemed $65,000 of the preferred stock plus accrued interest.

NOTE 3 - CONVERTIBLE PROMISSORY NOTES

The Company issued some convertible promissory notes in March and April 2000 of $1,350,000 plus interest due on September 28, 2000 and $400,000 plus interest due on October 21, 2000. These notes are essentially demand notes that have a six-month term and bear interest at 8% annually, unless the notes are in default, in which instance the interest rate will increase to 12% annually.  Further, the notes bear a redemption premium, based upon the date of redemption equal to: 5% if within the first 60 days; 10% if within the second 60 days; 15% if within the third 60 day-period, and 20% if redeemed after 181 days. On the 180th day, the Company can require the holders to convert (if a registration statement is in effect) the notes into common stock. After the 180th day, only the holders can elect to convert - no right of the Company to force conversion after that time. On the second anniversary, any remaining notes will automatically covert into common stock (if a registration statement is in effect). If the conversion is at the direction of the Company, then, in addition to the redemption amount, the Company would also owe a 20% per annum rate of return on the redemption amount.

The notes may be paid by tender of common stock of the Company, with the conversion rate for the issuance of the common stock equal to the "closing price" on the date of the initial purchase of the notes, which is the average of the closing bid price for the five previous trading days. Repricing warrants have also been issued in contemporaneous amounts, such that any decrease in the trading price of the stock will entitle the note holders to reset the exercise price to a lower price than that which existed on the closing date. The number of shares issued under the repricing warrants is directly linked to the Company's stock price on the conversion date of the notes. As the stock price decreases, the number of shares to be issued pursuant to the repricing warrants increase. The note purchasers are also entitled to a separate set of warrants, equal to 20% of the total purchase amounts of the notes acquired, allowing for an exercise price of 110% of the closing price and having a 5-year term.

In accepting these subscriptions for these convertible notes, the Company had agreed to file a registration statement with respect to the Company's common stock to be issued upon conversion of the notes and any exercise of the warrants, with the initial filing to occur within 60 days of the "first closing", which occurred on

March 28, 2000. A 2% per month penalty will accrue if the registration statement is not declared effective on or prior to the 181st day following the first closing. The holders have the right to require repayment in cash if no registration statement is in effect on the 181st day. Since this registration statement was not filed within the first 60 days of the first closing, nor has it been declared effective within 181 days after the first closing, the note holders have the right to the 2% penalty and repayment in cash. The Company has not paid these notes as of the date of this report and will also owe the note holders the 12% default rate and the 20% redemption premium noted above.

During the year ended June 30, 2002, $225,000 of the notes and accrued interest and other fees of $183,695, totaling $408,695, were converted to 170,288 shares of Company's common stock. The market value of the stock issued for the conversion was calculated at $25,240 and the gain of $383,455 resulted from this note conversion was recorded as an extraordinary gain in the financial statements. During the period ended September 30, 2002, additional 2,532,057 shares of Company's common stock were issued to exercise the repricing warrants.

NOTE 4 - LITIGATION

LEGAL PROCEEDINGS SETTLED AND UNPAID AS OF SEPTEMBER 30, 2002:

QUANG VAN CAO AND NHAN THI NGUYEN CAO VS. PROVIDENTIAL SECURITIES, INC. ET AL.

This case was originally submitted to Orange County Superior Court, CA on June 25, 1997, Case No. 781121, and subsequently moved to NASD Dispute resolution for arbitration. On or about August 24, 2000, the Company's legal counsel negotiated with the Claimant's counsel and unilaterally reached a settlement that had not been approved by the Company. While the Company was in the process of re-negotiating the terms of said settlement, the Claimants filed a request for arbitration hearing before the National Association of Securities Dealers on October 4, 2000, Case No. 99-03160. Thereafter, the Claimants filed a complaint with the Orange County Superior Court, CA on October 31, 2000, Case No. 00CC13067 for alleged breach of contract for damages in the sum of $75,000.00 plus pre-judgment interest, costs incurred in connection with the complaint, and other relief. Without admitting or denying any allegations, the Company reached a settlement agreement with the Claimants whereby the Company would pay the Claimants a total of $62,500.00 plus $4,500.00 in administrative costs. As the date of this report, the Company has paid $2,500 and is subject to an entry of judgment for $79,000.  The settlement amount has been accrued in the accompanying consolidated financial statements.

CONSECO FINANCE VENDOR SERVICES CORPORATION FKA GREEN TREE VENDOR

SERVICES CORPORATION VS. PROVIDENTIAL SECURITIES, INC., HENRY D. FAHMAN AND TINA T. PHAN

In September 1997 Providential Securities, Inc. entered into a written Lease Agreement to lease certain items of equipment from Green Tree Vendor Services, in return for which Providential Securities, Inc. agreed to pay thirty-six monthly installments, each in the amount of $1,552.01. On or about September 12, 2000, and subsequently, Providential Securities, Inc. was unable to make the monthly payments to Claimant due to the lack of revenues following the interruption and subsequent closure of its securities brokerage operations. Claimant filed a complaint for money with the Superior Court of the State of California, County of Orange (Case No. 01CC02613) on February 23, 2001 seeking $39,102.50 plus interest thereon at the legal rate from September 12, 2000. The claimant entered a judgment against Providential Securities, Inc., Henry Fahman and Tina Phan for $48,933. The judgment amount has been accrued in the accompanying consolidated financial statements.

IMPERIAL BUSINESS CREDIT, INC. VS. PROVIDENTIAL SECURITIES, INC., TINA T. PHAN, TIMOTHY DACK FAHMAN, THEODORE DACK FAHMAN, AND HENRY DACK FAHMAN.

On or about November 20, 1997, Nara Bank, N.A. and Providential Securities, Inc. entered into a Written Lease Agreement ("Agreement") wherein Nara Bank, N.A. agreed to lease certain computer equipment to Providential Securities, Inc. Thereafter, the Agreement was assigned from Nara Bank, N.A. to Claimant's Assignor Oak Financial Services. Thereafter, the Agreement was assigned from Claimant's Assignor to Claimant. Pursuant to the terms of the Agreement, Providential Securities, Inc. agreed to pay Nara Bank, N.A. the sum of $1,187.40 per month for sixty months. On or about September 15, 2000, and subsequently, Providential Securities, Inc. was unable to make the monthly payments to Claimant due to the lack of revenues following the interruption and subsequent closure of its securities brokerage operations. (See Note 16) Claimant filed a complaint for money with the Superior Court of the State of California, County of Orange (Case No. 01CC07697) on June 14, 2001 seeking $30,873.40 plus interest thereon at the rate of ten percent (10%) per annum from September 15, 2000. This case was settled on December 17, 2001. However, since Providential Securities, Inc. was unable to pay the settlement amount, Claimant entered a judgment for $79,681 on January 23, 2002. Subsequently, $12,000 was paid by Mr. Fahman. The unpaid judgment amount has been accrued in the accompanying consolidated financial statements.

ARBITRATION CASES

The arbitration case brought by Mohammad Bagherabadi against Providential Securities, Inc., was closed in the period ended September 30, 2002. The total claim requested by the claimant of $81,850 was denied. This amount was recorded as a gain on legal settlement in the financial statements since this amount has been accrued in the prior period.

PENDING LITIGATION:

COFFIN COMMUNICATIONS GROUP VS. PROVIDENTIAL HOLDINGS, INC.

On February 19, 2002 Coffin Communications Group filed a complaint with Superior Court of California, County of Los Angeles Limited Jurisdiction, against the Company (Case No. 02E01535) for $8,500 plus prejudgment interest, attorney's fees and costs, and other and further relief. This claim is in connection with investor relations' services rendered by Coffin Communications Group. The Company has settled this case and agreed to an installment payment plan. The sought amount of $8,500 (excluding interest) has been accrued in the accompanying consolidated financial statements.

DOW JONES & COMPANY, INC. VS. PROVIDENTIAL SECURITIES, INC. AND PROVIDENTIAL HOLDINGS, INC.

On March 19, 2002 Dow Jones & Company filed a complaint with the Superior Court of California, County of Orange, West Justice Center (Case No. 02WL1633), against Providential Securities, Inc., the discontinued operations of the Company, and Providential Holdings, Inc. for $9,973.10 plus prejudgment interest at the rate of ten (10%) per annum from November 1, 2000, reasonable attorneys' fees and other and further relief. This claim is in connection with services allegedly rendered by the Plaintiff to Providential Securities, Inc. prior to November 2000. The Company intends to settle this case. The sought amount of $9,973.10 (excluding interest) has been accrued in Accrued Expenses in the accompanying consolidated financial statements.

FRANCIS VAUSE, MARK VAUSE, FRANCIS VAUSE, JR., IAN VAUSE AND MARGARET HODSON VS. JERSEY TRANSFER & TRUST COMPANY AND PROVIDENTIAL HOLDINGS, INC.

Claimants filed a complaint with the United States District Court, District of New Jersey (Case No. 00 4353(JAGF) on September 6, 2000 seeking damages of $500,000.00 against Jersey Transfer & Trust Company and Providential Holdings, Inc. for refusing to remove the restrictive legends and register a total of 568,332 shares of Rule 144 stock held by Claimants. Providential Holdings, Inc. and Jersey Transfer & Trust Company ("Defendants") relied on representation by the former management of JR Consulting, Inc., later changed to Providential Holdings, Inc., that the captioned shares were not free of all encumbrances and were issued for invalid consideration. Defendants are seeking a dismissal of the case and may cross-claim against the appropriate former management of JR Consulting, Inc. The sought amount of $500,000 has been accrued in the accompanying consolidated financial statements.

JAMES C. HU VS. MINGMAN HU AND PROVIDENTIAL SECURITIES, INC.

Mingman Hu was a registered representative with Providential Securities, Inc. who served Claimant's investment account. Claimant filed a complaint with the Los Angeles County Superior Court, Northeast District on April 27, 2001 (Case No. G0027156) seeking compensatory damages in the amount of $11,609.11 plus 12% interest and emotional distress damages in excess of $50,000.00 for Mingman Hu's failure to honor her written agreement with Claimant. Mingman Hu was an independent contractor with Providential Securities, Inc. and was responsible for any alleged claims by Claimant. This case was dismissed by the Los Angeles County Superior Court subsequent to the quarter ended September 30, 2002. The sought amount of $61,609 (excluding interest) has been accrued in the accompanying consolidated financial statements.

LAWRENCE NGUYEN VS. HENRY D. FAHMAN, PROVIDENTIAL HOLDINGS, INC. AND HUNG NGUYEN aka TONY NGUYEN

On December 19, 2000 Henry D. Fahman executed a Demand Promissory Note and pledged 1,049,600 shares of common stock of Providential Holdings, Inc. for a personal loan in the amount of $150,000.00 from Claimant. This note was amended on February 22, 2001 to mature on March 19, 2001. Henry D. Fahman repaid $25,000.00 to Claimant and requested an extension for repayment of said note to July 15, 2001, which was agreed by Claimant and guaranteed by Mr. Derek Nguyen, a mutual friend of both Claimant's and Henry D. Fahman's. On May 31, 2001, Claimant filed a complaint with the Superior Court of California, County of Orange, Central Justice Center (Case No. 01CC07055) seeking $125,000.00 plus interest at the highest rate allowed by law from and after December 19, 2000, attorney fees and costs, exemplary and punitive damages, and ownership of the pledged shares of common stock of Providential Holdings, Inc. As of the date of this report, Henry Fahman has repaid the Claimant a total of $45,000 and is committed to repaying the remaining balance plus interest and legal costs. The Company has not accrued any amount relating to this case in the accompanying consolidated financial statements.

NGON VU VS. PROVIDENTIAL SECURITIES, INC.

Claimant was a former employee of Providential Securities, Inc. who was laid off in 2000 due to closure of business. The Claimant complained to the Department of Industrial Relations (DIR) for allegedly unpaid vacation and salaries. On June 13, 2001, the DIR filed a request to enter a judgment against Providential Securities, Inc. for $9,073.64 including wages and interest, penalty, post hearing and filing fee. Providential Securities, Inc. is appealing the request for judgment. The sought amount of $9,074 has been accrued in the accompanying consolidated financial statements.

MARK TOW, ESQ. VS. PROVIDENTIAL HOLDINGS, INC.

This case is pre-arbitration. The Company hired Mark Tow, Esq. to prepare an SB-2 Registration Statement and prepaid him $25,000 in retainage. Because Mark Tow was unable to complete the work according to schedule, the Company hired Stradling Yocca Carson & Rauth to replace Mark Tow. Stradling Yocca Carson & Rauth completed the SB-2 Registration Statement and filed with the SEC on 9/28/2000. Mark Tow sent the Company a letter in June 2001 seeking a total of $75,000.00 for his allegedly rendered service. The Company intends to vigorously defend this case. The Company has accrued $50,000 relating to this case in Accrued Expenses in the accompanying consolidated financial statements since the original agreement with Mark Tow was for a total service fee of $75,000 and the Company has already paid $25,000 as a retainer to be offset against the total fees.

NOTE 5 - BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "Earnings per Share". Under the provision of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock outstanding for the period and common stock equivalents outstanding at the end of the period. Common stock equivalents have been excluded from the calculation of weighted-average shares for purposes of calculating diluted net loss per share for 2002 and 2001 periods, as such inclusion is anti-dilutive.

NOTE 6 - STOCK BASED COMPENSATION PLAN

On July 10, 2000 the Company adopted a Stock Option and Incentive Plan (the "Plan") which provides for the issuance of up to a maximum of 16 million shares of the Company's common stock to officers, employees and non-employee directors at the sole discretion of the board of directors. On August 10, 2000 the Company granted 14 million options under the Plan to officers, directors and employees at an exercise price of $.50 per share.

As of the date of this report there have been no options exercised and seven million of these options have been forfeited. All the remaining options were exercisable on July 1, 2001 and expire on December 31, 2005.

NOTE 7 - CONTRACTS, COMMITMENTS AND SUBSEQUENT EVENTS

AGREEMENT WITH DATALOGIC CONSULTING, INC.

DataLogic Consulting, Inc., a Texas corporation, is an IT consulting firm and a SAS Institute Quality Partner. The Company has assisted Datalogic in connection with its merger plan with Topclick International, Inc. and other development strategies. On April 25, 2001, but effective April 18, 2001, Datalogic Consulting, Inc. and the Company entered into an agreement whereby the Company would receive 10% equity in the new company that would result from the consummation of the proposed merger between Datalogic Consulting, Inc. and Topclick International, Inc. The merger plan between Datalogic and Toplick was consummated on July 20, 2001. The Company was entitled to 2,666,922 shares of Datalogic International, Inc. (the new name for Topclick International, Inc.) as the fee for the merger and acquisition consulting services it has performed. The Company has received 1.2 million shares as of the date of this report. This investment in Datalogic International, Inc. is carried on the financial statements of Providential Holdings, Inc. at its market value as of September 30, 2002. The company has received 1.2 million shares as of September 30, 2002.

INVESTMENT IN CLEARPASS

The Company entered into a letter of intent to provide funding of $10,000,000 for minimum of 33% equity in ClearPass. ClearPass is a manufacturing company for security systems and related equipment using an innovative biometric identification technology. The Company invested $80,000 through the period ended September 30, 2002. This amount has been reflected as investment in the financial statements on September 30, 2002.

JOINT VENTURE AGREEMENT WITH MIMI BAN

On November 27, 2001 by effective November 23, 2001, the Company signed a joint venture agreement with Mimi Ban, an individual, whereby Mimi Ban would transfer the liquid crystal display (LCD) technologies to Providential for the purpose of setting up and operating one or more LCD manufacturing plants in Vietnam. According to the joint venture agreement, Mimi Ban will share 30%, Providential Holdings, Inc. will share 60% and other business partners and investors, including HTV Co., Ltd., will share 10% of the net profits that will be generated from any and all LCD plant(s) that will be established in Vietnam and elsewhere as a result of this agreement. This joint venture agreement supersedes all prior agreements, arrangements and covenants, including but not limited to the Joint Venture Agreement between Boxo, Inc. and the Company dated January 4, 2001 and the Letter of Intent between Boxo, Inc. and the Company dated December 20, 2000 and any amendment thereof. As of the date of this report there have been no manufacturing plants operating or has been set-up.

INTERNATIONAL CENTER FOR TRAINING AND CONSULTING, VIETNAM'S MINISTRY OF TRADE

International Center for Training and Consulting (ICTC) is an organization under the Ministry of Trade of Vietnam that promotes economics, trade, investment and training activities between Vietnam and foreign organizations. Providential Holdings, Inc. and ICTC signed an agreement in March 2001 to cooperate in the areas of trade, economics, and technology. ICTC is responsible for representing Providential Holdings in connection with appropriate Vietnamese organizations, businesses, and individual businessmen and investors in Vietnam. ICTC will also perform consulting services and provide information on various economic, trade and investment projects as may be required by Providential.  Fees between the parties will be negotiated on an as project basis. As of the date of this report, ICTC has introduced Vietnam-based Delta Electromechanis Co, Ltd., a manufacturer of electric bicycles, and Nam Hiep Co. Ltd., a manufacturer of organic fertilizer and construction company to PHI as potential joint ventures; however, there have been no projects completed.

CHU LAI INDUSTRIAL ZONE, QUANG NAM PROVINCE, VIETNAM

Providential Holdings has entered into an agreement with Chu Lai Industrial Zone (CLIZ) Authority, Quang Nam Province, Central Vietnam, to develop this industrial and export processing zone, to upgrade a paper mill, and to implement two to five investment projects in Chu Lai by the end of 2002. As of the date of this report the Company has not assisted in funding this project.  The Company expects its main role in this project to be the manager organizing the different companies that will operate their business at this location. As of the date of this report, the Company has not assisted in funding this project.

PROVIMEX

A wholly owned division of the Company originally formed on April 10, 2001 under the name "Providential Imex", to focus on trade commerce with Vietnam. This division changed its name to Provimex on July 5, 2001. The Company believes that its trade commerce business will grow substantially as a result of the ratification of the Trade Agreement between Vietnam and the United States. During the period ended September 30, 2002, the Company generated $31,200 revenue from this operation.

PROVIDENTIAL ADVISORY SERVICES, INC.

Providential Advisory Services, Inc. (PAS) was formed in February 2000 as a California corporation. Its mission is to create distinctive value and enrich client's lives by providing high quality investment advisory services that will help improve their asset value over time. The Company purchased 60 percent of the outstanding shares of this entity in July 2001 for $1,000.  As of the date of this report, this corporation has had no sales, cost of sales or gross profit.

AGREEMENT WITH LEXOR INTERNATIONAL, INC.

On October 9, 2001, the Company entered into an agreement to provide merger and acquisition consulting services to Lexor International, Inc., a Maryland corporation, and to assist Lexor in its business combination plan with in its business combination plan with Pan-American Automotive Corporation, a Delaware corporation. According to the agreement, the Company will be receiving 10% equity interest in the resulting company as compensation for its advisory and consulting services. On October 22, 2001, Pan-American signed a definitive agreement to acquire 100% of Lexor in exchange for stock in Pan-American. This transaction was closed on November 5, 2001 and on November 15, 2001 the Company received 24,761,900 restricted shares of Pan-American Automotive Corporation's common stock, (after the 7 to 1 reverse split). Pan-American Automotive Corporation changed its name to Lexor International, Inc. and again effectuated a 10 to 1 reverse split of its common stock on December 19, 2001. As a result, the Company currently owns 2,476,191 shares of Lexor International, Inc. The Company will not record any value for such shares until a trading market value is established for such shares.

JOINT VENTURE WITH MINH HIEU COMPANY

On January 1, 2002 the Company entered into an agreement with Minh Hieu Joint Stock Company of Ho Chi Minh City, Vietnam to form "Providential JVC," a joint venture company under the laws of the Socialist Republic of Vietnam. According to the terms of the agreement, the Company will contribute $140,000 to the initial required capital and own 70% of Providential JVC while Minh Hieu Company will contribute $60,000 for 30% of the joint venture enterprise.

Providential JVC's main line of business includes industrial garments, packaging products and accessories. To date no amount has been contributed towards the joint venture.

STOCK PURCHASE AGREEMENT WITH ATC TECHNOLOGY CORPORATION

On August 23, 2002, the Company entered into a purchase agreement with ATC Technology Corp., an Arizona corporation, to purchase all issued and outstanding shares of ATC Technology Corp.

As consideration, the Company agreed to deliver $250,000 in promissory note, non-interest bearing, payable 270 days after closing, and $250,000 in promissory note, non-interest bearing, payable 18 months after closing, 3,000,000 shares of restricted stock of the Company with an option of additional shares to be issued after 270 days if the stock price does not reach $.30, 1,000,000 shares of restricted stock of the Company with an option of additional shares to be issued after one year if the stock price does not reach $.30.

The scheduled closing date of September 12, 2002 was postponed to November 1, 2002 due to additional required financial information.

EQUITY LINES OF CREDIT

The Company had an agreement for a $20 million equity line of credit at the beginning of November 2001 with Boston-based Dutchess Private Equities Fund, L.P. The line of credit's term is three years. The amount the Company can receive is dependent on the amount of free trading shares put in an escrow account or an effective registration statement and certain other conditions. The Company can borrow up to 95 percent of the market price (as defined by the agreement) of the registered shares or the free-trading shares deposited in escrow. Each time the Company receives funds against this line of credit it incurs a 3 percent fee, payable in cash on the gross proceeds, and an additional 1 percent fee on the total value of the equity line, payable in shares of the Company's common stock. This equity line of credit was terminated in June 2002 because the Company was unable to file a registration statement in a timely manner and no funds were received against this line of credit.

In July 2002, the Company secured a $10 million equity line of credit from Los Angeles-based Mercator Momentum Fund, L.P. The line of credit's term is three years. The amount the company can receive is dependent on the amount of free trading shares put in an escrow account or an effective registration statement.

The company can draw down up to 90 percent of the market price (as defined in the agreement) of the registered shares or the free-trading shares deposited in escrow. The Company agrees to pay a 2 percent fee on the total value of the equity line, 1 percent of which will be payable in cash on the gross proceeds  from the first draw-down and the remaining 1 percent fee payable in shares of the Company's common stock. As of the date of this report, no funds have been received against this line of credit.

OFFICE SPACE LEASE

The Company currently leases its office space from PAUB ENTERPRISES, LLC at $4,263 per month. This lease commenced on April 1, 2001 and expires on March 31, 2004.

EQUIPMENT LEASES

The Company also has been unable to make all their monthly payments on other equipment leases due to the lack of revenues following the interruption and subsequent closure of its securities brokerage operations. The Company is in litigation with some of the equipment leasers and is negotiating additional payoffs with other equipment leasers.

NOTE 8 - GOING CONCERN UNCERTAINTY

As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $379,759 for the period ended September 30, 2002. As of September 30, 2002, the Company had a negative working capital of $6.7 million and a shareholder deficit of $5.2 million. Since the main operating subsidiary Providential Securities, Inc. ceased its securities brokerage operations in October 2000, there has been no significant revenue stream for the Company. The Company is, is in default of the terms of convertible notes at September 30, 2002. These factors, as well as the uncertain conditions that the Company faces in its day-to-day operations, create an uncertainty as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Management has taken action and is formulating additional plans to strengthen the Company's working capital position and generate sufficient cash to meet its operating needs through June 30, 2003 and beyond. Among the actions to be taken, the Company intends to file a Form SB-2 Registration Statement to raise additional capital and is currently in the process of attaining additional financing. In addition, the Company also anticipates generating more revenue through its proposed mergers and acquisitions (NOTE 7). No assurances can be made that management will be successful in achieving its plan.

Financial Statements for the years ended June 30, 2002 and 2001

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

Providential Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Providential Holdings, Inc. (a Nevada corporation) and subsidiaries as of June 30, 2002 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended June 30, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Providential Holdings, Inc. and subsidiaries as of June 30, 2002, and the results of its consolidated operations and its cash flows for the years ended June 30, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has a negative accumulated deficit and incurred losses in the years ended June 30, 2002 and 2001. These factors as discussed in Note 19 to the consolidated financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 19. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed on note 3 and 13 to the financial statements, the Company is subject to various law suits and during most recent NASD examination (July - August, 2000) of Providential Securities, Inc. (the wholly owned subsidiary), the NASD declared a net capital deficiency violation pursuant to conduct rules section 17 (a) 3 and 17 (a) 4. As a result of which, Providential Securities, Inc. withdrew the membership from the NASD in October 2000 and ceased its securities brokerage operations.

/s/ KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California

October 8, 2002

PROVIDENTIAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

JUNE 30,2002

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 4,713
Other assets	37,671
Total Current Assets	42,384

PROPERTY & EQUIPMENT
Furniture and equipment	107,005
Automobiles	81,103
188,108
Less: Accumulated Depreciation	(135,650)
Total Property & Equipment	52,458

OTHER ASSETS
Prepaid expenses	1,451,249
Investments	135,000
Total Other Assets	1,586,249
$ 1,681,091

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Accrued expenses	$ 3,696,172
Accounts payable	22,156
Convertible promissory notes	1,525,000
Short-term notes payable	1,064,943
Current portion of notes payable	137,671
Due to officer	172,497
Other current liabilities	122,607
Total Current Liabilities	6,741,046

NOTES PAYABLE	16,979
Total liabilities	6,758,025

COMMITMENTS AND CONTINGENCIES	-
MINORITY INTEREST	128,560

STOCKHOLDERS' DEFICIT
Preferred stock (Series I, Class A), $5.00 par value, 10,000,000 shares authorized, 90,000 shares issued and outstanding	450,000

Common stock, $.04 par value, 100,000,000 shares authorized, 46,003,157 shares issued	1,840,127

Treasury stock, 11.8 million shares, $.04 par value common stock	(800,875)
Additional paid-in capital	5,167,979
Accumulated other comprehensive loss	(517,009)
Accumulated deficit	(11,345,716)
Total shareholders' deficit	(5,205,494)
$ 1,681,091

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

PROVIDENTIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	The Years Ended June 30,
	2002	2001
REVENUES
Commissions and fees	$ -	$ 631,134
Other income	-	28,413
Total Revenues	-	659,547

OPERATING EXPENSES
Commissions	-	124,843
Clearing charges and assessments	-	182,002
Quote service and market fees	-	131,456
Litigation	-	8,192
Professional and consulting fees	626,878	1,013,309
Salaries	7,280	168,913
Other general and administrative expenses	432,207	662,530
Total Operating Expenses	1,066,365	2,291,245
LOSS FROM OPERATIONS	(1,066,365)	(1,631,698)
OTHER INCOME (EXPENSE)
Gain on disposal of land and property	-	551,179
Interest expense	(922,282)	(958,593)
Interest income	73	3,262
Rental income	3,900	98,861
Consulting fee income	602,000	114,584
Loss on sale of marketable securities	(9,155)	(44,156)
Impairment of assets	(381,560)	(109,886)
Gain on sale of fixed assets	3,768	-
Gain on legal settlement	140,000	-
Other income	7,423	32,232
Total Other (Expense)	(555,833)	(312,517)
NET LOSS BEFORE INCOME TAX , DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEMS	(1,622,198)	(1,944,215)
PROVISION FOR INCOME TAX	800	5,523
NET LOSS BEFORE DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEMS	(1,622,998)	(1,949,738)
DISCONTINUED OPERATIONS, Loss on disposal	-	(65,906)
NET LOSS BEFORE EXTRAORDINARY ITEM	(1,622,998)	(2,015,644)
Extraordinary item-Gain on conversion of notes	383,455	-
NET LOSS	(1,239,543)	(2,015,644)
DIVIDEND REQUIREMENT OF PREFERRED STOCK	(54,000)	(61,800)
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	(1,293,543)	(2,077,444)
OTHER COMPREHENSIVE LOSS
Unrealized loss on investments available for sale	(366,820)	(28,869)
TOTAL COMPREHENSIVE LOSS	(1,660,363)	(2,106,313)
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING	28,648,000	27,323,000
BASIC AND DILUTED NET LOSS PER SHARE	$ (0.04)	$ (0.07)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

PROVIDENTIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

For the years ended June 30, 2002 and June 30, 2001

	PREFERRED STOCK		COMMON STOCK		TREASURY STOCK				RETAINED
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT	ADDITIONAL PAID-IN-CAPITAL	ACCUMULATED COMPRE- HENSIVE LOSS	EARNINGS (ACCUMULATED DEFICIT)	TOTAL SHAREHOLDERS' EQUITY (DEFICIT)

BALANCE - June 30, 2000	103,000	$515,000	27,322,869	$1,092,915	-	$-	$3,317,651	$(121,320)	$(7,974,729)	$(3,170,483)

Issuance of common stock to treasury	-	-	11,800,000	472,000	(11,800,000)	(472,000)	-	-	-	-

Purchase and retirement of preferred stock	(13,000)	(65,000)	-	-	-	-	-	-	-	(65,000)

Dividends declared on preferred stock	-	-	-	-	-	-	-	-	(61,800)	(61,800)

Net loss	-	-	-	-	-	-	-	-	(2,015,644)	(2,015,644)

Unrealized loss on marketable securities	-	-	-	-	-	-	-	(28,869)	-	(28,869)

BALANCE - June 30, 2001	90,000	450,000	39,122,869	1,564,915	(11,800,000)	(472,000)	3,317,651	(150,189)	(10,052,173)	(5,341,796)

Shares issued for services			3,710,000	148,400			1,655,200			1,803,600

Shares issued for note conversion			170,288	6,812			18,428			25,240

Share issued on acquisition			3,000,000	120,000	(3,000,000)	(300,000)	176,700			(3,300)

Shares received from officer					(375,000)	(28,875)				(28,875)

Dividends declared on preferred stock									(54,000)	(54,000)

Net loss									(1,239,543)	(1,239,543)

Unrealized loss on marketable								(366,820)		(366,820)

BALANCE - June 30, 2002	90,000	$450,000	46,003,157	$1,840,127	(15,175,000)	$(800,875)	$5,167,979	$(517,009)	$(11,345,716)	$(5,205,494)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

PROVIDENTIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended June 30, 2002 and 2001

	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continued operations	$ (1,622,998)	$ (1,949,738)
Adjustments to reconcile net loss from continued operations to net cash used in continued operating activities:
Discontinued operations	-	(65,906)
Gain on sale of property	(3,768)	(551,179)
Legal settlement	(140,000)	-
Shares issued for service	1,803,600	-
Loss on sale of marketable securities	9,155	44,156
Depreciation	30,317	132,950
Amortization of deferred revenue	(125,000)	(114,584)
Impairment of assets	381,560	109,886
Payment of consulting expense with marketable securities	103,000	392,200
Securities received for consulting services	(486,820)	-
(Increase) decrease in accounts receivable	-	119,482
(Increase) decrease in prepaid expenses and other assets	(1,761,168)	(64,798)
Increase in accounts payable	(506,868)	230,460
Increase (decrease) in accrued expenses	1,548,700	393,138
Minority interest	128,560	-
Decrease in other liabilities	(69,864)	(38,931)
NET CASH USED IN OPERATING OPERATIONS	(711,594)	(1,362,864)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of property and equipment	4,268	-
Proceeds received from sale of residential property	-	2,174,761
Purchase of property & equipment	-	-
Purchases of marketable securities	-	(350,014)
Proceeds received from sale of marketable securities	19,024	349,042
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	23,292	2,173,789

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on notes payable	594,277	820,336
Payments on notes payable	(13,337)	(1,821,292)
Advances from officer	97,855	147,142
Payments on advances from officer	-	(146,500)
Redemption of preferred stock	-	(65,000)
Issuance of common stock	-	-
Shareholder dividends and distributions	-	(23,300)
NET CASH PROVIDED BY FINANCING ACTIVITIES	678,795	(1,088,614)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(9,507)	(277,689)

CASH AND CASH EQUIVALENTS, beginning of period	14,220	291,909

CASH AND CASH EQUIVALENTS, end of period	$ 4,713	$ 14,220

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$ 15,394	$ 163,252
Income taxes	$ 800	$ 5,523

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

 PROVIDENTIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS AND REORGANIZATION

Providential Holdings, Inc. ("PHI") was organized under the laws of the State of Nevada on June 8, 1982 under the name of JR Consulting, Inc.; subsequently on February 9, 2000 it changed its name to Providential Holdings, Inc. From its inception through September 7, 1995, the Company generated nominal revenues and did not actively engage in business. Prior to the corporate combination agreement with Providential Securities, Inc. PHI had an operating subsidiary, Diva Entertainment, Inc ("Diva").

Providential Securities, Inc. ("Providential") was incorporated in the State of California on October 8, 1992. It operated a securities brokerage service in Fountain Valley, CA and New York City, NY. The principal markets for Providential's services were individual investors who were located throughout the United States. Providential bought and sold securities for its customers through a number of different markets, utilizing a brokerage clearinghouse to transact the trades. Subsequent to year-end, due to the results of a NASD examination, Providential has ceased its operations in the securities brokerage business. (See Note 3)

REORGANIZATION

On October 28, 1999 PHI entered into a corporate combination agreement (the "Agreement") with Providential, whereby PHI acquired all the outstanding shares of Providential in exchange for 20,000,000 shares of PHI common stock. The transaction was consummated on January 14, 2000. In addition, as a covenant under the Agreement, PHI was required to enter into an agreement to sell to Havilland Limited, all of the shares of Diva owned by PHI as well as to assign all of its rights, title and interest in an Option Agreement to Havilland Limited. (The Option Agreement gave PHI the option to purchase additional shares of Diva's common stock at its $.001 par value in order for PHI to maintain at least a 65% interest in Diva's outstanding common shares.) PHI's officers and directors resigned their positions and the shareholders of Providential assumed control of the two entities (together as "the Company"). The PHI shares are restricted against resale pursuant to the provisions of federal and state securities laws. Providential's shareholders of record as of the closing date owned approximately 75% of PHI's common stock. The acquisition has been treated as a capital transaction in substance, rather than a business combination, and was deemed a "reverse acquisition" for accounting purposes. Accordingly, Providential was the accounting acquirer. The operations of PHI have been included with those of Providential from the acquisition date.

The sale of Diva was consummated on June 30, 2000, whereby all of the shares of Diva owned by PHI as well as all of its rights, title and interest in the Option Agreement were exchanged for assignment to and assumption by Havilland Limited of the amounts due by PHI to officers of Diva amounting to $617,781, the amounts due to PHI from Diva amounting to $94,843 and the return of 135,000 shares of common stock of PHI owned by Havilland.

During February 2000 the Company formed a California corporation, Providential Clearing, Inc. as a vehicle to effectuate the purchase of a self-clearing broker-dealer and to operate a securities clearing firm. As of June 30, 2002 this subsidiary has had no operations.

On April 30, 2002, the Company consummated an agreement to acquire 56.67% equity interest in SlimTech, Inc., a Nevada corporation, in exchange for 3,000,000 shares of the Company's restricted common stock. SlimTech plans to be a distributor of LCD (liquid crystal display) computer flat screens and other consumer electronics. Since SlimTech is a dormant entity with insignificant assets or liabilities, no pro forma information is presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Providential Holdings, Inc., Providential Securities, Inc., Providential Clearing, Inc., and SlimTech, Inc., collectively referred to as the "Company". All significant inter-company transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

MARKETABLE SECURITIES

The Company's securities are classified as available-for-sale and, as such, are carried at fair value. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes. The Company does not currently have any held-to-maturity or trading securities.

Unrealized holding gains and losses for available-for-sale securities are excluded from earnings and reported as a separate component of stockholder's equity. Realized gains and losses for securities classified as available-for-sale are reported in earnings based upon the adjusted cost of the specific security sold.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

DEPRECIATION AND AMORTIZATION

The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation and amortization of fixed assets are computed on a straight-line basis.

NET EARNINGS (LOSS) PER SHARE

The Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS No. 128"). SFAS No. 128 eliminates the presentation of primary and fully diluted earnings per share ("EPS") and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock outstanding for the period and common stock equivalents outstanding at the end of the period. Common stock equivalents have been excluded from the calculation of weighted-average shares for purposes of calculating diluted earnings per share for 2002 and 2001; as such inclusion is anti-dilutive.

STOCK-BASED COMPENSATION

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has elected to account for stock-based compensation plans under the intrinsic value method and to disclose the pro forma amounts using the fair value method.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

REVENUE RECOGNITION

The Company recognized commission and fee revenue when the security transaction was complete and the commission or fee had been earned. The Company recognizes other service income when the service has been completed. The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. Expenses are recognized in the period in which the corresponding liability is incurred.

ADVERTISING

The Company expenses advertising costs as incurred.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

REPORTING OF SEGMENTS

Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131"), which supersedes Statement of Financial Accounting Standards No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Currently, SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

RISKS AND UNCERTAINTIES

In the normal course of business, the Company is subject to certain risks and uncertainties. The Company provides its product on unsecured credit to most of its customers. Consequently, the Company's ability to collect the amounts due from customers is affected by economic fluctuations and each customer's ability to pay.

ACCOUNTING DEVELOPMENTS

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company had evaluated any accounting effect arising from the recently issued SFAS No. 142, "Goodwill and Other Intangibles" on the Company's financial position. As a result, the Company wrote off the Goodwill of $ 128,560 that was derived from the business acquisition during the fiscal year ended June 30, 2002.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. The Company is evaluating any accounting effect, if any, arising from the recently issued SFAS No. 144, "Goodwill and Other Intangibles" on the Company's financial position or results of operations.

In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The Company does not anticipate that adoption of SFAS 145 will have a material effect on its earnings or financial position.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

RECLASSIFICATIONS

Certain amounts in the 2001 financial statements have been reclassified to conform to the 2002 presentation.

NOTE 3 - NASD EXAMINATION AND DISCONTINUANCE OF PROVIDENTIAL SECURITIES, INC.

After the completion of a routine audit of Providential Securities, Inc. ("Providential") in July and August 2000, the National Association of Securities Dealers, Inc. alleged that Providential violated certain provisions of the NASD's Conduct Rules 2120, 2330, 2110 and 3010, and Rules 15c2-4, 10b-5, 10b-9 and 15c3-3 of the Securities and Exchange Commission. Providential Securities, Inc. and Henry Fahman voluntarily submitted a Letter of Acceptance, Waiver and Consent ("AWC",), which was accepted by NASD Regulation, Inc. on October 27, 2000, as follows:

Providential and Henry Fahman accepted and consented, without admitting or denying the alleged violations, to the entry of the following findings by NASD Regulation, Inc.:

From in or about December 15, 1998 through June 15, 1999, Providential Securities, through its Private Placement Memorandum, offered and sold one hundred three thousand (103,000) shares of Series I Class A Convertible Cumulative Preferred Stock in Providential Securities, Inc. for five hundred fifteen thousand dollars ($515,000) to twenty-two (22) customers. In connection with the Private Placement Memorandum, Providential Securities made certain misrepresentations or omissions in soliciting investments from public customers, such as: failure to disclose that an officer of Providential Securities could make contributions to help meet the minimum requirement; failure to disclose Providential Securities, Inc.'s disciplinary history whereby Providential Securities, Inc. and Henry Fahman, jointly and severally, were fined $28,500 for net capital deficiencies and for failing to send the requisite written notification or confirmation in fifty eight (58) securities transactions to public customers; and failure to disclose that Henry Fahman was ordered to requalify by examination as a financial and operational principal.

That Providential's use of the private placement funds mainly for Providential's own operational purposes (more than for those represented in the private placement memorandum) amounted to conversion or improper use of those funds thus violating the Conduct Rules 2110 and 2330.

That Providential, acting through Henry Fahman, violated SEC Rule 15c2-4, SEC Rule 10b-9, and Conduct Rule 2110 (a) by not utilizing a proper escrow account for the investment funds received, (b) by not retaining the private placement funds until the minimum requirement was met, and (c) by not refunding these funds to the customers when the minimum was not met, or not met in a timely manner.

That by receiving and controlling funds from public customers in connection with the private placement, Providential became obligated to comply with the full provisions of SEC Rule 15c3-3 (during the period of January through at least March, 1999, Providential Securities, through Henry Fahman, and Providential's financial and operations principal, Theodore Fahman, failed to compute the reserve requirements, and set aside appropriate reserves for customer protection.

That Providential, acting through Henry Fahman, in violation of Conduct Rule 3010(a) and Membership and Registration Rule 1018, was operating three non-registered supervisory jurisdiction branch offices, and that while Providential's membership agreement limited the firm's branch activities to two branches, there were at least seven full-service satellite locations, thereby violating Conduct Rule 2110 and Membership and Registration Rule 1014.

That both Providential and Henry Fahman also violated Membership and Registration Rule 1030 for failing to enforce Membership and Registration Rule 1031(a) by allowing four individuals with deficiencies in license registration to conduct a securities business during much of 1998 and 1999.

That Providential and Henry Fahman failed to comply with Membership and Registration Rule 1030 by failing to enforce Rule 1032(f) by allowing five individuals to act in the capacity of equity trader with deficiency in registration as Limited Representative-Equity Traders.

That Providential and Henry Fahman also violated Membership and Registration Rule 1120 and Conduct Rule 2110 by permitting a broker to conduct business and earn commissions, while his status was "inactive" as a result of his failing to complete his continuing education requirements.

That from on or about May 2, 2000 through May 30, 2000, Providential Securities, Inc. distributed biased communications to the public regarding its ProTimer service through the World Wide Web.

Providential Securities, Inc. and Henry Fahman also consented to the imposition, at a maximum, of the following sanctions:

Providential shall be censured, fined $115,000.00 and shall offer rescission to those public customers who participated in the Providential Private Placement. Providential shall provide proof in form satisfactory to NASDR's District 2 staff of its offer of rescission to the customers who participated in the Providential Private Placement. In addition, to the extent the offer of rescission is accepted by any investors, Providential is ordered to provide proof of payment of the restitution in a form satisfactory to the District 2 NASDR staff, no later than 120 days after acceptance of the Letter of Acceptance, Waiver and Consent. Henry Fahman shall be banned, in all capacities, from associating with any NASD member.

Based upon the above-mentioned circumstances, Providential Securities, Inc. withdrew its membership from the NASD in October 2000 and ceased its securities brokerage operation. The fine of $115,000 is included in accrued expenses in the accompanying consolidated financial statements. The Company has offered all Preferred Stock holders rescission on their investment. As of the date of this report the Company has redeemed $65,000 of the preferred stock plus accrued interest.

NOTE 4 – IMPAIRMENT OF ASSETS

The Company wrote off the fixed asset amounting $80,000 and receivables of $172,868 that deemed to be unrecoverable during the year ended June 31, 2002. The Company also wrote off $128,560 of goodwill, which was resulted from a business acquisition. These were recorded as a loss on impairment of assets in the financial statement.

NOTE 5 – PREPAID EXPENSE

On April 15, 2002, the Company signed an agreement with Min Duk Hyun (consultant) for consulting service. The consultant will consult the Company in identifying, locating and acquiring various business opportunities for the Company for a period of two years through April 15, 2004. The Company issued 3,000,000 shares of common stock to the consultant valued at $1,620,000 based upon market value of the stock at the time of consummation of the agreement. The Company has recorded the shares issued to the consultant as prepaid fees, net of amortization of $168,751 for the period from April 15, 2002 through June 30, 2002.

NOTE 6 - INVESTMENTS

INVESTMENT IN CLEARPASS

The Company entered into a letter of intent to provide funding of $10,000,000 for minimum of 33% equity in ClearPass. ClearPass is manufacturing company for the bio sensor mouse pads and related equipment. The Company invested $15,000 during the fiscal year ended June 30, 2002. This amount has been reflected as investment in the financial statements on June 30, 2002.

INVESTMENT IN SLIMTECH

Pursuant to a Stock Acquisition purchase agreement (the "Acquisition Agreement") on April 30, 2002, the Company exchanged 3,000,000 shares of newly issued common stock, in exchange for 10,200,000 shares of the common stock of SlimTech, Inc., a Nevada corporation, which constitutes approximately 57% interest in SlimTech, Inc. The Acquisition was approved by the unanimous written consent of the Board of Directors on June 14, 2002.  The investment was recorded at the market value of the shares issued by the Company resulting in goodwill of $128,560.  On June 30, 2002, the Company wrote off the recorded value of goodwill based upon the reevaluation at June 30, 2002.

INVESTMENT IN PROVIDENTIAL TECHNOLOGY, INC.

The Company purchased less than 10 percent of the outstanding shares of Providential Technology, Inc. This corporation was engaged in software development for financial service providers. The Company provided the initial funding of $165,000 for Providential Technology to develop a market-timing program and an online trading platform for equities. These projects were discontinued in October 2000 due to lack of additional funding. This investment has been recorded at no value and any funds invested into this corporation have been written off in the accompanying financials.

NOTE 7 - MARKETABLE EQUITY SECURITIES AVAILABLE FOR SALE

Following is a summary of marketable equity securities classified as available for sale:

                                                              Cost Basis               Fair Value                  Gross

                                                                                                                             Unrealized Loss

                                                                 ----------                   ----------                  ----------------

Marketable securities                          $637,009                 $120,000                     $517,009

The changes in net unrealized holding loss on securities available for sale that has been included as a separate component of stockholders' equity for the twelve months ended June 30, 2002 and for the year ended June 30, 2001 were $366,820 and $28,869, respectively.

NOTE 8 - PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2002 consist of the following:

Furniture and equipment:	$ 107,005
Automobiles:	81,103
$ 188,108
Less: Accumulated depreciation:	(135,650)

Net:	$ 52,458

The Company depreciates its furniture, equipment and automobiles on a straight-line basis over an estimated useful life of 5 years.

Depreciation and amortization expense was $30,317 and $132,950 for the twelve ended June 30, 2002 and 2001, respectively.

On June 22, 2001 the Company completed sale of its corporate office building. The Company recognized a gain, net of broker and escrow fees, of $551,179 on the sale. The Company currently leases its office space from the new owners at $4,263 per month.

NOTE 9 - DUE TO OFFICER

Due to officer, represents advances made by an officer of the Company, which are non-interest bearing, unsecured and due on demand.

NOTE 10 - CONVERTIBLE PROMISSORY NOTES

The Company issued convertible promissory notes in March and April 2000 amounting $1,350,000 plus interest due on September 28, 2000 and $400,000 plus interest due on October 21, 2000. These notes are essentially demand notes that have a six-month term and bear interest at 8% annually, unless the notes are in default, in which instance the interest rate will increase to 12% annually. Further, the notes bear a redemption premium, based upon the date of redemption equal to: 5% if within the first 60 days; 10% if within the second 60 days; 15% if within the third 60 day-period, and 20% if redeemed after 181 days. On the 180th day, the Company can require the holders to convert (if a registration statement is in effect) the notes into common stock. After the 180th day, only the holders can elect to convert - no right of the Company to force conversion after that time. On the second anniversary, any remaining notes will automatically covert into common stock (if a registration statement is in effect). If the conversion is at the direction of the Company, then, in addition to the redemption amount, the Company would also owe a 20% per annum rate of return on the redemption amount.

The notes may be paid by tender of common stock of the Company, with the conversion rate for the issuance of the common stock equal to the "closing price" on the date of the initial purchase of the notes, which is the average of the closing bid price for the five previous trading days. Re-pricing warrants have also been issued in contemporaneous amounts, such that any decrease in the trading price of the stock will entitle the note holders to reset the exercise price to a lower price than that which existed on the closing date. The number of shares issued under the re-pricing warrants is directly linked to the Company's stock price on the conversion date of the notes. As the stock price decreases, the number of shares to be issued pursuant to the re-pricing warrants increase. The note purchasers are also entitled to a separate set of warrants, equal to 20% of the total purchase amounts of the notes acquired, allowing for an exercise price of 110% of the closing price and having a 5-year term.

In accepting these subscriptions for these convertible notes, the Company had agreed to file a registration statement with respect to the Company's common stock to be issued upon conversion of the notes and any exercise of the warrants, with the initial filing to occur within 60 days of the "first closing", which occurred on March 28, 2000. A 2% per month penalty will accrue if the registration statement is not declared effective on or prior to the 181st day following the first closing. The holders have the right to require repayment in cash if no registration statement is in effect on the 181st day. Since this registration statement was not filed within the first 60 days of the first closing, nor has it been declared effective within 181 days after the first closing, the note holders have the right to the 2% penalty and repayment in cash. The Company has not paid these notes as of the date of this report and will also owe the note holders the 12% default rate and the 20% redemption premium noted above.

During the year ended June 30, 2002, $225,000 of the notes and accrued interest and other fees of $183,695, totaling $408,695, were converted to 170,288 shares of Company's common stock. The market value of the stock issued for the conversion was calculated at $25,240 and the gain of $383,455 resulted from this note conversion was recorded as an extraordinary gain in the financial statements.

NOTE 11 – ACCRUED EXPENSES

The accrued expenses at June 30, 2002 consist of the following:

Accrued accounts payable	$ 560,193
Accrued salaries & payroll tax	$ 31,508
Accrued interest	$ 1,863,374
Accrued legal	$ 1,116,077
Accrued expenses - other	$ 125,020
Total	$ 3,696,172

NOTE 12 – MINORITY INTEREST

The minority interest in SlimTech was computed as follows:

Total assets - shares in PHI	$ 300,000
Total Liabilities	(3,300)
Net Worth	296,700

Minority shares 43.33%	$ 128,560

NOTE 13 – LITIGATION

LEGAL PROCEEDINGS SETTLED AND UNPAID AS OF JUNE 30, 2002:

QUANG VAN CAO AND NHAN THI NGUYEN CAO VS. PROVIDENTIAL SECURITIES, INC. ET AL.

This case was originally submitted to Orange County Superior Court, CA on June 25, 1997, Case No. 781121, and subsequently moved to NASD Dispute resolution for arbitration. On or about August 24, 2000, the Company's legal counsel negotiated with the Claimant's counsel and unilaterally reached a settlement that had not been approved by the Company. While the Company was in the process of re-negotiating the terms of said settlement, the Claimants filed a request for arbitration hearing before the National Association of Securities Dealers on October 4, 2000, Case No. 99-03160. Thereafter, the Claimants filed a complaint with the Orange County Superior Court, CA on October 31, 2000, Case No. 00CC13067 for alleged breach of contract for damages in the sum of $75,000.00 plus pre-judgment interest, costs incurred in connection with the complaint, and other relief. Without admitting or denying any allegations, the Company reached a settlement agreement with the Claimants whereby the Company would pay the Claimants a total of $62,500.00 plus $4,500.00 in administrative costs. As the date of this report, the Company has paid $2,500 and is subject to an entry of judgment for $79,000. The settlement amount has been accrued in the accompanying consolidated financial statements.

CONSECO FINANCE VENDOR SERVICES CORPORATION FKA GREEN TREE VENDOR SERVICES CORPORATION VS. PROVIDENTIAL SECURITIES, INC., HENRY D. FAHMAN AND TINA T. PHAN

In September 1997 Providential Securities, Inc. entered into a written Lease Agreement to lease certain items of equipment from Green Tree Vendor Services, in return for which Providential Securities, Inc. agreed to pay thirty-six monthly installments, each in the amount of $1,552.01. On or about September 12, 2000, and subsequently, Providential Securities, Inc. was unable to make the monthly payments to Claimant due to the lack of revenues following the interruption and subsequent closure of its securities brokerage operations. Claimant filed a complaint for money with the Superior Court of the State of California, County of Orange (Case No. 01CC02613) on February 23, 2001 seeking $39,102.50 plus interest thereon at the legal rate from September 12, 2000. The claimant entered a judgment against Providential Securities, Inc., Henry Fahman and Tina Phan for $48,933. The judgment amount has been accrued in the accompanying consolidated financial statements.

IMPERIAL BUSINESS CREDIT, INC. VS. PROVIDENTIAL SECURITIES, INC., TINA T. PHAN, TIMOTHY DACK FAHMAN, THEODORE DACK FAHMAN, AND HENRY DACK FAHMAN

On or about November 20, 1997, Nara Bank, N.A. and Providential Securities, Inc. entered into a Written Lease Agreement ("Agreement") wherein Nara Bank, N.A. agreed to lease certain computer equipment to Providential Securities, Inc. Thereafter, the Agreement was assigned from Nara Bank, N.A. to Claimant's Assignor Oak Financial Services. Thereafter, the Agreement was assigned from Claimant's Assignor to Claimant. Pursuant to the terms of the Agreement, Providential Securities, Inc. agreed to pay Nara Bank, N.A. the sum of $1,187.40 per month for sixty months. On or about September 15, 2000, and subsequently, Providential Securities, Inc. was unable to make the monthly payments to Claimant due to the lack of revenues following the interruption and subsequent closure of its securities brokerage operations. (See Note 16) Claimant filed a complaint for money with the Superior Court of the State of California, County of Orange (Case No. 01CC07697) on June 14, 2001 seeking $30,873.40 plus interest thereon at the rate of ten percent (10%) per annum from September 15, 2000. This case was settled on December 17, 2001. However, since Providential Securities, Inc. was unable to pay the settlement amount, Claimant entered a judgment for $79,681 on January 23,2002. Subsequently, $12,000 was paid by Mr. Fahman. The unpaid judgment amount has been accrued in the accompanying consolidated financial statements.

TIME WARNER COMMUNICATIONS VS. PROVIDENTIAL SECURITIES, INC.

The case filed in the superior Court in California for County of Orange by the claimant for amounts due in connection with advertising performed on behalf of Providential Securities, Inc. The case was settled for $7,500 on July 12, 2001. The settled amount has been accrued in the accompanying consolidated financial statements.

ARBITRATION CASES

The arbitration case brought by Richard Shaffer against Providential Securities, Inc., was closed in the year ended June 30, 2002. The total claim requested by the claimant of $100,000 plus interest was denied. This amount was recorded as a gain on legal settlement in the financial statements since this amount has been accrued in the prior period.

The arbitration case for Tam was never filed. The prior year's accrued expense of $40,000 was reversed and the amount was recorded as a gain on legal settlement.

PENDING LITIGATION:

COFFIN COMMUNICATIONS GROUP VS. PROVIDENTIAL HOLDINGS, INC.

On February 19, 2002 Coffin Communications Group filed a complaint with Superior Court of California, County of Los Angeles Limited Jurisdiction, against the Company (Case No. 02E01535) for $8,500 plus prejudgment interest, attorney's fees and costs, and other and further relief. This claim is in connection with investor relations' services rendered by Coffin Communications Group. The Company intends to settle this case. The sought amount of $8,500 (excluding interest) has been accrued in the accompanying consolidated financial statements.

DOW JONES & COMPANY, INC. VS. PROVIDENTIAL SECURITIES, INC. AND PROVIDENTIAL HOLDINGS, INC.

On March 19, 2002 Dow Jones & Company filed a complaint with the Superior Court of California, County of Orange, West Justice Center (Case No. 02WL1633), against Providential Securities, Inc., the discontinued operations of the Company, and Providential Holdings, Inc. for $9,973.10 plus prejudgment interest at the rate of ten (10%) per annum from November 1, 2000, reasonable attorneys' fees and other and further relief. This claim is in connection with services allegedly rendered by the Plaintiff to Providential Securities, Inc. prior to November 2000. The Company intends to settle this case. The sought amount of $9,973.10 (excluding interest) has been accrued in Accrued Expenses in the accompanying consolidated financial statements.

FRANCIS VAUSE, MARK VAUSE, FRANCIS VAUSE, JR., IAN VAUSE AND MARGARET HODSON VS. JERSEY TRANSFER & TRUST COMPANY AND PROVIDENTIAL HOLDINGS, INC.

Claimants filed a complaint with the United States District Court, District of New Jersey (Case No. 00-4353(JAGF) on September 6, 2000 seeking damages of $500,000.00 against Jersey Transfer & Trust Company and Providential Holdings, Inc. for refusing to remove the restrictive legends and register a total of 568,332 shares of Rule 144 stock held by Claimants. Providential Holdings, Inc. and Jersey Transfer & Trust Company ("Defendants") relied on representation by the former management of JR Consulting, Inc., later changed to Providential Holdings, Inc., that the captioned shares were not free of all encumbrances and were issued for invalid consideration. Defendants are vigorously defending the case and have cross-claimed against the appropriate former management of JR Consulting, Inc. The sought amount of $500,000 has been accrued in the accompanying consolidated financial statements.

JAMES C. HU VS. MINGMAN HU AND PROVIDENTIAL SECURITIES, INC.

Mingman Hu was a registered representative with Providential Securities, Inc. who served Claimant's investment account. Claimant filed a complaint with the Los Angeles County Superior Court, Northeast District on April 27, 2001 (Case No. G0027156) seeking compensatory damages in the amount of $11,609.11 plus 12% interest and emotional distress damages in excess of $50,000.00 for Mingman Hu's failure to honor her written agreement with Claimant. Mingman Hu was an independent contractor with Providential Securities, Inc. and was responsible for any alleged claims by Claimant. Providential Securities, Inc. will vigorously defend this case. The sought amount of $61,609 (excluding interest) has been accrued in the accompanying consolidated financial statements.

LAWRENCE NGUYEN VS. HENRY D. FAHMAN, PROVIDENTIAL HOLDINGS, INC. AND HUNG NGUYEN aka TONY NGUYEN

On December 19, 2000 Henry D. Fahman executed a Demand Promissory Note and pledged 1,049,600 shares of common stock of Providential Holdings, Inc. for a personal loan in the amount of $150,000.00 from Claimant. This note was amended on February 22, 2001 to mature on March 19, 2001. Henry D. Fahman repaid $25,000.00 to Claimant and requested an extension for repayment of said note to July 15, 2001, which was agreed by Claimant and guaranteed by Mr. Derek Nguyen, a mutual friend of both Claimant's and Henry D. Fahman's. On May 31, 2001, Claimant filed a complaint with the Superior Court of California, County of Orange, Central Justice Center (Case No. 01CC07055) seeking $125,000.00 plus interest at the highest rate allowed by law from and after December 19, 2000, attorney fees and costs, exemplary and punitive damages, and ownership of the pledged shares of common stock of Providential Holdings, Inc. Henry Fahman is committed to repaying his personal obligation to Claimant. The Company has not accrued any amount relating to this case in the accompanying consolidated financial statements.

NGON VU VS. PROVIDENTIAL SECURITIES, INC.

Claimant was a former employee of Providential Securities, Inc. who was laid off in 2000 due to closure of business. The Claimant complained to the Department of Industrial Relations (DIR) for allegedly unpaid vacation and salaries. On June 13, 2001, the DIR filed a request to enter a judgment against Providential Securities, Inc. for $9,073.64 including wages and interest, penalty, post hearing and filing fee. Providential Securities, Inc. is appealing the request for judgment. The sought amount of $9,074 has been accrued in the accompanying consolidated financial statements.

MARK TOW, ESQ. VS. PROVIDENTIAL HOLDINGS, INC.

This case is pre-arbitration. The Company hired Mark Tow, Esq. to prepare an SB-2 Registration Statement and prepaid him $25,000 in retainer. Because Mark Tow was unable to complete the work according to schedule, the Company hired Stradling Yocca Carson & Rauth to replace Mark Tow. Stradling Yocca Carson & Rauth completed the SB-2 Registration Statement and filed with the SEC on 9/28/2000. Mark Tow sent the Company a letter in June 2001 seeking a total of $75,000.00 for his allegedly rendered service. The Company intends to vigorously defend this case. The Company has accrued $50,000 relating to this case in Accrued Expenses in the accompanying consolidated financial statements since the original agreement with Mark Tow was for a total service fee of $75,000 and the Company has already paid $25,000 as a retainer to be offset against the total fees.

ARBITRATION CASES

The Company has several arbitration cases that are either pending or in preliminary stages against Providential Securities, Inc. relating to the day trading operations of the Company. The Company intends to defend each of the matters vigorously but may enter into a settlement where appropriate based on the specific allegations involved and the potential cost to defend the matter. The total amount of damages sought by all the claimants of these cases is $131,850. This amount has been accrued in the accompanying consolidated financial statements.

NOTE 14 - INCOME TAXES

The Company's income tax provision in the current year represents mandatory state taxes for each corporation and some penalties and interest relating to late payments.

The reconciliation of income tax expense (benefit) computed at the U.S. Federal statutory rate to income tax expense (benefit) is as follows:

	June 30, 2002	June 30, 2001

Tax at U.S. Federal statutory rates:	($421,400)	($683,600)

State income taxes, net of federal effect:	(74,400)	(120,600)

Change in valuation allowance:	495,800	809,723
	$ -	$ 5,523

The income tax of $800 for the year ended June 30, 2002 represents minimum franchise tax for State of California. As of June 30, 2002 the Company's deferred tax asset amounted to approximately $4.5 million, which relates primarily to NOL carryforwards. The deferred tax asset for the year had a related valuation allowance in the same amount.

The Company had no significant deferred tax liabilities as of June 30, 2002.

As of June 30, 2002, the Company estimated the available NOL carryforwards to be approximately $11.3 million, subject to certain limitations, which will expire on various dates through 2022.

The Company has failed to file its federal and state tax returns for June 30, 2002 and June 30, 2001.

NOTE 15 – BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "Earnings per Share". Under the provision of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock outstanding for the period and common stock equivalents outstanding at the end of the period. Common stock equivalents have been excluded from the calculation of weighted-average shares for purposes of calculating diluted net loss per share for 2002 and 2001 periods, as such inclusion is anti-dilutive.

                                                                                                             2002                                    2001

    Basic and diluted net loss per share:

    Numerator:

          Net Loss                                                                            $(1,239,543)                        $(2,015,644)

    Denominator:

              Basic and diluted weighted average

          number of common shares outstanding

          during the period:                                                              28,648,000                           27,323,000

    Basic and diluted net loss per share:                                          $ (0.04)                                 $ (0.07)

                                                                                                ============                    ===========

NOTE 16 – ISSUANCE OF STOCK

SERIES I CLASS A CONVERTIBLE CUMULATIVE PREFERRED STOCK:

During the year ended December 31, 1999 Providential Securities, Inc. placed a subscription offering for its newly authorized Series I, Class A Preferred Stock. There were 10,000,000 shares authorized, of which 103,000 shares were issued at $5.00 per share. Holders of the Series I Class A Convertible Cumulative Preferred Stock are entitled to receive a cumulative cash dividend at a rate of 12% per year, accrued quarterly. Dividends, including any accumulated and unpaid dividends, shall be paid on the Preferred Stock before any dividends are paid to the holders of the Company's Common Stock. Each share of the Preferred Stock is convertible into one share of Common Stock of the Company at any time after two years from the date of issue or immediately prior to the Company's initial public offering, whichever event occurs first. The Company may redeem the Preferred Stock for a price equal to 120 percent of the par value of said Preferred Stock (plus accumulated and unpaid dividends) at any time after two years from the date of issuance, but only after giving the investor the opportunity through written notice to convert his or her investment to Common Stock. Accrued dividends, which is included in other current liabilities at June 30, 2002 and June 30, 2001 was $111,055 and $57,055, respectively.

During the year ending June 30, 2001 the Company redeemed 13,000 outstanding shares of Preferred Stock in exchange for principal plus any unpaid dividends as required by the NASD settlement and the litigation settlement.

COMMON STOCK:

During November and December 2000 the Company issued 11.8 million shares of common stock to its treasury. The stocks were issued at their par value of $.04 per share for a total amount of $472,000.

During the year ended June 30, 2002, the Company issued 170,288 shares of common stock for conversion of notes. The difference of $383,455 from the notes amounting $225,000 and accrued interest and other fees of $183,695 exchanged for the stock valued at market price of $25,240 was recorded as an extraordinary gain.  The stock were valued at the market price of the stock at the time of conversion of the notes.

During the year ended June 30, 2002, the Company issued 3,000,000 shares of common stock for consulting service amounting $1,620,000 valued at the price of the stock at the time of issuance of the stock.  In addition, 710,000 shares of common stock were issued for consulting services amounting $183,600.

The Company issued 3,000,000 shares of common stock for acquisition of SlimTech, recorded at $300,000. The shares issued to this subsidiary have been reflected as treasury stock in the financial statements.

NOTE 17 - STOCK BASED COMPENSATION PLAN

On July 10, 2000 the Company adopted a Stock Option and Incentive Plan (the "Plan") which provides for the issuance of up to a maximum of 16 million shares of the Company's common stock to officers, employees and non-employee directors at the sole discretion of the board of directors. On August 10, 2000 the Company granted 14 million options under the Plan to officers, directors and employees at an exercise price of $.50 per share. All the options were exercisable on July 1, 2001 and expire on December 31, 2002. As of the date of this report, there have been no options exercised and seven million of these options have been forfeited.

As the Company complies with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" in accounting for options issued to employees no compensation expense has been recorded. Had compensation costs for the Company's stock option plan been determined based upon fair value at the grant date consistent with Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation," the Company's net loss and loss per share as of June 30, 2001 would have been as follows:

Net loss as reported                                               $ (2,015,644)

Net loss - pro forma                                                $ (7,265,484)

Loss per share as reported                                    $          (0.07)

Loss per share - pro forma                                     $          (0.27)

The weighted average fair value of options granted for the year ending June 30, 2001 is $.37. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. The following assumptions were used for grants in fiscal year 2001: risk-free rate of 6.0 percent; no expected dividend yield; expected volatility of 540 percent; and an expected life of 2.4 years.

NOTE 18 – CONTRACTS AND COMMITMENTS

AGREEMENT WITH DATALOGIC CONSULTING, INC.

DataLogic Consulting, Inc., a Texas corporation, is an IT consulting firm and a SAS Institute Quality Partner. The Company has assisted Datalogic in connection with its merger plan with Topclick International, Inc. and other development strategies. On April 25, 2001, but effective April 18, 2001, Datalogic Consulting, Inc. and the Company entered into an agreement whereby the Company would receive 10% equity in the new company that would result from the consummation of the proposed merger between Datalogic Consulting, Inc. and Topclick International, Inc. The merger plan between Datalogic and Toplick was consummated on July 20, 2001. The Company was entitled to 2,666,922 shares of Datalogic International, Inc. (the new name for Topclick International, Inc.) as the fee for the merger and acquisition consulting services it performed. The company has received 1.2 million shares as of June 30, 2002. This investment in Datalogic International, Inc. is carried on the financial statements of Providential Holdings, Inc. at its market value as of June 30, 2002.

JOINT VENTURE AGREEMENT WITH MIMI BAN

On November 27, 2001 by effective November 23, 2001, the Company signed a joint venture agreement with Mimi Ban, an individual, whereby Mimi Ban would transfer the liquid crystal display (LCD) technologies to Providential for the purpose of setting up and operating one or more LCD manufacturing plants in Vietnam. According to the joint venture agreement, Mimi Ban will share 30%, Providential Holdings, Inc. will share 60% and other business partners and investors, including HTV Co., Ltd., will share 10% of the net profits that will be generated from any and all LCD plant(s) that will be established in Vietnam and elsewhere as a result of this agreement. This joint venture agreement supersedes all prior agreements, arrangements and covenants, including but not limited to the Joint Venture Agreement between Boxo, Inc. and the Company dated January 4, 2001 and the Letter of Intent between Boxo, Inc. and the Company dated December 20, 2000 and any amendment thereof. As of the date of this report there have been no manufacturing plants operating or has been set-up.

INTERNATIONAL CENTER FOR TRAINING AND CONSULTING, VIETNAM'S MINISTRY OF TRADE

International Center for Training and Consulting (ICTC) is an organization under the Ministry of Trade of Vietnam that promotes economics, trade, investment and training activities between Vietnam and foreign organizations. Providential Holdings, Inc. and ICTC signed an agreement in March 2001 to cooperate in the areas of trade, economics, and technology. ICTC is responsible for representing Providential Holdings in connection with appropriate Vietnamese organizations, businesses, and individual businessmen and investors in Vietnam. ICTC will also perform consulting services and provide information on various economic, trade and investment projects as may be required by Providential. Fees between the parties will be negotiated on an as project basis. As of the date of this report ICTC has introduced Vietnam-based Delta Electromechanis Co., Ltd., a manufacturer of electric bicycles, and Nam Hiep Co., Ltd., a manufacturer of organic fertilizer and construction company to PHI as potential joint venture partners; however, there have been no projects completed.

        CHU LAI INDUSTRIAL ZONE, QUANG NAM PROVINCE, VIETNAM

Providential Holdings has entered into an agreement with Chu Lai Industrial Zone (CLIZ) Authority, Quang Nam Province, Central Vietnam, to develop this industrial and export processing zone, to upgrade a paper mill, and to implement two to five investment projects in Chu Lai by the end of 2002. As of the date of this report the Company has not assisted in funding this project. The Company expects its main role in this project to be the manager organizing the different companies that will operate their business at this location. As the date of this report, the Company has not assisted in funding this project.

PROVIMEX

A wholly owned division of the Company originally formed on April 10, 2001 under the name "Providential Imex", to focus on trade commerce with Vietnam. This division changed its name to Provimex on July 5, 2001. The Company believes that its trade commerce business will grow substantially as a result of the ratification of the Trade Agreement between Vietnam and the United States. The Company has only begun to generate revenues through this division since August 2002.

PROVIDENTIAL ADVISORY SERVICES, INC.

Providential Advisory Services, Inc. (PAS) was formed in February 2000 as a California corporation. Its mission is to create distinctive value and enrich client's lives by providing high quality investment advisory services that will help improve their asset value over time. The Company purchased 60 percent of the outstanding shares of this entity in July 2001 for $1,000. As of the date of this report this corporation has had no sales, cost of sales or gross profit.

AGREEMENT WITH LEXOR INTERNATIONAL, INC.

On October 9, 2001, the Company entered into an agreement to provide merger and acquisition consulting services to Lexor International, Inc., a Maryland corporation, and to assist Lexor in its business combination plan with in its business combination plan with Pan-American Automotive Corporation, a Delaware corporation. According to the agreement, the Company will be receiving 10% equity interest in the resulting company as compensation for its advisory and consulting services. On October 22, 2001, Pan-American signed a definitive agreement to acquire 100% of Lexor in exchange for stock in Pan-American. This transaction was closed on November 5, 2001 and on November 15, 2001 the Company received 24,761,900 restricted shares of Pan-American Automotive Corporation's common stock, (after the 7 to 1 reverse split). The Company has recorded these shares at no value.

EQUITY LINE OF CREDIT

The Company received a $20 million equity line of credit at the beginning of November 2001 with Boston-based Dutchess Private Equities Fund, L.P. The line of credit's term was three years. This equity line of credit was terminated in June 2002 because the Company was unable to file a registration statement in a timely manner and no funds were been received against this line of credit.

         JOINT VENTURE WITH MINH HIEU COMPANY

On January 1, 2002 the Company entered into an agreement with Minh Hieu Joint Stock Company of Ho Chi Minh City, Vietnam to form "Providential JVC," a joint venture company under the laws of the Socialist Republic of Vietnam. According to the terms of the agreement, the Company will contribute $140,000 to the initial required capital and own 70% of Providential JVC while Minh Hieu Company will contribute $60,000 for 30% of the joint venture enterprise. Providential JVC's main line of business includes industrial garments, packaging products and accessories. To date no amount has been contributed towards the joint venture.

OFFICE SPACE LEASE

The Company currently leases its office space from PAUB ENTERPRISES, LLC at $4,263 per month. This lease commenced on April 1, 2001 and expires on March 31, 2004.

         EQUIPMENT LEASES

The Company also has been unable to make all their monthly payments on other equipment leases due to the lack of revenues following the interruption and subsequent closure of its securities brokerage operations. The Company is in litigation with some of the equipment lessors and is negotiating additional payoffs with other equipment lessors.

NOTE 19- GOING CONCERN UNCERTAINTY

As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $1.2 million for the year ended June 30, 2002. As of June 30, 2002, the Company had a negative working capital of $6.7 million and a shareholder deficit of $5.2 million. Since the main operating subsidiary Providential Securities, Inc. ceased its securities brokerage operations in October 2000, there has been no significant revenue stream for the Company. The Company is in default of the terms of convertible notes at June 30, 2002.  These factors, as well as the uncertain conditions that the Company faces in its day-to-day operations, create an uncertainty as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Management has taken action and is formulating additional plans to strengthen the Company's working capital position and generate sufficient cash to meet its operating needs through June 30, 2003 and beyond. Among the actions to be taken, the Company intends to file a Form SB-2 Registration Statement to raise additional capital and is currently in the process of attaining additional financing. In addition, the Company also anticipates generating more revenue through its proposed mergers and acquisitions (See Notes 18). No assurances can be made that management will be successful in achieving its plan.

NOTE 20 – SUBSEQUENT EVENT

Subsequent to June 30, 2002, the Company issued 2,532,057 shares of common stock for converted notes to exercise re-pricing warrants.

In July 2002, the Company received the decision on NASD arbitration for Mohammad Bagherabadi. The case was dismissed without prejudice. The Company is only liable for the fee of $3,100. As of June 30, 2002, the Company has accrued $81,850.

In July 2002, the Company secured a $10 million equity line of credit from Los Angeles-based Mercator Momentum Fund, L.P. The line of credit's term is three years. The amount the company can receive is dependent on the amount of free trading shares put in an escrow account or an effective registration statement. The company can draw down up to 90 percent of the market price (as defined in the agreement) of the registered shares or the free-trading shares deposited in escrow. The Company agrees to pay a 2 percent fee on the total value of the equity line, 1 percent of which will be payable in cash on the gross proceeds from the first drawdown and the remaining 1 percent fee payable in shares of the Company's common stock. As of the date of this report, no funds have been received against this line of credit.

On August 23, 2002, the Company entered into a purchase agreement with ATC Technology Corporation, an Arizona corporation to purchase all issued and outstanding shares of ATC Technology Corporation. For consideration, the Company agreed to deliver $250,000 in promissory note, non-interest bearing, payable 270 days after closing, and $250,000 in promissory note, non-interest bearing, payable 18 months after closing, 3,000,000 shares of restricted stock of the Company with an option of additional shares to be issued after 270 days if the stock price does not reach $.30, 1,000,000 shares of restricted stock of the Company with an option of additional shares to be issued after one year if the stock price does not reach $.30.

Item 23.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

                  ACCOUNTING AND FINANCIAL DISCLOSURE

(a)  On September 4, 1998, the company's board of directors appointed Marcum & Kliegman LLP and the company's independent auditors for the fiscal year ended June 30, 1998. This firm replaced Coopers & Lybrand, which has audited the company's financial statements for the fiscal years ended June 30, 1997 and 1996.

Effective on July 28, 2000, Marcum & Kliegman LLP, which had audited the financial statements of the company for the fiscal years ended June 30, 1998 and 1999, was dismissed. The decision to change accountants was approved by the board of directors.

During the company's fiscal years ended June 30, 1998 and 1999, and the subsequent interim period preceding such dismissal, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within those fiscal years and the subsequent interim period preceding the former accountants' dismissal.

(b)  Effective on July 28, 2000, Kabani & Company, Inc. was engaged to serve as the new principal accountants to audit the company's financial statements. During the company's two most recent fiscal years, and the subsequent interim period prior to engaging these accountants, neither the company nor someone on its behalf consulted the newly engaged accountants regarding any matter. In addition, there has been no disagreement with these accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

AVAILABLE INFORMATION

The company has filed with the U.S. Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the company and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

A copy of the registration statement, and the exhibits and schedules filed with it, may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference room by calling the Commission at 1 (800) SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the company. The address of the site is http://www.sec.gov. The registration statement, including all its exhibits and any amendments, has been filed electronically with the Commission.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

The company's articles of incorporation do not have provisions dealing with indemnification.  The bylaws of the company provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the company or is or was serving at the request of the company or for its benefit as a director or officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such right of indemnification are not exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law or otherwise, as well as their rights as set forth above.

In addition, the corporation laws of the States of California and Nevada set forth indemnification provisions as set forth in the prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Item 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table specifies costs and expenses which will be paid by us in connection with the offer of common stock by both the company and the selling shareholders.

Use of Proceeds

Maximum Offering
	Amount*	Percent*
Transfer Agent Fee	$ 1,000	less than 1%
Printing Costs	$ 10,000	less than 1%
Legal Fees	$ 25,000	less than 1%
Accounting Fees	$ 5,000	less than 1%
Working Capital	$ 24,959,000	99.9%
Total	$ 25,000,000	100%

* estimated

Item 26.    RECENT SALES OF UNREGISTERED SECURITIES

Series 1 Bridge Financing Notes

The company entered into a contract for the sale of up to $4,000,000 in total face value convertible promissory notes in order to raise capital for the company's operations and acquisition of certain corporate opportunities, $1,750,000 of which were sold three investors on March 28, 2000 and April 21, 2000 (this offering was closed).

These notes are demand notes that have a six-month term and bear interest at 8% annually, unless the notes are in default, in which instance the interest rate will increase to 12% annually. The notes bear a redemption premium, based upon the date of redemption equal to: (i) 5% if within the first 60 days; (ii) 10% if within the second 60 days; (iii) 15% if within the third 60 day-period, and (iv) 20% if redeemed after 181 days. On the 180th day, the company can require the holders to convert (if a registration statement is in effect) the notes into common stock. After the 180th day, only the holders can elect to convert; there is no right of the company to force conversion after that time. On the second anniversary, any remaining notes will automatically covert into shares of common stock (if a registration statement is in effect). If the conversion is at the direction of the company, then, in addition to the redemption amount, the company will also owe a 20% per annum rate of return on the redemption amount. If the conversion is at the direction of the holder, then the company will also owe the redemption amount. Under the Purchase and Security Agreement, notwithstanding any rights of conversion or exercise contained in the notes, the repricing warrants or purchaser warrants associated therewith, the holder agrees not to convert or exercise any notes, repricing warrants or purchaser warrants in excess of that number which, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the common stock following such conversion.

 The notes may be paid by tender of common stock of the company, with the conversion rate for the issuance of the common stock equal to the "closing price" on the date of initial purchase of the notes, which is the average of the closing bid price for the five previous trading days. Repricing warrants have also been issued in contemporaneous amounts, such that any decrease in the trading price of the stock will entitle the note holders to reset the exercise price to a lower price than that which existed on the closing date. The note purchasers are also entitled to a separate set of warrants, equal to 20% of the total purchase amounts of the notes acquired, allowing for an exercise price of 110% of the closing price and having a 5-year term.

In accepting subscriptions for these convertible notes, the company agreed to file a registration statement with respect to the company's common stock issuable upon conversion of the notes and any exercise of the warrants, with the initial filing to occur within 60 days of the first closing. A 2% per month penalty will accrue if the registration statement is not declared effective on or prior to the 181st day following September 26, 2000. The holders have the right to require repayment in cash if no registration statement is in effect on the 181st day.

Under the Purchase and Security Agreement, each purchaser agrees, not to purchase, sell, make any short sale of, pledge, grant any option for the purchase or sale of or otherwise trade any of the company's common stock prior to the conversion of the bridge notes (other than a purchase of common stock from the company pursuant to the exercise of the warrant to the repricing warrant), without the prior written consent of the company.

The placement agent for these notes was Sovereign Capital Advisors, LLC, which earned a 10% finder's fee, a 3% non-accountable expense allowance and the right to acquire warrants to purchase common stock of the company at the rate of 5,000 warrants for each $100,000 of notes placed; as a total of $2,000,000 was raised, this entitles Sovereign to 100,000 warrants (which have not yet been issued). The exercise price on these warrants will be 110% of the market price of the company's common stock on the date on which a note or series of notes is placed. As part of the placement agreement between Sovereign and the company, Sovereign has the right of first refusal to act as placement agent for any future private financings of the company, whether of equity securities, convertible debt securities or securities or instruments convertible into or exchangeable for debt or equity securities of the company or similar transactions for a period of one year following the final closing of the offering.

Based on the original issue dates of March 28, 2000 and April 21, 2000, the holders of these notes have opted to convert the notes into common stock of the company for sale under Rule 144(k) instead of relying on the filing of a registration statement. As of the date of this registration statement, Sovcap Equity Partners, Ltd., EIG Capital investments, Ltd. and Arab Commerce Bank, Ltd. have converted a total of $550,000 principal amounts of the Bridge Note into common shares of the company under Rule 144 (k) at the exercise price of $2.40 per share.  However, repricing warrants have been issued at any point in time that the conversion price was above market.  This has resulted in the issuance of a total of 6,752,283 shares to these creditors.

Issuance of Common Stock to SlimTech, Inc.

Pursuant to the Stock Purchase Agreement dated April 30, 2002, by and between Slim Tech, Inc., a start-up company organized under the laws of Nevada, and the company, PHI agreed to acquire 51% of the common stock of Slim Tech, Inc. in exchange for 3,000,000 shares of the company's restricted common stock. On May 31, 2002, the company issued 3,000,000 shares of its restricted common stock to Slim Tech, Inc. as per said agreement.

Issuance of Common Stock to ATC Technology Corp.

On August 23, 2002, the Company entered into a purchase agreement with ATC Technology Corp., an Arizona corporation, to purchase all issued and outstanding shares of ATC Technology Corp.

As consideration, the Company agreed to deliver $250,000 in promissory note, non-interest bearing, payable 270 days after closing, and $250,000 in promissory note, non-interest bearing, payable 18 months after closing, 3,000,000 shares of restricted stock of the Company with an option of additional shares to be issued after 270 days if the stock price does not reach $.30, 1,000,000 shares of restricted stock of the Company with an option of additional shares to be issued after one year if the stock price does not reach $.30.

The scheduled closing date of September 12, 2002 was postponed to November 1, 2002 and further postponed until audited financial information is completed. On November 14, 2002, the company issued 4,000,000 shares of its restricted common stock to ATC Technology Corp's former shareholders as per said agreement.

Issuance of Common Stock to Clear Pass, Inc.

Pursuant to the Memorandum of Agreement dated November 11, 2002, by and between Clear Pass, Inc., a start-up company organized under the laws of Nevada, and the company, PHI agreed to acquire 51% of the common stock of Clear Pass, Inc. in exchange for 3,000,000 shares of the company's restricted common stock and $1,500,000 in non-interest bearing promissory note. On January 13, 2003, the company issued 3,000,000 shares of its restricted common stock to Clear Pass, Inc. as per said agreement.

All Offerings.

All of these sales were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Rule 506 under Regulation D. These sales met the requirements of Rule 506 in that: (a) there are no more than, or the issuer reasonably believes that there are no more than, 35 purchasers of securities from the issuer in any offering under this section; and (b) each purchaser who is not an accredited investor is a "sophisticated investor," that is, the investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description. No commissions or fees were paid in connection with the above sales, except as noted.

Item 27.    EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Item 28.    UNDERTAKINGS

The undersigned company hereby undertakes to:

(a)    (1)  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i)  Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii)  Include any additional or changed material information on the plan of distribution.

  (2)  For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Fountain Valley, State of California, on January 28, 2003

Providential Holdings, Inc.

By:  /s/ Henry D. Fahman

Henry D. Fahman, Chief Executive Officer

Special Power of Attorney

The undersigned constitute and appoint Henry D. Fahman their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Henry D. Fahman Henry D. Fahman	Chief Executive Officer/Chairman of the Board	January 28, 2003
/s/ Tina T. Phan Tina T. Phan	Secretary/Treasurer/Director	January 28, 2003
/s/ Gene Bennett Gene Bennett	Chief Financial Officer (Principal Financial and Accounting Officer)	January 28, 2003
/s/ Thorman Hwinn Thorman Hwinn	Director	January 28, 2003
/s/ Keith Wong Keith Wong	Director	January 28, 2003

EXHIBIT INDEX

ITEM 13.    EXHIBITS AND REPORTS ON FORM 8-K

EXHIBIT NO.                                                                        DESCRIPTION

 2.1                                    Plan of Exchange between the company and Prima Eastwest Model Management, Inc. (incorporated by reference to Exhibit 2 to the Form 8-K filed on March 1, 1996)

 2.2                                    Corporate Combination Agreement between the company and Providential Securities, Inc., effective on January 14, 2000 (incorporated by reference to Exhibit 10.12 to the Form 10- KSB filed on January

                                          10, 2000).

 3.1                                    Articles of Incorporation (1).

 3.2                                    Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the

                                          Form 10-KSB for the fiscal year ended June 30, 1995).

 3.3                                    Amendment to Articles of Incorporation (5).

 3.4                                    Certificate of Amendment to Articles of Incorporation (5).

 3.5                                    Certificate of Amendment to Articles of Incorporation (5).

 3.6                                    Bylaws, as amended (5).

 4.1                                    Form of Stock Purchase Agreement between the Company and Mercator Momentum Fund, L.P.,

                                          dated July 31, 2002 (5).

4.2                                    Amendment to Stock Purchase Agreement between Mercator Momentum Fund, L.P. and

                                         Providential Holdings, Inc. dated November 20, 2002 (5).

5.1                                    Opinion of Dieterich & Associates (included with Exhibit 23.2)

10.1                                  Benatone Exchange Agreement, with Creditors (2)

10.2                                  Benatone Share Acquisition Agreement (for Weldnow Enterprise, Ltd.) (2)

10.3                                  Benatone Share Acquisition Agreement (Dynedeem Limited) (2)

10.4                                  Benatone Exchange Agreement (2)

10.5                                  Benatone Asset Sale Agreement (2)

10.6                                  Benatone Royalty Agreement (2)

10.7                                  Benatone Consultancy Agreement (2)

10.8                                  Benatone Deed (2)

10.9                                  Autokraft Stock Purchase Agreement (3)

10.10                                Autokraft Stock Subscription Agreement (3)

10.11                                Prima Agreement and Plan of Merger (4)

10.12                                Memorandum of Agreement between DataLogic Consulting, Inc. and Providential Holdings, Inc.,

                                         dated April 25, 2001 (6)

10.13.1                             Letter of Intent between Providential Holdings, Inc. and Epicenter, Inc., dated October 30, 2000 (6)

10.13.2                             Amendment to Letter of Intent between Providential Holdings, Inc. and Epicenter, Inc., dated

                                         November 30, 2000 (6)

10.13.3                             Amendment to Letter of Intent between Providential Holdings, Inc. and Epicenter, Inc., dated

                                         January 12, 2001 (6)

10.13.4                             Amendment to Letter of Intent between Providential Holdings, Inc. and Epicenter, Inc., dated June

                                         26, 2001 (6)

10.13.5                             Amendment to Letter of Intent between Providential Holdings, Inc. and Epicenter, Inc., dated

                                         October 02, 2001 (6)

10.14                                Joint Venture Agreement between Providential Holdings, Inc. and Boxo, Inc., dated January 1, 2001

                                         (6)

10.15                                License of Manna Technologies Joint Venture Company, dated March 21, 2001 (6)

10.16                                Memorandum of Agreement between International Consulting and Training Center, Ministry of

                                         Trade, Vietnam and the Company, dated March 24, 2001 (6)

10.17                                Memorandum of Agreement among General Transportation Company No. 5, Chu Lai Industrial Zone

                                         and the Company, dated March 25, 2001 (6)

10.18                                Letter of Intent between Providential Holdings, Inc. and Global Systems and Technologies, Corp.

                                         dated October 18, 2001, (incorporated by reference to exhibit 10.23 on Form 10KSB/A for the fiscal year ended June 30, 2001, filed 12/21/2001).

10.19                                Letter of Intent between Providential Holdings, Inc. and Estate Planning and investment Company dated November 7, 2001, (incorporated by reference to exhibit 10.24 on Form 10KSB/A for the fiscal year ended June 30, 2001, filed 12/21/2001).

        10.20                                Joint Venture Agreement between Providential Holdings, Inc. and Mimi Ban dated November 23, 2001,

                                                 (incorporated by reference to exhibit 10.25 on Form 10KSB/A for the fiscal year ended June 30, 2001, filed

                                                 12/21/2001).

10.21                                Plan of Acquisition of Nettel Global Communication Corp. (incorporated by reference to the

                                         Company's Current Report on Form 8-K filed May 3, 2002).

10.22                                Joint Venture Agreement with Vietnam's Minh Hieu Joint Stock Company (incorporated by reference to Exhibit 10.26 on Form 10QSB for the quarter ended March 31, 2002, filed May 14, 2002).

        10.23                                Memorandum of Agreement with HDT Enterprises, LLC dated March 15, 2002 (incorporated by reference to Exhibit 10.27 on Form 10QSB for the quarter ended March 31, 2002, filed May 14, 2002).

10.24                                Memorandum of Agreement and Principle Contract with Vietnam's Center of Telecom Technology.

                                         incorporated by reference to Exhibit 10.28, on Form 10QSB for the quarter ended March 31, 2002,

                                         filed May 14, 2002).

        10.25                                Stock Purchase Agreement with SlimTech, Inc. dated April 30, 2002 (incorporated by reference to the

                                                 Company's Current Report on Form 8-K, dated May 1, 2002).

10.26                                Stock Purchase Agreement with ATC Technology Corp. dated August 23, 2002 (incorporated by reference to the Company's Current Report on Form 8-K/A, filed November 6, 2002).

10.27                               Memorandum of Agreement with Clear Pass, Inc. dated November 20, 2002 (5)

10.28                               Stock Purchase Agreement with Nettel Global Communication Corp. dated December 7, 2002 (5).

10.29                               Amendment to Stock Purchase Agreement with Nettel Global Communication Corp. dated

                                        January 17, 2003 (5).

10.30                               Stock Purchase Agreement with Vinet Communications, Inc. dated January 22, 2003 (5).

10.31                               Partnering Agreement with Tango Equity Incorporated dated January 21, 2003 (5).

16.1                                 Notification of Change of Accountants, Kabani & Co. appointed (incorporated by reference to exhibits filed with Form 8-K/A, filed September 10, 2001)

17.1                                 Resignation of Nhi T. Le as director and officer and appointment of Thorman Hwinn as Director

                                        (incorporated by reference to exhibits filed with Form 8-K, filed July 9, 2001)

21.1                                 Subsidiaries of the Registrant

23.1                                 Consent of Accountants (5)

23.2                                 Consent of Counsel (5)

          (1) Incorporated by reference to the company's Registration

          Statement on Form S-18, declared effective August 10, 1982

          (SEC File No. 2-78335-NY), and to the company's Annual

          Report on Form 10-K for the fiscal year ended June 30, 1995.

          (2) Incorporated by reference to the company's Current

          Report on Form 8-K, dated September 7, 1995

          (3) Incorporated by reference to the Company's Current

          Report on Form 8-K/A, dated September 12, 1995.

          (4) Incorporated by reference to the Company's Current

          Report on Form 8-K, dated March 1, 1996.

          (5) Filed herewith.

          (6) Incorporated by reference to Form 10KSB for the fiscal year ended June 30, 2000 filed October 16, 2001.

Exhibit 3.3

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

JR CONSULTING, INC.

         Pursuant to the provisions of the Nevada Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1.     The name of the Corporation is J R Consulting, Inc.

         2.     The following amendments were adopted by the directors and majority of the shareholders of Corporation by written consents of the Board of Directors and Majority Shareholders, in the manner prescribed by the Nevada Corporation Act:

         Article I is deleted in its entirety and replaced with the following:

         The name of the Corporation is Providential Securities, Inc.

         Article V is amended by the addition of the following provision:

        Effective January 14, 2000 ("the Effective Date"), every two shares of the Corporation's outstanding common stock, par value $0.04 per share (the "Common Stock"), issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into one share of Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each record holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive, upon surrender of such Old Certificates to the Company's transfer agent Jersey Transfer & Trust Company who will act as escrow agent (the "Escrow Agent") for cancellation, a certificate or certificates the "New Certificates" whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof.

   From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provision hereof.

         A record holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the record holder would otherwise be entitled, one full share.

         If any New Certificate is to be issued in the name other than that for which the Old Certificates surrendered for exchange are issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable. From and after the Effective Date this amount which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

IN WITNESS WHEREOF, J R Consulting, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 12th day of January 2000.

                                          J R CONSULTING, INC.

                                          By: /s/ Henry Fahman

                                          Henry Fahman, President

                                          By: /s/ Tina Phan

                                          Tina Phan, Secretary

Exhibit 3.4

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

PROVIDENTIAL SECURITIES, INC.

         The undersigned, being the President and Secretary of Providential Securities, Inc., A Nevada corporation, hereby certify:

         That the Board of Directors at a meeting held on February 9, 2000, adopted a Resolution to amend the Articles of Incorporation as follows:

         ARTICLE ONE of the existing Articles of Incorporation, filed January 13, 2000, is Amended to read as follows:

 "The name of the corporation is PROVIDENTIAL HOLDINGS, INC."

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 26,690,620; that the amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                          By: /s/ Henry Fahman

                                          Henry Fahman, President

                                          By: /s/ Tina Phan

                                          Tina Phan, Secretary

Exhibit 3.5

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

PROVIDENTIAL HOLDINGS, INC.

Pursuant to the provisions of the Nevada Corporation Act, the undersigned corporation adopts the following Articles of Amendment to Articles of Incorporation:

Article V is amended to read as follows:

"The total number of shares into which the authorized capital stock of the corporation is divided is 400,000,000 shares, consisting of 300,000,000 shares with a par value of $0.04 per share and 100,000,000 shares with a par value of $0.001 per share.

The 300,000,000 shares of authorized capital stock with a par value of $0.04 per share shall be designated as shares of voting "Common Stock," and the 100,000,000 shares of authorized capital stock with a par value of $0.001 shall be designated as shares of "Class B Preferred Stock."

The rights and terms associated with the shares of "Class B Preferred Stock" will be determined by the Board of Directors."

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 44,230,014 of that the amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

IN WITNESS, WHEREOF, Providential Holdings, Inc. has caused the Certificate to be signed and attested by its duly authorized officers, this 13th day of December, 2002.

By: /s/ Henry D. Fahman

      Henry D. Fahman, President

By: /s/ Tina T. Phan

      Tina T. Phan, Secretary

Exhibit 3.6

BYLAWS OF

PROVIDENTIAL HOLDINGS, INC.

A NEVADA CORPORATION

ARTICLE I

Stockholders

      Section 1. ANNUAL MEETING. Annual meetings of the stockholders, commencing with the year 2000, shall be held on the 31st day of August each year if not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

      Section 3. PLACE OF MEETINGS. All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 4. QUORUM; ADJOURNED MEETINGS. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 5. VOTING. Each stockholder of record of the corporation holding stock which is entitled to vote at this meeting shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

      When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Section 6. PROXIES. At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

      Section 7. ACTION WITHOUT MEETING. Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE II

 Directors

       Section 1. MANAGEMENT OF CORPORATION. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

       Section 2. NUMBER, TENURE, AND QUALIFICATIONS. The number of directors which shall constitute the whole board shall be at least one. The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen. The directors shall be elected at the annual meeting of the stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

       Section 3. VACANCIES. Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the renaming directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

    A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fall at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

    If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

      Section 4. ANNUAL AND REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

      Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

      Section 5. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

      Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman or the President or by any Vice-President or by any two directors. Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least three (3) days prior to the time of the holding of the meeting. In case such notice is hand delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

      Section 7. BUSINESS OF MEETINGS. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      Section 8. QUORUM, ADJOURNED MEETINGS. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

      A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

      Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

      Section 9. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

      Section 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

      Section 11. SPECIAL COMPENSATION. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE III

Notices

      Section 1. NOTICE OF MEETINGS. Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

      Section 2. EFFECT OF IRREGULARLY CALLED MEETINGS. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part 'in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

      Section 3. WAIVER OF NOTICE. Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IV

Officers

      Section 1. SECTION. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer, none of whom need be directors. Any person may hold two or more offices. The Board of Directors may appoint a Chairman of the Board, Vice-Chairman of the Board, one or more vice presidents, assistant treasurers and assistant secretaries.

      Section 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

      Section 3. VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

      Section 4. PRESIDENT. The President shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all Instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation. In the absence of the President the Vice President will assume all of the President's responsibilities.

      Section 5. VICE-PRESIDENT. The Vice-President shall act under the direction of the' President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

      Section 6. SECRETARY. The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. In the absence of the Secretary the Vice President will assume all of the Secretary's responsibilities.

      Section 7. ASSISTANT SECRETARIES. The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

      Section 8. TREASURER. The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. In the absence of the Treasurer the Vice President will assume all of the Treasurer's responsibilities.

      If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      Section 9. ASSISTANT TREASURERS. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

      Section 10. COMPENSATION. The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

      Section 11. REMOVAL, RESIGNATION. The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

ARTICLE V

Capital Stock

      Section 1. CERTIFICATES. Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate, which the corporation shall issue to represent such stock.

      If a certificate is signed (1) by a transfer agent other than the corporation or its employees or (2) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

      Section 2. SURRENDERED; LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

      Section 3. REPLACEMENT CERTIFICATES. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. RECORD DATE. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

      Section 5. REGISTERED OWNER. The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VI

General Provisions

      Section 1. REGISTERED OFFICE. The registered office of this corporation shall be in the State of Nevada. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

      Section 2. DISTRIBUTIONS. Distributions upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

      Section 3. RESERVES. Before payment of any distribution, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 4. CHECKS; NOTES. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 5. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

      Section 6. CORPORATE SEAL. The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have 'inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

 ARTICLE VII

Indemnification

      Section 1. INDEMNIFICATION OF OFFICERS AND DIRECTORS, EMPLOYEES AND OTHER PERSONS. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, Joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid "in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such night of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

      Section 2. INSURANCE. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

      Section 3. FURTHER BYLAWS. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE VIII

Amendments

      Section 1. AMENDMENTS BY STOCKHOLDERS. The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

      Section 2. AMENDMENTS BY BOARD OF DIRECTORS. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

APPROVED AND ADOPTED JANUARY 31, 2000.

/s/ Tina Phan

Tina Phan, Secretary

CERTIFICATE OF SECRETARY

         I hereby certify that I am the Secretary of Providential Holdings, Inc. and that the foregoing Bylaws, consisting of 11 pages, constitute the code of Bylaws of Providential Holdings, Inc. as duly adopted at a regular meeting of the Board of Directors of the corporation held January 31, 2000.

         In witness whereof, I have hereunto subscribed my name January 31, 2000.

/s/ Tina Phan

Tina Phan, Secretary

Exhibit 4.1

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

MERCATOR MOMENTUM FUND, L.P.

AND

PROVIDENTIAL HOLDINGS, INC.

DATED AS OF JULY 31 2002

This STOCK PURCHASE AGREEMENT is entered into as of the 31st day of July, 2002 (this "Agreement"), by and between Mercator Momentum Fund, L.P., an entity organized and existing under the laws of California and affiliates it may designate as co-investors (collectively "Investor") and PROVIDENTIAL HOLDINGS, INC, a corporation organized and existing under the laws of the State of Nevada (the "Company").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase, up to $10,000,000 of the Common Stock (as defined below); and

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I: CERTAIN DEFINITIONS

Section 1.1.  "Adjustment Price" shall mean ninety percent (90%) of the lowest closing bid price of the Company's Common Stock during the Fifteen Trading Days following each Closing Date.

Section 1.2. "Adjustment Shares" shall mean all shares issued pursuant to Section 2.6 below.

Section 1.3. "Bid Price" shall mean the closing bid price as reported under Section 10.2 of this Agreement.

Section 1.4. "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

Section 1.5. "Closing" shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Section 2.1.

Section 1.6. "Closing Date" shall mean, with respect to a Closing, the Trading Day specified in Put Notice related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

Section 1.7. "Commitment Period" shall mean the period commencing on the effectiveness of the Registration Statement and expiring on the earlier to occur of (i) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, (ii) the date this Agreement is terminated pursuant to Section 2.4, or (iii) the date occurring three years from the Subscription Date.

Section 1.8. "Commitment Shares" shall mean any shares of Common Stock which may be issued pursuant to Section 2.5 below.

Section 1.9. "Common Stock" shall mean the Company's common stock, no par value per share.

Section 1.10. "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2 of this Agreement.

Section 1.11. "Daily Trading Value" shall mean, on any Trading Day, the Bid Price multiplied by the trading volume of the Common Stock.

Section 1.12. "Damages" shall mean any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in defense or settlement of, any action, suit or proceeding between any indemnified party and any indemnifying party or between any indemnified party and any third party, or otherwise, or any claim asserted).

Section 1.13. "Effective Date" shall mean the earlier to occur of: (i) the date on which the SEC has declared effective a Registration Statement registering resale of Registrable Securities as set forth in Section 7.2(a) and (ii) the date on which such Registrable Securities first become eligible for resale pursuant to Rule 144 of the Securities Act.

Section 1.14. "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

Section 1.15. " Investment Amount" shall mean the dollar amount to be invested by the Investor to purchase Put Shares with respect to any Put Date as notified by the Company to the Investor in accordance with Section 2.2 hereof.

Section 1.16. "Legend" shall have the meaning specified in Section 8.1.

Section 1.17. "Lowest Price" shall mean the lowest closing Bid Prices during the applicable Valuation Period.

Section 1.18. "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (i) this Agreement or (ii) the Registration Rights Agreement. Material Adverse Effect shall include, but not be limited to, any qualification of the Company's financial statements by its auditor, any restatement of prior financial results, resignation by any Director or failure to timely file any SEC documents.

Section 1.19. "Material Adverse Market Event" shall mean a fall in the Nasdaq Composite Index or Standard and Poors 500 index in excess of 10% in any Trading Day or in excess of 20% over any 5 consecutive Trading Days.

Section 1.20. "Maximum Commitment Amount" shall mean $10,000,000.

Section 1.21. "Maximum Put Amount" shall mean the remaining amounts available under the line; an amount equal to 10% of the total dollar trading volume in Company common stock (based on the closing bid prices) during the month in questions; or the maximum amount which the Investor could purchase without being required to file a Form 13D under the Securities Exchange Act of 1934..

Section 1.22. "Minimum Bid Price" shall have the meaning set forth in Section 7.2(j) of this Agreement.

Section 1.23. "Minimum Put Amount" shall mean $50,000.

Section 1.24. "Minimum Time Interval" shall mean the mandatory twenty-two (22) Trading Days between any two Put Dates.

Section 1.25. "NASD" shall mean the National Association of Securities Dealers, Inc.

Section 1.26. "Outstanding" when used with reference to Common Shares or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

Section 1.27. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.28. Principal Market" shall mean the Nasdaq National Market, the Nasdaq Small Cap Market, the American Stock Exchange, the Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.29. "Purchase Price" shall mean, with respect to a Put, ninety percent (90%) of the Lowest Price.

Section 1.30. "Put" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investor to purchase a discretionary amount of the Company's Common Stock, subject to the terms and conditions of this Agreement.

Section 1.31. "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

Section 1.32. "Put Notice" shall mean a written notice to the Investor setting forth the intended Closing Date, which shall not be less than seven (7) nor more than ten (10) Trading Days from the date the put Notice is delivered to the Investor. and the investment Amount that the Company intends to require the Investor to purchase pursuant to the terms of this Agreement.

Section 1.33. "Put Notice Period" shall mean a period beginning on a Put Date and ending on a Closing Date; provided that in no event shall a Put Notice Period be less than seven (7) nor more than ten (10) Trading Days.

Section 1.34. "Put Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement and, in respect of representations and warranties of the Company and any ongoing registration obligations, shall also include any Commitment Shares and any Adjustment Shares, whether or not those are specified or not below.

Section 1.35. "Registrable Securities" shall mean (i) the Put Shares, (ii) any Commitment Shares; (ii) any Adjustment Shares and (iv) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the applicable Registration Statement has been declared effective by the SEC and all such Registrable Securities have been disposed of pursuant to the applicable Registration Statement, (x) all such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (y) such time as all such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (z) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, all such Registrable Securities may be sold without registration or the need for an exemption from any registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

Section 1.36. "Registration Rights Agreement" shall mean the registration rights agreement in the form of Exhibit A hereto.

Section 1.37. "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.38. "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

Section 1.39. "SEC" shall mean the Securities and Exchange Commission.

Section 1.40. "SEC Documents" shall mean the Company's latest Form 10-K as of the time in question, all Forms 10-Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

Section 1.41. "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

Section 1.42. "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

Section 1.43. "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

Section 1.44. "Subsidiary" shall mean any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

Section 1.45. "Trading Day" shall mean any day during which the Principal Market shall be open for business.

Section 1.46. "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to a Registration Statement.

Section 1.47. "Valuation Period" shall mean (i) with respect to an Effective Date, the ten Trading Day period immediately preceding such Effective Date and (ii) with respect to a Closing Date, the ten Trading Day period immediately preceding the applicable Put Date, during which the Purchase Price of the Common Stock is determined.

ARTICLE II:

PURCHASE AND SALE OF COMMON STOCK; TERMINATION OF OBLIGATIONS

Section 2.1. Investments.

(a) Puts:  Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the investment Amount specified in the Put Notice by the Purchase Price with respect to such Put Date.

(b) Maximum Amount of Puts: Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of any State or regulatory or self regulatory authority which may be applicable, no more than the amount of 19.9% of the Outstanding shares of Common Stock may be issued and sold pursuant to Puts without said approval may be put or sold. The obligation to purchase stock pursuant to the definitive agreement in any monthly period shall be the remaining amounts available under the line; an amount equal to 10% of the total dollar trading volume in Company common stock (based on the closing bid prices) during the month in questions; or the maximum amount which the Investor could purchase without being required to file a Form 13D under the Securities Exchange Act of 1934.

Section 2.2. Mechanics

(a) Put Notice: At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than the Minimum Put Amount nor more than the Maximum Put Amount.

(b) Date of Delivery of Put Notice: A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 a.m. Pacific Coast time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.

Section 2.3. Closing.

    The Closing Date shall not be less than seven (7) nor more than ten (10) Trading Days from the date the put Notice is delivered to the Investor. On each Closing Date for a Put, (i) the Company shall deliver irrevocable instructions to the transfer agent to prepare and deliver to the Investor a share certificate in the name of the Investor and in the amount of the applicable Put Shares and (ii) the Investor shall deliver to the Company the investment Amount specified in the Put Notice by wire transfer of immediately available funds to the account designated in the Put Notice. In addition, on or prior to such Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.4. Termination of Agreement and investment Obligation.

    The Company shall have the right to terminate this Agreement at any time upon thirty (30) days' written notice to the Investor. The Investor shall have the right to immediately terminate this Agreement (including with respect to any Put, notice of which has been given but the applicable Closing Date has not yet occurred) in the event that: (i) the Registration Statement with respect to the Registrable Securities is not effective within one hundred and eighty (180) days following the Subscription Date, (ii) a Registration Statement with respect to Registrable Securities is no longer effective or current at any point during the Commitment Period, (iii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, (iv) the Company shall at any time fail to comply with the requirements of Section 6.2, 6.3, 6.4, 6.5, 6.6, 6.8 or 6.9; (v) a Material Adverse Market Event has occurred; (vi) a regulatory authority of self regulatory organization governing broker-dealers takes the position that the intended purchase of the Common Stock contemplated herein and its resale by the Investor may cause the Investor to be a statutory underwriter subject alone or with its agents to the restrictions of Regulation M as promulgated by the SEC or otherwise restrict or prohibit the resale of the Common Stock or (vii) the Company shall otherwise breach the terms of this Agreement, including payment of the commitment fee provided for in Section 2.5.

Section 2.5. The Commitment Fee.

    The Commitment Fee for this Equity Line is 2.00% of the total amount of the Equity Line. Upon filing of the Registration Statement, the Company shall pay 1.00% of the Commitment Fee of the total amount of the Equity Line. The Company shall pay the initial 1.00% Commitment Fee in free trading common stock based on the average closing bid price of the ten trading days immediately prior to the date of the filing. Upon initial funding, the Company shall pay the remaining 1.00% of the Commitment Fee of the total amount of the Equity Line.

Section 2.6. Adjustment Shares.

    If the Adjustment Price shall fall more than two and a half percent (2.5%) below the Purchase Price in respect of shares purchased by Investor on any Closing Date, then the Investor shall be issued Adjustment Shares equal to the difference between the number of shares purchased on the last Closing Date and the amount that would have been purchased if the Purchase Price had been the Adjustment Price. The Adjustment Shares shall be issued to Investor within 12 Trading Days of the Closing Date.

ARTICLE III:

REPRESENTATIONS AND WARRANTIES OF INVESTOR

    The Investor represents and warrants to the Company that:

Section 3.1. Intent

     The Investor is entering into this Agreement for its own account and has no present arrangement (whether or not legally binding) at any time to sell the Registrable Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Registrable Securities for any minimum or other specific term and reserves the right to dispose of the Registrable Securities at any time pursuant to the Registration Statement and in accordance with federal and state securities laws applicable to such disposition.

Section 3.2. Sophisticated Investor

    The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

      Section 3.3. Authority

    Each of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action and no further consent or authorization of the Investor, or its partners, is required. Each of this Agreement and the Registration Rights Agreement was validly executed and delivered by the Investor and each is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 3.4. Not an Affiliate

    The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

       Section 3.5. Organization and Standing

    Investor is duly organized, validly existing, and in good standing under the laws of California.

Section 3.6. Absence of Conflicts

    The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (c) conflict with or constitute a material default thereunder, (d) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (e) require the approval of any third-party (that has not been obtained) pursuant to any material contract to which Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.7. Disclosure; Access to Information

    Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. The Investor has received and reviewed copies of the SEC Documents.

Section 3.8. Manner of Sale

    At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

ARTICLE IV:

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Investor that:

Section 4.1.Organization of the Company

    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2. Authority

    (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares, the Commitment Shares and the Additional Shares; (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 4.3 Corporate Documents

     The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

Section 4.4. Books and Records

       The minute books and other similar records of the Company and its subsidiaries as made available to Investor prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the subsidiaries. The stock transfer ledgers and other similar records of the Company and the subsidiaries as made available to Investor prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and the subsidiaries. Neither the Company nor any subsidiary has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and there from) are not under the exclusive ownership and direct control of the Company or a subsidiary.

Section 4.5.Capitalization

    The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 48,316,171 shares are issued and outstanding (including 11,800,000 shares of treasury stock), and 10,000,000 shares of preferred stock of a wholly-owned subsidiary, 90,000 shares of which are issued and outstanding. Except for options to purchase not more than 7,000,000 shares of Common Stock with purchase prices between $.50 per share, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

Section 4.6.Registration and Listing of Common Stock

    The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the OTC Bulletin Board.

Section 4.7  Financial Statements

    Prior to the execution of this Agreement, the Company has delivered to the Investor true and complete copies of the following financial statements:

(a) The audited balance sheets of the Company and its consolidated subsidiaries as of June 30, 2000, and June 30, 2001, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report of such audited information by Kabani & Company, and all letters from such accountants with respect to the results of such audits.

(b) The unaudited balance sheets of the Company and its consolidated subsidiaries as of March 31, 2002, found in the Company's 10-Q filed on May 14, 2002 for the quarterly period ended March 31, 2002 and the related unaudited consolidated statements of operations and stockholders' equity for the portion of the fiscal year then ended. The financial statements of the Company delivered to the Investor have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.8.    SEC Documents

    The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may include summary notes and may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.9. Exemption from Registration; Valid Issuances; New Issuances

    The sale and issuance of the Put Shares, the Commitment Shares and the Additional Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Rule 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares, the Commitment Shares and the Additional Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares or the Additional Shares pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or the Additional Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares, the Commitment Shares and the Additional Shares shall not subject the Investor to personal liability by reason of the ownership thereof. The Put Shares, the Commitment Shares and the Additional Shares have been duly authorized by the Company, but have not been issued (whether or not subsequently repurchased by the Company) to any Person, and when issued to the Investor in accordance with this Agreement and will not have been issued (whether or not subsequently repurchased by the Company) to any Person other than the Investor.

Section 4.10.No General Solicitation or Advertising in Regard to this Transaction

    Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

     Section 4.11. No Conflicts

    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares , the Commitment Shares and the Additional Shares do not and will not (i) result in a violation of the Certificate or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

Section 4.12. No Material Adverse Change

    Since March 31, 2002, no event has occurred that would have a Material Adverse Effect on the Company.

Section 4.13. No Undisclosed Liabilities

    The Company has no liabilities or obligations that are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company's businesses since March 31, 2002, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

Section 4.14. No Undisclosed Events or Circumstances

    Since March 31, 2002, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced.

Section 4.15. No Integrated Offering

    Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

Section 4.16. Litigation and Other Proceedings

    Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

Section 4.17. No Misleading or Untrue Communication

    The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares, the Commitment Shares and the Additional Shares in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.18. Material Non-Public Information

    The Company is not in possession of, nor has the Company or its agents disclosed to the Investor, any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

ARTICLE V:

  COVENANTS OF THE INVESTOR

Section 5.1. No Short Sales

    During the thirty (30) days prior to the Subscription Date, neither the Investor nor any affiliate of the Investor has, and during the Commitment Period neither the Investor nor any affiliate of the Investor will (i) engage in any short sale of the Common Stock of the Company unless Investor has given prior written notice to the Company. Nothing in this Section 5.2 shall prohibit the Investor or any affiliate from making regular sales of the Common Stock acquired pursuant to this Agreement or to require any approvals from the Company.

ARTICLE VI:

COVENANTS OF THE COMPANY

Section 6.1. Registration Rights

    The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

Section 6.2. Reservation of Common Stock

    As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares, the Commitment Shares and the Additional Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price for the Put Shares under the terms and conditions of this Agreement. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered.

Section 6.3. Listing of Common Stock

    The Company shall exercise best efforts to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the Closing Date for any Put) will cause the Put Shares, the Commitment Shares and the Additional Shares with respect to such Put to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares, the Commitment Shares and the Additional Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

Section 6.4. Exchange Act Registration

    After each Registration Statement becomes effective, the Company shall cause the Common Stock covered by such Registration Statement to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.5. Legends

    The certificates evidencing the Put Shares , the Commitment Shares and the Additional Shares shall be free of legends, except as provided for in Article VIII.

Section 6.6. Corporate Existence

    The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.7. Additional SEC Documents

    During the Commitment Period, the Company shall deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

Section 6.8. Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put

    The Company shall immediately notify the Investor, but in no event later than two (2) business days by facsimile and by overnight courier, upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the declaration by the SEC of the effectiveness of a Registration Statement; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events. While in possession of material non-public information received from the Company, the Investor shall not dispose of any Registrable Securities until such information is disclosed to the public (a "Restricted Period"); provided that, if such Restricted Period exceeds one hundred twenty (120) days, the liquidated damages described in Section 1.1(c) of the Registration Rights Agreement shall be increased to three percent (3.0%)until such Restricted Period shall have elapsed.

Section 6.9. Consolidation; Merger

    The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section 6.10. Legal Opinion on Subscription Date

    The Company's independent counsel shall deliver to the Investor on the Subscription Date an opinion in the form of Exhibit D, except for paragraph 7 thereof.

Section 6.11. No Similar Arrangement; Right of First Refusal

    The Company shall refrain from entering into any other agreements, arrangements or understandings granting to the Company the right to sell shares of its securities to one or more investors in placements exempt from registration under the Securities Act until thirty (30) calendar days after this Agreement is terminated pursuant to Section 2.4 hereof (the "Exclusivity Period"). The Exclusivity Period shall not apply to an issuance of securities exempt from registration under the Securities Act by the Company in connection with any strategic investment, corporate partnering arrangements, or other situations in which the investment in the Company is not strictly a financial one. If the Company, for the purpose of obtaining any additional financing, wishes to sell shares of its securities in placements exempt from registration under the Securities Act during the Exclusivity Period (a "Sale") to a party other than the Investor (the "Third Party"), the Company shall first offer (the "Offer") to the Investor, in writing, the right to purchase such shares (the "Offered Shares") at the bona fide price offered by the Third Party (the "Offer Price"). The Offer shall grant the Investor the right during the five (5) Trading Days immediately following the date of the Offer to elect to purchase any or all of the Offered Shares. The Company, in connection with such a Sale, shall refrain from circumventing or attempting to circumvent the Investor's right of first refusal by way of making such a Sale to any of its affiliates without first making an Offer to the Investor. If the Investor so exercises its right to purchase any or all of the Offered Shares, the purchase will be treated as a Put except that the purchase price for the Offered Shares shall be the Offer Price. The closing and method of payment shall be as provided for in Section 2.2 hereof and the Closing Date shall be seven (7) Trading Days after the Investor exercises such right. If the Investor fails to exercise its right to purchase any or all of the Offered Shares, then during the thirty (30) calendar days immediately following the expiration of such right, the Company shall be free to sell any or all of the Offered Shares to a purchaser for a purchase price not lower than the Offer Price payable on terms and conditions that are not more favorable to such purchaser than those contained in the Offer. In the event that the Company effects a Sale to a Third Party, the Investor may immediately terminate this Agreement.

ARTICLE VII

              CONDITIONS TO DELIVERY OF PUT NOTICES AND CONDITIONS TO CLOSING

Section 7.1. Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock

    The obligation hereunder of the Company to issue and sell the Put Shares , the Commitment Shares and the Additional Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

(a) Accuracy of the Investor's Representation and Warranties

    The representations and warranties of the Investor herein shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

(b) Performance by the Investor

    The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

Section 7.2. Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of the Investor to Purchase Put Shares

    Following completion of the Early Put, the right of the Company to deliver a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the applicable Put Date and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

(a) Termination Events

    None of the Events which are listed in Section 2.4 which would allow the Investor to terminate this Agreement has occurred.

(b) Effective Registration Statement

    As set forth in the Registration Rights Agreement, the Registration Statement(s) shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to a Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of a Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist and (iii) with respect to the second Put only, the Company shall have notified the Investor in accordance with Section 6.8 that the Registration Statement covering the Registrable Securities purchased by the Investor through the Early Put has been declared effective by the SEC and (iv) at least 30 days shall have elapsed since the Initial Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC.

(c) Accuracy of the Company's Representations and Warranties

    The representations and warranties of the Company shall be true and correct as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date).

(d) Performance by the Company

    The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(e) No Injunction

    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement or otherwise has a Material Adverse Effect, and no actions, suits or proceedings shall be in progress, pending or threatened by any Person, that seek to enjoin or prohibit the transactions contemplated by this Agreement or otherwise could reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph (e), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the applicable Closing Date.

(f) No Suspension of Trading In or Delisting of Common Stock

    The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

(g) Legal Opinion

    The Company shall have caused to be delivered to the Investor, within five (5) Trading Days of the effective date of a Registration Statement, an opinion of the Company's independent counsel in the form of Exhibit D hereto, addressed to the Investor.

(h) Due Diligence

    Pursuant to Section 7.3, the Investor shall not have a material dispute with the Company as to the adequacy of the disclosure contained in the Registration Statement.

(i) Five Percent Limitation

    On each Closing Date, the number of Put Shares, the Commitment Shares and the Additional Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock and Registrable Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning no more than 4.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and would own more than 4.9% of the Common Stock following such Closing Date.

(j) Minimum Bid Price

    The Bid Price equals or exceeds $.05 on each of the seven (7) Trading Days immediately preceding the Subscription Date and on each Trading Day during any Put Notice period.

(k) Minimum Average Daily Trading Value

    The average of the Daily Trading Value during the twenty-two (22) Trading Days immediately preceding the applicable Put Notice Period equals or exceeds $50,000.

(l) No Knowledge

    The Company shall have no knowledge of any event more likely than not to have the effect of causing any Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such notice is deemed delivered).

(m) Minimum Time Interval

    The Minimum Time Interval shall have elapsed since the immediately preceding Put Date.

(n) Shareholder Vote

    The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

(o) Other

    On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit E hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

Section 7. Due Diligence Review; Non-Disclosure of Non-Public Information.

(a) The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), and any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

(b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

(c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as herein above provided, immediately notify the advisors and representatives of the Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the applicable Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that such Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE VIII

LEGENDS

Section 8.1. Legends

    Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

    THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED AS OF JULY 31, 2002. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE ISSUER'S EXECUTIVE OFFICES.

    As soon as practicable after the execution and delivery hereof, but in any event within five (5) Trading Days hereafter, the Company shall issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit F hereto, with a copy to the Investor. Other than as required as a result of change in law, such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

(a) At any time after the applicable Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the applicable Registration Statement shall then be effective and (ii) if reasonably requested by the transfer agent the Investor confirms to the transfer agent that the Investor has transferred the Registrable Securities pursuant to such Registration Statement and has complied with the prospectus delivery requirement.

(b) At any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act.

Section 8.2. No Other Legend or Stock Transfer Restrictions

    No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

Section 8.3. Investor's Compliance

    Nothing in this Article VIII shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

    ARTICLE IX

  INDEMNIFICATION; ARBITRATION

Section 9.1. Indemnification

(a) The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with its controlling persons from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such controlling person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, unless such Damages result primarily from the Investor's gross negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the maximum aggregate liability of the Company shall be limited to the amount actually invested by the Investor under this Agreement, and provided, further, that in no event shall this provision be deemed to limit any rights to indemnification arising under the Registration Rights Agreement.

(b) The Investor agrees to indemnify and hold harmless the Company, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with its controlling persons from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such controlling person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Investor contained in this Agreement, as such Damages are incurred, unless such Damages result primarily from the Company's gross negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the maximum aggregate liability of the Investor shall be limited to the amount actually invested by the Investor under this Agreement, and provided, further, that in no event shall this provision be deemed to limit any rights to indemnification arising under the Registration Rights Agreement.

Section 9.2. Method of Asserting Indemnification Claims

    All claims for indemnification by any Indemnified Party (as defined below) under Section 9.1 shall be asserted and resolved as follows:

(a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.1 (an "Indemnified Party") might seek indemnity under Section 9.1 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.1 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

        (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.2(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.1 with respect to such Third Party Claim.

        (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

        (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Damages in the amount specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of thirty (30) calendar days immediately following the Dispute Period, such dispute shall be resolved by arbitration in accordance with Section 9.3.

(b) In the event any Indemnified Party should have a claim under Section 9.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Damages in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period of thirty (30) calendar days immediately following the Dispute Period, such dispute shall be resolved by arbitration in accordance with Section 9.3.

Section 9.3. Arbitration

    Any dispute under or related to this Agreement (including, without limitation, pursuant to Section 9.2) or the Registration Rights Agreement shall be submitted to arbitration and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected as hereinafter provided. Each of the Company, on the one hand, and the Investor and/or any other Indemnified Party, on the other hand, shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the other members. The Board of Arbitration shall meet on consecutive business days in Los Angeles or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration). In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practicable, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Company and the Investor and/or any other Indemnified Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Company and the Investor and/or any other Indemnified Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration shall bear the expense of both parties in relation thereto, including but not limited to the parties' attorneys' fees, if any, and the expenses and fees of the Board of Arbitration.

ARTICLE X

MISCELLANEOUS

Section 10.1. Transaction Costs

    Each party shall bear its own legal fees and other out of pocket costs in connecting with the negotiation and execution of this Agreement. The Company agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, any registration of securities or delivery of documentation.

Section 10.2. Reporting Entity for the Common Stock

. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on the Principal Market on any given Trading Day for the purposes of this Agreement shall be the OTC Bulletin Board/ Bloomberg. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 10.3. Brokerage

    Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker which would impose a legal obligation to pay any fee or commission. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 10.4. Notices

    All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Providential Holdings, Inc.

Attention: Henry D. Fahman

Telephone: 714-849-1477

Facsimile: 714-596-0302

If to the Investor:

Mercator Advisory Group

Attention: David Firestone

Telephone: 213-533-8288

Facsimile: 213-533-8285

Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

Section 10.5. Assignment

    Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any affiliate of the Investor or co-investor, provided, however, that any such assignment or transfer shall relieve the Investor of its duties under this Agreement only upon performance thereof by any such assignee or transferee.

Section 10.6. Amendment; No Waiver

    No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor stop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future..

Section 10.7. Annexes and Exhibits; Entire Agreement

    All annexes and exhibits to this Agreement are incorporated herein by reference and shall constitute part of this Agreement. This Agreement and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

Section 10.8. Survival

    The provisions of Articles VI, VIII, IX and X, and of Section 7.3, shall survive the termination of this Agreement.

Section 10.9. Severability

    In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.10. Title and Subtitles

    The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.11. Counterparts

    This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

Section 10.12. Choice of Law

    This Agreement shall be construed under the laws of the State of California.

Section 10.13. Other Expenses

    In the event that a dispute between the parties is not determined by a Board of Arbitration, the non-prevailing party in any action, suit or proceeding shall bear all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in defense or settlement of such action, suit or proceeding, including of the other party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, there unto duly authorized, as of the date first set forth above.

      PROVIDENTIAL HOLDINGS, INC.

      By:

      /s/ Henry D. Fahman

Name: Henry D. Fahman

      Title: Chairman & CEO

     MERCATOR MOMENTUM FUND, L.P.

     By Its General Partner- Mercator Advisory Group

     /s/ David Firestone

     Name: David Firestone

     Title: Managing Partner

Exhibit 4.2

AMENDMENT TO THE STOCK PURCHASE AGREEMENT DATED JULY 31 2002 BY AND BETWEEN MERCATOR MOMENTUM FUND, L.P. AND PROVIDENTIAL HOLDINGS, INC.

ARTICLE II.

Section 2.5. The Commitment Fee. The Commitment Fee for this Equity Line is 2.00% of the total amount of the Equity Line. Upon initial funding, the Company shall pay 1.00% of the Commitment Fee in cash, and the Company shall pay the remaining 1.00% of the Commitment Fee in Company's free trading common stock upon initial funding.

Date 11/20/2002

      PROVIDENTIAL HOLDINGS, INC.                     MERCATOR MOMENTUM FUND, L.P.

By: /s/ Henry D. Fahman                                             By: /s/ David Firestone

      Name: Henry D. Fahman                                             Name: David Firestone

      Title: Chairman & CEO                                               Title: Managing Partner

Exhibit 5.1 Opinion of Dieterich & Associates

Included with Exhibit 23.2

Exhibit 10.2

Memorandum of Agreement with Clear Pass, Inc.

MEMORANDUM OF AGREEMENT

    This Memorandum of Agreement (this "MOA") is made as of November 20, 2002 by and between Johnnie Parc, with a principal place of business at 974 Folsom St., San Francisco, CA 94103, representing Clear Pass, Inc., a company to be incorporated under the laws of the State of Nevada, ("Clear Pass") and Providential Holdings, Inc., a Nevada corporation, with a principal place of business at 8700 Warner Avenue, Suite 200, Fountain Valley, CA 92708 ("Providential").

    WHEREAS, Johnnie Parc has arranged to obtain licensing rights to an innovative biometric identification technology utilizing both the fingerprint and live sweat gland mapping for security products and services for the United States, Canadian and European markets.

    WHEREAS, Providential has entered into a Letter of Intent, dated January 27, 2002, to provide funding and to assist Clear Pass with respect to manufacturing, marketing, additional financing, investment banking, public offering, public relations, strategic alliances, planning and other corporate services that may be needed to implement Clear Pass' business plan.

Providential Holdings, Inc. and Johnnie Parc hereby agree as follows:

(A) for-profit-corporation in the name of "Clear Pass, Inc." shall be established under the laws of the State of Nevada to conduct the business in connection with the afore-mentioned biometric identification technology

(B) Providential shall acquire 51% of the authorized common stock of Clear Pass for $1,500,000 and 3,000,000 restricted shares of common stock of Providential Holdings, Inc. Each certificate representing the Providential's shares will have a legend thereon in substantially the following form:

THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR investment AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Johnnie Parc and Clear Pass shall successfully obtain the licensing rights to the afore-mentioned innovative biometric identification technology for the United States, Canadian and European markets.

Providential shall continue to assist Clear Pass with respect to manufacturing, marketing, additional financing, investment banking, public offering, public relations, strategic alliances, planning and other corporate services that may be  needed to implement Clear Pass' business plan.

Each party and each of its shareholders, partners, officers and affiliates shall keep confidential all information and materials regarding this MOA shall not be disclosed to anyone except to a required regulatory body or upon mutually agreeable time.

Except as provided herein, each party shall agree to protect, save, defend, indemnify, and hold harmless the other party from and against any and all expenses, damages, claims, suits, actions, judgments, and/or costs whatsoever,  including attorney's fees, arising out of, or in any way connected with, any claim or action arising out of each party's business activities. The provisions of this section shall survive any termination or expiration of this MOA.

This MOA shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns. This MOA constitutes the entire Agreement between the Parties and supercedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. No amendment of any provision of this MOA shall be valid unless the same shall be in writing and signed by the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

In the event that either Party hereto shall commence any action or arbitration proceeding against the other Party arising out of or in connection with this MOA, or contesting the validity of this MOA or any provision hereof, the prevailing Party shall be entitled to recover from the other Party reasonable attorney's fees and related costs, fees and expenses incurred by the prevailing Party in connection with such action or proceeding.

Notices: All notices shall be in writing and shall be deemed given when delivered personally, overnight services, facsimile or three (3) days after being mailed by first class registered or certified mail, returned receipt requested, properly addressed as follows:

If to Providential

Providential Holdings, Inc.

Attn: President/CEO

8700 Warner Avenue, Suite 200

Fountain Valley, CA 92708

If to Johnnie Parc/Clear Pass:

974 Folsom St.

San Francisco, CA 94103

IN WITNESS WHEREOF, the Parties have executed this Memorandum of Agreement as of the date first above written.

AGREED TO AND ACCEPTED:

PROVIDENTIAL HOLDINGS, INC.

A Nevada corporation                                   for Clear Pass, Inc.

Date: 11/20/2002                                           Date: 11/20/2002

By: /s/ Henry D. Fahman                                 By: /s/ Johnnie Parc

      Henry D. Fahman                                            Johnnie Parc

      Title: Chairman & CEO                                   Principal

Exhibit 10.28 Stock Purchase Agreement with Nettel Global Communication Corp.

STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of December 2, 2002 by and between Providential Holdings, Inc., a Nevada corporation hereinafter referred to as "Buyer" and Nettel Global Communication Corp, a Delaware corporation, hereinafter referred to as "Seller."

    WHEREAS, Nettel Global Communication Corp represents and warrants that, except as provided herein, no other person or entity has any interest or claim of right to ownership in Nettel Global Communication Corp. The list of current shareholders and outstanding stock of Nettel Global Communication Corp is set forth in attached Exhibit 3.

  WHEREAS, this Agreement contemplates a transaction in which, pursuant to the terms and subject to the conditions set forth herein, Buyer will purchase from Seller, and Seller will sell to Buyer, an amount of newly issued shares of common stock of Seller such that these newly issued shares shall represent forty-six and a half percent (46.5%) of all the issued and outstanding shares of Seller after said issuance, in exchange for certain good and valuable considerations from Buyer, as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. PURCHASE AND SALE OF STOCK OF SELLER.

         (a) PURCHASE AND SALE. Pursuant to the terms and subject to the conditions set forth herein, at the Closing (as defined below), Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller an amount of newly issued shares of common stock of Seller such that these newly issued shares shall represent forty-six and a half percent (46.5%) of all the issued and outstanding shares of Seller after said issuance, for certain good and valuable considerations from Buyer, as set forth below:

    $500,000 in promissory note, non-interest bearing, payable 60 days after closing. However, Buyer agrees to make payments toward the balance of this promissory note prior to the maturity date and as soon as funds become available through its equity line of credit or any other financing arrangements. At closing, Buyer shall deliver a total of $150,000 to Seller as a deposit in connection with this promissory note until the note is paid off. In the event that the note is not liquidated in its entirety at maturity:

A. Seller shall have the right to apply the $150,000 deposit toward the balance of the note. Buyer shall pay Seller 2% penalty per month on the unpaid balance of the note for a maximum allowable time of 180 days after the maturity date. When said maximum time has expired and the note is not liquidated in its entirety, Buyer shall surrender any unpaid portion of Seller's stock back to Seller. However, in the event that Buyer is unable to pay the 2% per month penalty, Buyer shall surrender any unpaid portion of Seller's stock back to Seller within five business days. Furthermore, Seller shall have the option to hold the stock certificate(s) that will have been issued to Buyer, as described in Section (b) (ii) (A), until the note is paid in full. Buyer shall not sell, assign, pledge or transfer any of these shares until the note is paid in full.

$2,000,000 in promissory note, non-interest bearing, payable 90 days after closing. However, Buyer agrees to make payments toward the balance of this promissory note prior to the maturity date and as soon as funds become available through its equity line of credit or any other financing arrangements. At closing, Buyer shall deliver a total of $150,000 or 2,000,000 shares of restricted common stock of Buyer to Seller as a deposit in connection with this promissory note until such time when the note is paid in full. Seller shall return said deposit to Buyer when the note is paid off. In the event that the note is not liquidated in its entirety at maturity:

B. Seller shall have the right to (1) either apply the $150,000 deposit toward the balance of this note (2) or keep 2,000,000 shares of stock of Buyer and apply these shares toward the balance of the note based on the average closing price of the stock during the five trading days immediately prior to the date of such application.

C. Buyer shall pay Seller 2% penalty per month on the unpaid balance of the note for a maximum allowable time of 180  days after the maturity date. When said maximum time has expired and the note is not liquidated in its entirety. Buyer shall surrender any unpaid portion of Seller's stock back to Seller. However, in the event that Buyer is unable to pay the 2% per month penalty, Buyer shall surrender any unpaid portion of Seller's stock back to Seller within five business days.

D. Furthermore, Seller shall have the option to hold the stock certificate(s) that will have been issued to Buyer, as described in Section (b) (ii) (A), until the note is paid in full. Buyer shall not sell, assign, pledge or transfer any of these shares until the note is paid in full.

(b) THE CLOSING.

    (i) THE CLOSING DATE. The closing of the purchase and sale of said newly issued common shares of Seller to Buyer (the "CLOSING") shall take place at the offices of Providential Holdings, Inc., or the offices of Nettel Global Communication Corporation, at 10:00 a.m. local time on or before December 27, 2002 or as extended by mutual consent of Seller and Buyer pursuant to this agreement. The date of the Closing hereunder is referred to herein as the "CLOSING DATE."

     (ii) CLOSING PROCEDURES. Subject to the conditions set forth in this Agreement:

(A) At Closing, Seller shall issue and deliver to Buyer possession the required amount of Seller's common shares under this agreement. The Seller' shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the Seller's shares will have a legend thereon in substantially the following form:

THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT.

These shares will carry "piggyback" registration rights, such that whenever any registration of Seller's stock occurs hereafter then all these shares will be registered.

(B) At Closing, Buyer shall deliver to Seller two non-interest bearing promissory notes in the amounts of $500,000 and $2,000,000 respectively, due and payable as described in Section 1 (a)(i) and (ii) above.

(C) at Closing, Buyer shall deliver to Seller $150,000 and one or more certificate(s) representing 2,000,000 shares of restricted common stock of Buyer, or a total of $300,000, as deposits for the promissory notes as described in Section 1 (a) (i) and (ii) above. The certificate(s) representing the Buyer's shares will have a legend thereon in substantially the following form:

THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE

ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT.

These shares will carry "piggyback" registration rights, such that whenever any registration of Buyer's stock occurs hereafter then all these shares will be registered.

 SECTION 2. COVENANTS OF SELLER.

         (a) AFFIRMATIVE COVENANTS OF SELLER. Prior to the Closing Date. Seller covenants and agrees as follows:

(i) Seller will conduct its business in the ordinary course of business. Without limiting the generality of the foregoing, Seller will maintain its books and records, pay expenses and payables, bill customers, collect receivables, purchase inventory, perform all maintenance and repairs necessary to maintain its facilities and equipment in good operating condition (normal wear and tear excepted), replace inoperable, worn out or obsolete assets with assets of comparable quality, maintain an appropriate level of insurance, in each case, in the ordinary course of business in accordance with past custom and practice;

(ii) Seller will use reasonable best efforts to preserve present business relationships, to the extent such relationships are beneficial to Seller and its business, and to encourage Seller's employees to continue their employment with Seller both before and after the Closing;

(iii) Seller will cause its employees and agents (including attorneys and accountants) to, permit Buyer employees, agents, accounting and legal representatives and its and their representatives to have reasonable access at reasonable times to Seller's books, records, invoices, contracts, leases, personnel, facilities, equipment and other things reasonably related to the business and assets of Seller, wherever located;

 (iv) Seller will promptly (once it has knowledge thereof) inform Buyer in writing of any variances from the representations and warranties contained in this Agreement or any breach of any covenant hereunder by Seller;

 (v) Seller will cooperate with Buyer and use their reasonable best efforts to make all filings and applications, to give all notices and to obtain all Consents necessary for the consummation of the transactions contemplated by this agreement.

    (b) NEGATIVE COVENANTS OF SELLER. Prior to the Closing, without Buyer's prior written consent, Seller will not, and will not cause itself to:

(i) Except as expressly contemplated by this Agreement, take or omit to take any action which, individually or in the aggregate, could be reasonably anticipated to have a material adverse effect upon the business, financial condition, operating results, employee relations, customer relations, assets, operations, rights or business prospects of Seller; and

(ii) Sell, lease, license or otherwise dispose of any interest in any of Seller's tangible or intangible assets other than in the ordinary course of business, or permit any of Seller's assets or property to be subjected to any Lien; and

(iii) Except as expressly contemplated by this Agreement, terminate, modify or amend any material Contract or any Consent of, with  or to any Governmental Entity or enter into any new material Contract without prior consent of Buyer.

SECTION 3. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions as of the Closing:

    (a) COMPLIANCE WITH LEGAL REQUIREMENTS. The consummation of the transactions contemplated by the transaction will not be prohibited by any Legal Requirement or subject Buyer or Seller to any penalty or liability or other onerous condition arising under any Legal Requirement or imposed by any Governmental Entity.

     (b) CONSENTS. All filings, notices, licenses and other Consents of, to or with, any regulatory entity that are required for (i) the consummation of the transactions contemplated by the transaction; or (ii) for the conduct of the business of Seller as heretofore conducted, will have been duly made or obtained by Buyer and Seller from, including but not limited to Securities and Exchange Commission. All filings, notices, licenses and other Consents, as the case may be, must be filed within 3 business days after the signing of this agreement. The parties will cooperate, in good faith, in providing all information to the regulatory entity or entities as is required. Further, it is agreed that time is of the essence in obtaining the required regulatory approvals, if any. It is therefore agreed that if the regulatory entities request information and documentation from the parties, the requested information and documentation will be provided within 30 calendar days from the date of the request from the regulatory entities.

(c) EMPLOYMENT AGREEMENT. Michael Nguyen will execute, on closing, a mutually acceptable employment agreement with Nettel Global Communication Corporation and will continue to manage its business for a period not less than 24 months after the Closing.

(d) APPROVAL OF BOARD OF DIRECTORS OF BUYER. The board of directors of Buyer shall have approved the consummation of the transactions contemplated by this Agreement.

 (e) DUE DILIGENCE. Buyer shall have been satisfied in all material respects with the results of its due diligence investigation and review of Seller's business, legal matters, and accounting prior to the Closing.

SECTION 4. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Section 6 shall be true and correct at and as of the Closing Date.

(b) PERFORMANCE OF COVENANTS. Buyer shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date.

(c) OFFICER'S CERTIFICATE. Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in Section 4(a) and 4(b) have been satisfied.

    Seller may waive any condition specified in this Section 4 if it executes a writing so stating at or prior to the Closing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER. As a material inducement to Buyer to enter into and perform its obligations under this Agreement, Seller represents and warrants to Buyer that the statements contained in this Section 5 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

(a) ORGANIZATION OF SELLER. Seller is a Delaware corporation, duly organized and validly existing under the laws of the State of Delaware.

(b) AUTHORIZATION; NO BREACH. The execution, delivery and performance of the transaction to which Seller is a party, have been duly authorized by Seller's Board of Directors, as the case may be.

 (c) FINANCIAL STATEMENTS. Attached hereto as Exhibit 4 is the unaudited balance sheet and income statement of Seller as of September 30, 2002. The foregoing financial statements are consistent with the books and records of Seller (which, in turn, are accurate and complete in all material respects) and present fairly the financial condition of Seller in accordance with GAAP. Since the date of the Latest Balance Sheet, there has not been any material change in the business, assets, financial condition, operating results, employee relations, customer or manager relations or business prospects of Seller not otherwise disclosed.

(d) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set in Exhibit 5, Seller has no Liability and, to the knowledge of Seller, there is no basis for any proceeding, hearing, investigation, charge, complaint or claim with respect to any Liability, except for (i) Liabilities reflected on the face of Latest Balance Sheet, and (ii) Liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of or liability under any Legal Requirements, or any action, suit or proceeding and none of which is material individually or in the aggregate).

(e) ASSETS. Except as set forth on the attached Exhibit 6, Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet for fair value and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable.

(f) CONTRACTS AND COMMITMENTS.

(i) Except as expressly contemplated by this Agreement or as set forth on the attached Exhibit 7, Seller is not a party to or bound by any written or oral contract in excess of $10,000 individually or in the aggregate exceeding $50,000.

(ii) With respect to Seller's obligations thereunder and,  with respect to the obligations of the other parties thereto, all of the Contracts set forth or required to be set forth on the attached Exhibit X or any other Schedule hereto are valid, binding and enforceable in accordance with their respective terms. Seller has performed all material obligations required to be performed by it under such Contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any such Contracts; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Seller under any such Contracts; and, to the knowledge of Seller and its principals, Seller is not a party to any Contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

(iii) A true, correct and complete copy of each of the written Contracts referred to on the attached Exhibit 7 have been made available to Buyer.

(g) LITIGATION, ETC. Except as set forth on the attached Exhibit 8 and except where the liability of which is fully covered by Seller' insurance policies or programs, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting Seller (or pending or threatened against or affecting any of the employees of Seller with respect to Seller' businesses or proposed business activities), or pending or threatened by Seller against any third party, at law or in equity, or before or by any Governmental Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by the transaction); neither Seller nor its principals are subject to any arbitration proceedings under collective bargaining Contracts or otherwise or, any governmental investigations or inquiries; and, there is no valid basis for any of the foregoing. Neither Seller nor its principals are subject to any judgment, order or decree of any court or other Governmental Entity, and neither Seller nor its principals have received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

(h) INSURANCE. The attached Exhibit 9 lists and briefly describes each insurance policy maintained for or on behalf of the Partnership with respect to its properties, assets and business. All of such insurance policies are in full force and effect, and no default exists with respect to the obligations of Seller under any such insurance policies and Seller has not received any notification of cancellation of any of such insurance policies. The insurance coverage of Seller is of a type and amount customary for entities of similar size engaged in similar lines of business.

(i) EMPLOYEES. Except as set forth on the attached Exhibit 10 Seller is not aware that any executive or key employee of Seller or any group of employees of Seller has any plans to terminate employment with Seller. Neither Seller nor, to the best of Seller' knowledge, any of its employees is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar Contracts relating to, affecting or in conflict with the present or proposed business activities of Seller.

 (j) COMPLIANCE WITH LAWS. Except as set forth on the attached Exhibit

11, Seller has complied with and is currently in compliance with all applicable laws, ordinances, codes, rules, requirements, regulations and other Legal Requirements of all Governmental Entities relating to the operation and conduct of its businesses or any of its properties or facilities, including all Legal Requirements relating to employment of labor, and neither Seller nor any of its principals has received notice of any violation of any of the foregoing.

(k) REAL PROPERTY. Seller does not own any Real Property. The attached Exhibit 12 lists all real property leased by Seller (such property is referred to herein as the "LEASED PREMISES"). The Leased Premises is the only real estate leased by Seller. The lease under which Seller leases the Leased Premises is in full force and effect and will have been reviewed by Buyer prior to the Closing.

(l) LEGAL COMPLIANCE. The items described on Exhibit 13 constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Governmental Entity or any other Person (collectively, the "CONSENTS") which are required for the consummation of the transactions contemplated by the transaction or the ownership of the assets or the conduct of the business of Seller.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF BUYER. As a material inducement to Seller to enter into and perform their respective obligations under this Agreement, Buyer represents and warrants that the statements contained in this Section 6 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

(A) ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

 (B) AUTHORIZATION OF TRANSACTION. Buyer has full corporate power and  authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

(c) NONCONTRAVENTION. The execution, delivery and performance of the transaction to which Buyer is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent,  approval, exemption or other action by or declaration or notice to any Governmental Entity pursuant to, the charter or bylaws of Buyer or any material agreement, instrument or other document, or any material Legal Requirement, to which Buyer or its assets is subject.

SECTION 7. ADDITIONAL AGREEMENTS.

(a) EXPENSES. Except as otherwise provided herein, Buyer shall pay its own, and Seller shall prior to Closing pay Seller' expenses (including fees and expenses of legal counsel, or other representatives and consultants) incurred in connection with or related to the sales process, the negotiation of this Agreement, the performance of its (and in the case of Seller) obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement.

(b) CONFIDENTIALITY. Each Party and each of its shareholders, partners, officers, directors and Affiliates shall keep confidential all information and materials regarding this Agreement and shall not be disclosed to anyone except to a required regulatory body as required herein.

(c) GOING PUBLIC. Seller agrees to become a publicly-traded company within three (3) months after the closing of this transaction or as soon as practically possible. Buyer agrees to assist Seller in the process of going public, either through an initial public offering (IPO) or a reverse merger with an existing fully-reporting publicly traded company. In the event that the Seller decides to go public using the reverse merger process, Buyer agrees to pay for all costs associated with the reverser merger process/

(d) MAJORITY CONTROL. The current shareholders of Seller and/or their assignees shall have the right to retain a minimum of fifty-one percent (51%) and a maximum of 55% of the then issued and outstanding common shares of Seller upon its going public, by way of returning to Buyer a pro-rata amount of the consideration(s) as set forth in Section (1) (a) (i) and (ii) in exchange for the corresponding pro-rata percentage increase in Seller's equity ownership.

 SECTION 8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

(a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

(b) INDEMNIFICATION PROVISIONS. Except as provided herein, Seller will agree to protect, save, defend, indemnify, and hold harmless Buyer from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney's fees, arising out of, or in any connected with, any claim or action arising out Seller' business activities prior to closing and/or performance under this Agreement. The provisions of this section shall survive any termination or expiration of this Agreement.

    Buyer will agree to protect, save, defend, indemnify, and hold harmless Seller and its principals from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney's fees, arising out of, or in any way connected with, any claim or action arising out of the Buyer's business activities prior to closing and/or performance under Agreement. The provisions of this section shall survive any termination or expiration of this Agreement.

 (c) MANNER OF PAYMENT. Any indemnification of Buyer or Seller pursuant to this Section 8 shall be effected by cashier's or certified check or by wire transfer of immediately available funds from Buyer or Seller, as the case may be, to an account designated by Seller or Buyer, as the case may be, within 10 days after the determination of indemnification amounts. Any such indemnification payments shall include interest at the rate of 8% per annum from the date any such Adverse Consequence is suffered or sustained to the date of such payment is due pursuant to this Section 8.2(c) and interest at a rate of 10% thereafter until such Adverse Consequences are fully paid. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year. Any indemnification payments made pursuant to this Agreement shall be deemed to be adjustments to the Purchase Price for tax purposes.

SECTION 9. DEFINITIONS.

"ADVERSE CONSEQUENCES" means, with respect to any Person, any diminution in value, consequential or other damage, Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amount paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Governmental Entity) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Adverse Consequences and the investigation, defense or settlement of any of the foregoing.

 "CONTRACT" means any agreement, contract, instrument, commitment, lease, guaranty, indenture, license, or other arrangement or understanding between parties or by one party in favor of another party, whether written or oral.

"GAAP" means United States generally accepted accounting principles.

"GOVERNMENTAL ENTITY" means the United States of America,  any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

 "LIABILITY" means any liability, debt, obligation, deficiency, Tax penalty, fine, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when asserted.

"LEGAL REQUIREMENT" means any requirement arising under any law, rule or regulation or any determination or direction of any arbitrator or any Governmental Entity.

"ORDINARY COURSE OF BUSINESS" means the ordinary course of the Partnership's business consistent with past custom and practice, including as to frequency and amount.

"PARTY" means any party hereto.

SECTION 10. MISCELLANEOUS.

 (a) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

 (b) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

(c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of law, through a change in control or otherwise) by Seller without the prior written consent of Buyer, or by Buyer (except as otherwise provided in this Agreement) without the prior written consent of Seller. Buyer may (at any time prior to the Closing), at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates. For purposes hereof, Buyer's "Affiliates" include Affiliates which may be organized subsequent to the date hereof. Buyer may assign all or any portion of this Agreement and the other agreements contemplated hereby (including rights hereunder and thereunder), including its rights to indemnification, to any of its or its Affiliates' (whether prior to or subsequent to the Closing) lenders as collateral security. After the Closing, Buyer may assign this Agreement and its rights and obligations hereunder in connection with a (i) merger or consolidation involving Buyer or any of its Affiliates, (ii) a sale of stock or assets of Buyer or any of its Affiliates or (iii) dispositions of the business of the Partnership or any part thereof.

(d) COUNTERPARTS. This Stock Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient or sent to the recipient by telecopy (receipt confirmed) or by reputable express courier service (charges prepaid), and addressed to the intended recipients as set forth below:

IF TO SELLER:

      Nettel Global Communication Corp

12820 NE Airport Way

Portland, OR 97230

IF TO BUYER:

      Providential Holdings, Inc.

8700 Warner Avenue, Suite 200

Fountain Valley, CA 92708

    Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(g) GOVERNING LAW AND ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California. All disputes between Buyer and the Seller hereunder shall be settled by arbitration before a single arbitration pursuant to the rules of the American Arbitration Association, in Orange County, California; provided, however, that (a) the parties shall be permitted to have discovery in accordance with the

Federal Rules of Civil Procedure and (b) any award pursuant to such arbitration shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. A request for arbitration shall be evidenced by the party requesting arbitration giving notice of the intention to arbitrate in accordance with the provisions of Section 10(f) hereof. The arbitrator shall be selected by the joint agreement of Buyer and Seller, but if they do not so agree within 20 days of the date of a request for arbitration, the selection shall be made pursuant to the rules of the American Arbitration Association. The award rendered by the arbitrator shall be final, conclusive and binding upon the parties hereto, and judgment upon the award rendered may be entered by a

California Court having jurisdiction. Each party waives any right of appeal it may have. Nothing herein set forth shall prevent Buyer and Seller from settling any dispute by mutual agreement at any time.

(h) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i) INCORPORATION OF SCHEDULES. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

(j) SEVERABILITY OF PROVISIONS. If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

(k) SUCCESSOR LAWS. Any reference to any particular Code section or any other Legal Requirement will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

(l) DELIVERY BY FACSIMILE. This Agreement and any signed Contract entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such Contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of facsimile machine as a defense to the formation of a Contract and each such party forever waives any such defense.

(m) ATTORNEY FEE AND COST PROVISION. In the event that either party hereto shall commence any action or arbitration proceeding against the other party hereto arising out of or in connection with this Agreement, or contesting the validity of this Agreement or any provision hereof, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and related costs, fees and expenses incurred by the prevailing party in connection with such action or proceeding.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                    "Buyer":     Providential Holdings, Inc.

                                      By: /s/ Henry D. Fahman

                                            Henry D. Fahman

                                            Title: Chairman & CEO

                    "Seller":     Nettel Global Communication Corp.

                                     By: /s/ Michael Nguyen

                                           Michael Nguyen

                                           Title: President & CEO

      LIST OF EXHIBITS

      Exhibits Description

1. Articles of Incorporation

2. Bylaws

3. List of shareholders and stock holdings

4. Financials

5. Liability Disclosure

6. Assets

7. Contracts

8. Litigation

9. Insurance

10. Employees

11. Compliance with Law

12. Leases

13. Permits/ Licenses

Exhibit 10.29 Amendment to Stock Purchase Agreement with Nettel Global Communication Corp.

AMENDMENT TO

STOCK PURCHASE AGREEMENT

         This AMENDMENT TO THE STOCK PURCHASE AGREEMENT dated December 2, 2003 (this "AMENDMENT") is made as of January 17, 2003 by and between Providential Holdings, Inc., a Nevada corporation hereinafter referred to as "Buyer" and Nettel Global Communication Corp, a Delaware corporation, and all of its subsidiaries, hereinafter referred to as "Seller."

SECTION 1. PURCHASE AND SALE OF STOCK OF SELLER.

 (a) PURCHASE AND SALE. Pursuant to the terms and subject to the conditions set forth herein, at the Closing (as defined below), Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller an amount of newly issued shares of common stock of Seller such that these newly issued shares shall represent forty-six and a half percent (46.5%) of all the issued and outstanding shares of Seller after said issuance, for certain good and valuable considerations from Buyer, as set forth below:

$500,000 in promissory note, non-interest bearing, payable on April 15, 2003. However, Buyer agrees to use reasonable best efforts and make payments toward the balance of this promissory note prior to the maturity date and as soon as funds become available through its equity line of credit or any other financing arrangements. At closing, Buyer shall deliver a total of $150,000 to Seller as a deposit in connection with this promissory note until the note is paid off. In the event that the note is not liquidated in its entirety at maturity:

A. Seller shall have the right to apply the $150,000 deposit toward the balance of the note. Buyer shall pay Seller 2% penalty per month on the unpaid balance of the note for a maximum allowable time of 60 days after the maturity date. When said maximum time has expired and the note is not liquidated in its entirety, Buyer shall surrender any unpaid portion of Seller's stock back to Seller. However, in the event that Buyer is unable to pay the 2% per month penalty, Buyer shall surrender any unpaid portion of Seller's stock back to Seller within five business days.

Furthermore, Seller shall have the option to hold the stock certificate(s) that will have been issued to Buyer, as described in Section (b) (ii) (A), until the note is paid in full. Buyer shall not sell, assign, pledge or transfer any of these shares until the note is paid in full. $2,000,000 in promissory note, non-interest bearing, payable on June 15, 2003. However, Buyer agrees to use reasonable best efforts and make payments toward the balance of this promissory note prior to the maturity date and as soon as funds become available through its equity line of credit or any other financing arrangements. At closing, Buyer shall deliver a total of $150,000 or 2,000,000 shares of restricted common stock of Buyer to Seller as a deposit in connection with this promissory note until such time when the note is paid in full. Seller shall return said deposit to Buyer when the note is paid off. In the event that the note is not liquidated in its entirety at maturity:

B. Seller shall have the right to (1) either apply the $150,000 deposit toward the balance of this note (2) or keep 2,000,000 shares of stock of Buyer and apply these shares toward the balance of the note based on the average closing price of the stock during the five trading days immediately prior to the date of such application.

C. Buyer shall pay Seller 2% penalty per month on the unpaid balance of the note for a maximum allowable time of 60 days after the maturity date. When said maximum time has expired and the note is not liquidated in its entirety, Buyer shall surrender any unpaid portion of Seller's stock back to Seller. However, in the event that Buyer is unable to pay the 2% per month penalty, Buyer shall surrender any unpaid portion of Seller's stock back to Seller within five business days.

D. Furthermore, Seller shall have the option to hold the stock certificate(s) that will have been issued to Buyer, as described in Section (b) (ii) (A), until the note is paid in full. Buyer shall not sell, assign, pledge or transfer any of these shares until the note is paid in full.

 (b) THE CLOSING.

 THE CLOSING DATE. The closing of the purchase and sale of said newly issued common shares of Seller to Buyer (the "CLOSING") shall take place at the offices of Providential Holdings, Inc., or the offices of Nettel Global Communication Corporation, at 10:00 a.m. local time on or before January 31, 2003 or as extended by mutual consent of Seller and Buyer pursuant to this agreement. The date of the Closing hereunder is referred to herein as the "CLOSING DATE."

SECTION 2. COVENANTS OF SELLER.

         (a) AFFIRMATIVE COVENANTS OF SELLER. Prior to the Closing Date, Seller covenants and agrees as follows:

                  (i) Seller will conduct its business in the ordinary course of business. Without limiting the generality of the foregoing, Seller will maintain its books and records, pay expenses and payables, bill customers, collect receivables, purchase inventory, perform all maintenance and repairs necessary to maintain its facilities and equipment in good operating condition (normal wear and tear excepted), replace inoperable, worn out or obsolete assets with assets of comparable quality, maintain an appropriate level of insurance, in each case, in the ordinary course of business in accordance with past custom and practice;

                  (ii) Seller will use reasonable best efforts to preserve present business relationships, to the extent such relationships are beneficial to Seller and its business, and to encourage Seller's employees to continue their employment with Seller both before and after the Closing;

                  (iii) Seller will cause its employees and agents (including attorneys and accountants) to, permit Buyer employees, agents, accounting and legal representatives and its and their representatives to have reasonable access at reasonable times to Seller's books, records, invoices, contracts, leases, personnel, facilities, equipment and other things reasonably related to the business and assets of Seller, wherever located;

                      (iv) Seller will promptly (once it has knowledge thereof) inform Buyer in writing of any variances from the representations and warranties contained in this Agreement or any breach of any covenant hereunder by Seller;

                  (v) Seller will cooperate with Buyer and use their reasonable best efforts to make all filings and applications, to give all notices and to obtain all Consents necessary for the consummation of the transactions contemplated by this agreement.

                 (vi) Assuming adequate funding, Seller will be able to secure the following signed purchase orders and contracts valued as follows:

Nettel Trading: $347,000,000 in revenues by the first quarter of 2004 with profit margin ranging from 4% to 9% per each individual transaction.

Nettel Telecom: $72,000,000 in revenues by the first quarter of 2004 with profit margin ranging from 3% to 16% per each transaction.

SECTION 7. ADDITIONAL AGREEMENTS.

         (a) EXPENSES. Except as otherwise provided herein, Buyer shall pay its own, and Seller shall prior to Closing pay Seller' expenses (including fees and expenses of legal counsel, or other representatives and consultants) incurred in connection with or related to the sales process, the negotiation of this Agreement, the performance of its (and in the case of Seller) obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement.

         (b) CONFIDENTIALITY. Each Party and each of its shareholders, partners, officers, directors and Affiliates shall keep confidential all information and materials regarding this Agreement and shall not be disclosed to anyone except to a required regulatory body as required herein.

         (c) GOING PUBLIC. Seller agrees to become a publicly-traded company within six (6) months after the closing of this transaction or as soon as practically possible. Buyer agrees to assist Seller in the process of going public, either through an initial public offering (IPO) or a reverse merger with an existing fully-reporting publicly traded company. In the event that the Seller decides to go public using the reverse merger process, Buyer agrees to pay for all costs associated with the reverser merger process.

        (d) AUDITING. Seller agrees to provide audited financial statements of Seller and all its subsidiaries no later than 50 days after Closing. Such audited financial statements shall be qualified under SEC Practice and acceptable for Seller to become fully-reporting.

        (e) MAJORITY CONTROL. The current shareholders of Seller and/or their assignees shall have the right to retain a minimum of fifty-one percent (51%) and a maximum of 55% of the then issued and outstanding common shares of Seller upon its going public, by way of returning to Buyer a pro-rata amount of the consideration(s) as set forth in Section (1) (a) (i) and (ii) in exchange for the corresponding pro-rata percentage increase in Seller's equity ownership.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

    "Buyer":         Providential Holdings, Inc.

                         By:  /s/ Henry D. Fahman

                                Henry D. Fahman

                         Title: Chairman & CEO

          "Seller":         Nettel Global Communication Corp.

                         By:  /s/ Michael Nguyen

                                 Michael Nguyen

                         Title: President & CEO

Exhibit 10.30 Stock Purchase Agreement with Vinet Communications, Inc.

STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of January 17, 2003 by and between Providential Holdings, Inc., a Nevada corporation, hereinafter referred to as "Buyer" and Vinet Communications, Inc., a California corporation, hereinafter referred to as "Seller."

BASIC TRANSACTION

         The Seller has been and now is doing business under the firm name of Vinet Communications, with principal place of business at 14541 Brookhurst St., Suite D4, Westminster, California 92683. Except as provided herein, Seller represents and warrants that no other person or entity has any interest or claim of right to ownership in Seller. The list of current shareholders and outstanding stock of Seller is set forth in attached Exhibit 3. This Agreement contemplates a transaction in which, pursuant to the terms and subject to the conditions set forth herein, Buyer will purchase from Seller, and Seller will sell to Buyer, fifty-one percent (51%) of all the issued and outstanding shares of common stock of Vinet Communications, Inc. in exchange for certain good and valuable considerations from Buyer, as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. PURCHASE AND SALE OF STOCK OF SELLER.

         (a) PURCHASE AND SALE. Pursuant to the terms and subject to the conditions set forth herein, at the Closing (as defined below), Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller said number of shares of restricted common stock of Seller, which shall represent fifty-one percent (51%) of the total issued and outstanding common shares of Seller upon the issuance of said shares to Buyer, for an aggregate purchase price as determined pursuant to Section 1(c) below.

         (b) THE CLOSING.

                  (i) THE CLOSING DATE. The closing of the purchase and sale of common restricted shares to Buyer (the "CLOSING") shall take place at the offices of Providential Holdings, Inc. at 10:00 a.m. local time on or before February 28, 2003 or as extended pursuant to this agreement, but no later than March 31, 2003, unless further extended by mutual consent of both parties. The date of the Closing hereunder is referred to herein as the "CLOSING DATE."

                  (ii) CLOSING PROCEDURES. Subject to the conditions set forth in this Agreement:

                           (A) at Closing, Seller shall deliver to Buyer possession of said number of shares of common stock representing fifty-one percent (51%) of all Seller's issued and outstanding common stock under this agreement. The Seller's shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the Seller's shares will have a legend thereon in substantially the following form:

THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR investment AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                           (B) at Closing, Buyer shall deliver to Seller a corporate check, cashier's or certified check, or wire transfer of immediately available funds to an account designated by Seller on or before the Closing Date, in the amount of four hundred thousand dollars($400,000.00), of which $200,000 will be disbursed to Any Nguyen and $200,000 will be used by Vinet Communications as working capital.

           SECTION 2. COVENANTS OF SELLER.

         (a) AFFIRMATIVE COVENANTS OF SELLER. Prior to the Closing Date, Seller covenants and agrees as follows:

                  (i) Seller will conduct its business in the ordinary course of business. Without limiting the generality of the foregoing, Seller will maintain its books and records, pay expenses and payables, bill customers, collect receivables, purchase inventory, perform all maintenance and repairs necessary to maintain its facilities and equipment in good operating condition (normal wear and tear excepted), replace inoperable, worn out or obsolete assets with assets of comparable quality, maintain an appropriate level of insurance, in each case, in the ordinary course of business in accordance with past custom and practice;

                  (ii) Seller will use reasonable best efforts to preserve present business relationships, to the extent such relationships are beneficial to Seller and its business, and to encourage Seller's employees to continue their employment with Seller both before and after the Closing;

                  (iii) Seller will cause its employees and agents (including attorneys and accountants) to, permit Buyer employees, agents, accounting and legal representatives and its and their representatives to have reasonable access at reasonable times to Seller's books, records, invoices, contracts, leases, personnel, facilities, equipment and other things reasonably related to the business and assets of Seller, wherever located;

                  (iv) Seller will promptly (once it has knowledge thereof) inform Buyer in writing of any variances from the representations and warranties contained in this Agreement or any breach of any covenant hereunder by Seller;

                  (v) Seller will cooperate with Buyer and use their reasonable best efforts to make all filings and applications, to give all notices and to obtain all Consents necessary for the consummation of the transactions contemplated by this agreement.

         (b) NEGATIVE COVENANTS OF SELLER. Prior to the Closing, without Buyer's prior written consent, Seller will not, and will not cause itself to:

                  (i) except as expressly contemplated by this Agreement, take or omit to take any action which, individually or in the aggregate, could be reasonably anticipated to have a material adverse effect upon the business, financial condition, operating results, employee relations, customer relations, assets, operations, rights or business prospects of Seller; and

                  (ii) sell, lease, license or otherwise dispose of any interest in any of Seller's tangible or intangible assets other than in the ordinary course of business, or permit any of Seller's assets or property to be subjected to any Lien; and

                  (iii) except as expressly contemplated by this Agreement, terminate, modify or amend any material Contract or any Consent of, with or to any Governmental Entity or enter into any new material Contract without prior consent of Buyer.

         SECTION 3. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions as of the Closing:

         (a) COMPLIANCE WITH LEGAL REQUIREMENTS. The consummation of the transactions contemplated by the transaction will not be prohibited by any Legal Requirement or subject Buyer or Seller to any penalty or liability or other onerous condition arising under any Legal Requirement or imposed by any

Governmental Entity.

          (b) CONSENTS. All filings, notices, licenses and other Consents of, to or with, any regulatory entity that are required for (i) the consummation of the transactions contemplated by the transaction; or (ii) for the conduct of the business of Seller as heretofore conducted, will have been duly made or obtained by Buyer and Seller from, including but not limited to Securities and Exchange Commission. All filings, notices, licenses and other Consents, as the case may be, must be filed within 3 business days after the signing of this agreement. The parties will cooperate, in good faith, in providing all information to the regulatory entity or entities as is required. Further, it is agreed that time is of the essence in obtaining the required regulatory approvals, if any. It is therefore agreed that if the regulatory entities request information and documentation from the parties, the requested information and documentation will be provided within 30 calendar days from the date of the request from the regulatory entities.

         (c) EMPLOYMENT AGREEMENTS. The principal(s) of Seller will execute, on closing, mutually acceptable employment agreement with Seller and will continue to manage Seller's business for a period not less than 24 months after the

Closing.

         (d) APPROVAL OF BOARD OF DIRECTORS OF BUYER. The board of directors of Buyer shall have approved the consummation of the transactions contemplated by this Agreement.

         (e) DUE DILIGENCE. Buyer will have been satisfied in all material respects with the results of  its business, legal, and accounting due diligence investigation and review of Seller prior to the Closing.

         SECTION 4. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Section 6 shall be true and correct at and as of the Closing Date.

         (b) PERFORMANCE OF COVENANTS. Buyer shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date.

         (c) OFFICER'S CERTIFICATE. Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in Section 4(a) and 4(b) have been satisfied.

         Seller may waive any condition specified in this Section 4 if it executes a writing so stating at or prior to the Closing.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER.

As a material inducement to Buyer to enter into and perform its obligations under this Agreement, Seller represents and warrants to Buyer that the statements contained in this Section 5 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

         (a) ORGANIZATION OF SELLER. Seller is a California corporation, duly organized and validly existing under the laws of the State of California.

         (b) AUTHORIZATION; NO BREACH. The execution, delivery and performance of the transaction to which Seller is a party, have been duly authorized by Seller's Board of Directors, as the case may be.

         (c) FINANCIAL STATEMENTS. Attached hereto as Exhibit 4 is the unaudited balance sheet and income statement of Seller as of December 31, 2002. The foregoing financial statements are consistent with the books and records of Seller (which, in turn, are accurate and complete in all material respects) and present fairly the financial condition of Seller in accordance with GAAP. Since the date of the Latest Balance Sheet, there has not been any material change in the business, assets, financial condition, operating results, employee relations, customer or manager relations or business prospects of Seller not otherwise disclosed.

         (d) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set in Exhibit 5, Seller has no Liability and, to the knowledge of Seller, there is no basis for any proceeding, hearing, investigation, charge, complaint or claim with respect to any Liability, except for (i) Liabilities reflected on the face of Latest Balance Sheet, and (ii) Liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of or liability under any Legal Requirements, or any action, suit or proceeding and none of which is material individually or in the aggregate).

         (e) ASSETS. Except as set forth on the attached Exhibit 6, Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the

Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet for fair value and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto)

and Liens for current property taxes not yet due and payable.

         (f) CONTRACTS AND COMMITMENTS.

                  (i) Except as expressly contemplated by this Agreement or as set forth on the attached Exhibit 7, Seller is not a party to or bound by any written or oral contract in excess of $10,000 individually or in the aggregate exceeding $50,000.

                  (ii) With respect to Seller's obligations thereunder and, with respect to the obligations of the other parties thereto, all of the Contracts set forth or required to be set forth on the attached Exhibit X or any other Schedule hereto are valid, binding and enforceable in accordance with their respective terms. Seller has performed all material obligations required to be performed by it under such Contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any such Contracts; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Seller under any such Contracts; and, to the knowledge of Seller and its principals, Seller is not a party to any Contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

                  (iii) A true, correct and complete copy of each of the written Contracts referred to on the attached Exhibit 8 have been made available to Buyer.

         (g) LITIGATION, ETC. Except as set forth on the attached Exhibit X and except where the liability of which is fully covered by Seller's insurance policies or programs, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting Seller (or pending or threatened against or affecting any of the employees of Seller with respect to Seller's businesses or proposed business activities), or pending or threatened by Seller against any third party, at law or in equity, or before or by any Governmental Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by the transaction); neither Seller nor its principals are subject to any arbitration proceedings under collective bargaining Contracts or otherwise or, any governmental investigations or inquiries; and, there is no valid basis for any of the foregoing. Neither Seller nor its principals are subject to any judgment, order or decree of any court or other Governmental Entity, and neither Seller nor its principals have received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

         (h) INSURANCE. The attached Exhibit 9 lists and briefly describes each insurance policy maintained for or on behalf of the Partnership with respect to its properties, assets and business. All of such insurance policies are in full force and effect, and no default exists with respect to the obligations of Seller under any such insurance policies and Seller has not received any notification of cancellation of any of such insurance policies. The insurance coverage of Seller is of a type and amount customary for entities of similar size engaged in similar lines of business.

         (i) EMPLOYEES. Except as set forth on the attached Exhibit 10 Seller is not aware that any executive or key employee of Seller or any group of employees of Seller has any plans to terminate employment with Seller. Neither Seller nor, to the best of Seller's knowledge, any of its employees is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar Contracts relating to, affecting or in conflict with the present or proposed business activities of Seller.

         (j) COMPLIANCE WITH LAWS. Except as set forth on the attached Exhibit 11, Seller has complied with and is currently in compliance with all applicable laws, ordinances, codes, rules, requirements, regulations and other Legal Requirements of all Governmental Entities relating to the operation and conduct of its businesses or any of its properties or facilities, including all Legal Requirements relating to employment of labor, and neither Seller nor any of its principals has received notice of any violation of any of the foregoing.

         (k) REAL PROPERTY. The Partnership does not own any Real Property. The attached Exhibit 12 lists all real property leased by Seller (such property is referred to herein as the "LEASED PREMISES"). The Leased Premises is the only real estate leased by Seller. The lease under which Seller leases the Leased Premises is in full force and effect and will have been reviewed by Buyer prior to the Closing.

         (l) LEGAL COMPLIANCE. The items described on Exhibit 13 constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Governmental Entity or any other Person (collectively, the "CONSENTS") which are required for the consummation of the transactions contemplated by the transaction or the ownership of the assets or the conduct of the business of Seller.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF BUYER. As a material inducement to Seller to enter into and perform their respective obligations under this Agreement, Buyer represents and warrants that the statements contained in this Section 6 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

          (A) ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          (B) AUTHORIZATION OF TRANSACTION. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

          (C) NONCONTRAVENTION. The execution, delivery and performance of the transaction to which Buyer is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Governmental Entity pursuant to, the charter or bylaws of Buyer or any material agreement, instrument or other document, or any material Legal Requirement, to which Buyer or its assets is subject.

         SECTION 7. ADDITIONAL AGREEMENTS.

         (a) EXPENSES. Except as otherwise provided herein, Buyer shall pay its own, and Seller shall prior to Closing pay Seller's expenses (including fees and expenses of legal counsel, or other representatives and consultants) incurred in connection with or related to the sales process, the negotiation of this Agreement, the performance of its (and in the case of Seller) obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement.

         (b) CONFIDENTIALITY. Each Party and each of its shareholders, partners, officers, directors and Affiliates shall keep confidential all information and materials regarding this Agreement and shall not be disclosed to anyone except to a required regulatory body as required herein.

   (c) ADDITIONAL INVESTMENTS AND CORPORATE SERVICES. Buyer agrees to continue investing into Vinet Communications, Inc. and to assist the same with respect to identification, introduction and analysis of prospective merger candidates, major investors, and strategic alliances in the areas of investment banking, marketing, public relations, investor relations, public offering, as well as guidance in any other matters or special projects, including but not limited to mergers and acquisitions, business development, capitalization, corporate governance, and strategic planning that may be required by Vinet Communications, Inc.

         SECTION 8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

         (b) INDEMNIFICATION PROVISIONS. Except as provided herein, Seller will agree to protect, save, defend, indemnify, and hold harmless Buyer from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney's fees, arising out of, or in any connected with, any claim or action arising out Seller's business activities prior to closing and/or performance under this Agreement. The provisions of this section shall survive any termination or expiration of this

Agreement.

             Buyer will agree to protect, save, defend, indemnify, and hold harmless Seller and its principals from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney's fees, arising out of, or in any way connected with, any claim or action arising out of the Buyer's business activities prior to closing and/or performance under Agreement. The provisions of this section shall survive any termination or expiration of this Agreement.

         (c) MANNER OF PAYMENT. Any indemnification of Buyer or Seller pursuant to this Section 8 shall be effected by cashier's or certified check or by wire transfer of immediately available funds from Buyer or Seller, as the case may be, to an account designated by Seller or Buyer, as the case may be, within 10 days after the determination of indemnification amounts. Any such indemnification payments shall include interest at the rate of 8% per annum from the date any such Adverse Consequence is suffered or sustained to the date of such payment is due pursuant to this Section 8.2(c) and interest at a rate of 10% thereafter until such Adverse Consequences are fully paid. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year. Any indemnification payments made pursuant to this Agreement shall be deemed to be adjustments to the Purchase Price for tax purposes.

         SECTION 9. DEFINITIONS.

                  "ADVERSE CONSEQUENCES" means, with respect to any Person, any diminution in value, consequential or other damage, Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Governmental Entity) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Adverse Consequences and the investigation, defense or settlement of any of the foregoing.

                  "CONTRACT" means any agreement, contract, instrument, commitment, lease, guaranty, indenture, license, or other arrangement or understanding between parties or by one party in favor of another party, whether written or oral.

                  "GAAP" means United States generally accepted accounting principles.

                  "GOVERNMENTAL ENTITY" means the United States of America, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "LIABILITY" means any liability, debt, obligation, deficiency, Tax penalty, fine, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when asserted.

                  "LEGAL REQUIREMENT" means any requirement arising under any law, rule or regulation or any determination or direction of any arbitrator or any Governmental Entity.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of the Partnership's business consistent with past custom and practice, including as to frequency and amount.

                  "PARTY" means any party hereto.

         SECTION 10. MISCELLANEOUS.

         (a) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (b) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

         (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of law, through a change in control or otherwise) by Seller without the prior written consent of Buyer, or by Buyer (except as otherwise provided in this Agreement) without the prior written consent of Seller. Buyer may (at any time prior to the Closing), at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates. For purposes hereof, Buyer's "Affiliates" include Affiliates which may be organized subsequent to the date hereof. Buyer may assign all or any portion of this Agreement and the other agreements contemplated hereby (including rights hereunder and thereunder), including its rights to indemnification, to any of its or its Affiliates' (whether prior to or subsequent to the Closing) lenders as collateral security. After the Closing, Buyer may assign this Agreement and its rights and obligations hereunder in connection with a (i) merger or consolidation involving Buyer or any of its Affiliates, (ii) a sale of stock or assets of Buyer or any of its Affiliates or (iii) dispositions of the business of the Partnership or any part thereof.

         (d) COUNTERPARTS. This Stock Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (e) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient or sent to the recipient by telecopy (receipt confirmed) or by reputable express courier service (charges prepaid), and addressed to the intended recipients as set forth below:

                  IF TO SELLER:

                  Vinet Communications, Inc.

                  14541 Brookhurst St., Suite D4

                  Westminster, CA 92683

                  IF TO BUYER:

                  Providential Holdings, Inc.

                  8700 Warner Avenue, Suite 200

                  Fountain Valley, CA 92708

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      (g) GOVERNING LAW AND ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California. All disputes between Buyer and the Seller hereunder shall be settled by arbitration before a single arbitration pursuant to the rules of the American Arbitration Association, in Orange County, California; provided, however, that (a) the parties shall be permitted to have discovery in accordance with the Federal Rules of Civil Procedure and (b) any award pursuant to such arbitration shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. A request for arbitration shall be evidenced by the party requesting arbitration giving notice of the intention to arbitrate in accordance with the provisions of Section 10(f) hereof. The arbitrator shall be selected by the joint agreement of Buyer and Seller, but if they do not so agree within 20 days of the date of a request for arbitration, the selection shall be made pursuant to the rules of the American Arbitration Association. The award rendered by the arbitrator shall be final, conclusive and binding upon the parties hereto, and judgment upon the award rendered may be entered by a California Court having jurisdiction. Each party waives any right of appeal it may have. Nothing herein set forth shall prevent Buyer and Seller from settling any dispute by mutual agreement at any time.

      (h) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (i) INCORPORATION OF SCHEDULES. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

      (j) SEVERABILITY OF PROVISIONS. If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

      (k) SUCCESSOR LAWS. Any reference to any particular Code section or any other Legal Requirement will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

      (l) DELIVERY BY FACSIMILE. This Agreement and any signed Contract entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such Contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of facsimile machine as a defense to the formation of a Contract and each such party forever waives any such defense.

      (m) ATTORNEY FEE AND COST PROVISION. In the event that either party hereto shall commence any action or arbitration proceeding against the other party hereto arising out of or in connection with this Agreement, or contesting the validity of this Agreement or any provision hereof, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and related costs, fees and expenses incurred by the prevailing party in connection with such action or proceeding.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

     "Buyer":         Providential Holdings, Inc.

                                By:  /s/ Henry D. Fahman

                                 Henry D. Fahman

                                 Chairman and CEO

      "Seller":         Vinet Communications, Inc.

                                By:  /s/ Andy Nguyen

                                 Andy Nguyen, President

                           By:  /s/ Andy Nguyen

                                  Andy Nguyen, Shareholder

LIST OF EXHIBITS

              Exhibits                               Description

                  1                            Articles of Incorporation

                  2                            Bylaws

                  3                            List of shareholders and stock holdings

                  4                            Financials

                  5                            Liability disclosure

                  6                            Assets

                  7                            Contracts

                  8                            Litigation

                  9                            Insurance

                  10                          Employees

                  11                          Compliance with law

                  12                          Leases

                  13                          Permits/Licenses

Exhibit 10.31 Partnering Agreement with Tango Equity Incorporated

PARTNERING AGREEMENT

This agreement (the "Agreement") is made on January 21, 2003, by and between TANGO INCORPORATED, a Florida corporation with an office at 244 West 54th Street, 5th Floor, New York, NY 10019, fax (212) 586-7659 ("TANGO") and PROVIDENTIAL HOLDINGS, INC., a Nevada corporation with an office at 8700 Warner Avenue, Fountain Valley, CA 92708, fax (714) 596-0302 ("PROVIDENTIAL").

TANGO and PROVIDENTIAL desire to work together to develop transaction opportunities, to share general information concerning their client and contact networks and, in specific instances where a client of one of them appears, on the basis of an exchange of information, to have a need for services that can be performed by the parties together or to be an appropriate transaction participant with a client of the other, to cooperate in bringing about the potential transaction on a confidential basis and share in the commissions and fees payable in the event that a fee engagement is entered into or a transaction closes between their clients. Accordingly the parties agree as follows.

1.    Exchange of Information.

The parties agree to share their client, capital source and contact information with each other and to seek opportunities for transactions and fee-generating engagements involving the other party. To the extent possible, the initial disclosure of such information shall be on a general, non-confidential basis consisting of general listing summaries without client-identifying information.

2.    Identification of Opportunities.

In any case where either party identifies a transaction opportunity involving the other party or with a client or contact disclosed by the other party, the party will notify the other party of the nature of such opportunity. If both parties agree that there is a potential transaction match between their clients, the parties will disclose detailed information concerning the opportunity. All confidential information disclosed to the other party will be subject to the confidentiality, non-use and non-circumvention provisions of this Agreement. A party will not intentionally disclose confidential information in the absence of a request for such information from the other party or with the intention of preempting the other party's independent development of such information.

3.    Apportionment of Net Transaction Revenue.

In the event that a transaction is closed between the parties' and/or their respective clients or contacts so disclosed, the parties agree that all commissions, fees and other revenues received by the parties upon the closing of the transaction shall be shared equally between the parties, net of commissions required to be paid to third parties for the transaction. The parties will use best efforts to structure the transaction to effect payment directly to each party out of the proceeds as their are paid. Where it is not possible for a party to be paid directly out of proceeds, a party's share originally received by the other party will be paid over by the receiving party within ten (10) days after its receipt. The party entitled to a share originally received by the other party shall have title to such funds ab initio and such funds shall not constitute nor be recorded as revenue of the receiving party. The parties agree to share in the risk of non-collection, and actual receipt of payment by a party is a condition precedent to its obligation to make, and the other party's right to receive, payment of the other's share of payment.

4.    Non-Transaction Engagements.

In any case where an opportunity is presented for the parties to participate together in a fee-generating engagement other than a transaction involving a party or a client(s) or contact(s) of either (e.g. a consulting engagement), the terms of the relationship for such engagement shall be set forth in a separate agreement.

5.    Confidentiality and Non-Use.

The parties each agree to hold all confidential information disclosed in conformity with this Agreement (CI) in confidence and to use reasonable care in the handling, copying and dissemination of such CI. The parties will use the CI only for the purpose of evaluating and facilitating a transaction between their respective clients and for no other purpose. The parties will disclose CI only to those employees, representatives, financial institutions and client representatives as deemed necessary in the exercise of reasonable judgment to facilitate the evaluation and furtherance of a transaction between their clients. The parties shall each be responsible for obtaining confidentiality/non-use/non-circumvention agreements from persons to whom CI is to be disclosed and shall be responsible to the other party for such persons' disclosure or use of CI other than as contemplated by this Agreement. If a transaction is not closed between the parties' clients or if either party makes demand to the other to return CI, the parties will immediately return or destroy all applicable CI. CI does not include information already in the possession of the other party prior to disclosure by the other party, information which is publicly available or information which comes into the possession of the party through a disclosure by a person not subject to a direct or indirect confidentiality obligation to the complaining party. Each party agrees to indemnify the other for any loss, cost or expense (including reasonable attorney fees and litigation/arbitration/settlement expenses) incurred by the other as a result of a breach by the party or a person for whose actions the party is responsible under this Agreement.

6.    Non-Interference/Non-Circumvention.

Without the other party's written consent, neither party will contact, pursue any other transaction with, or interfere with or usurp the other party's business relationship with, a client or contact confidentially disclosed to the other under this Agreement for a period of two (2) years after the disclosure of such client's or contact's identity and interest. If a party breaches this covenant and pursues a transaction with such client or contact, the breaching party will be liable to the disclosing party for one-half of any fees, commissions or other payments it receives directly or indirectly from such relationship from any transaction or contract entered into within such two (2) year period. In the case where the client relationship is with only one office or operation of a multi-facility or multi-operation institution, this restriction shall apply only to the office(s) or operation(s) with which the party has the relationship. This covenant does not cover transactions involving a confidentially disclosed client, other than the original transaction(s) giving rise to the disclosure of the client's identity, where the other party has a pre-existing relationship with such client or the client responds through itself or through another intermediary to a general transaction solicitation not specifically targeted at such client, provided, however, that any exclusive representation arrangements with such client are not waived by this exception.

7.    Expenses.

Except for commissions payable to a third party net of any payments or credits thereof back to a party, the parties shall be responsible for their own expenses in carrying out the purposes and intents of this Agreement unless a separate written agreement is entered into providing therefore in a specific case. In the absence of a written agreement in a specific case, the sharing of net commissions and other revenues under paragraph 3 shall not be net of the parties' expenses except for commissions payable to a third party for the transaction.

8.    Audit.

Each party shall have the right to inspect and audit the books and records of the other party upon reasonable notice and during regular business hours for the purpose of verifying compliance with this Agreement and the amount of commissions, fees or other amounts due under this Agreement. Such information is CI under paragraph 5.

9.    Independent Parties/No Agency.

This Agreement is not intended to create a legal partnership or other legal entity. Neither party shall incur any liability or obligation for the debts, contracts, acts, errors or omissions of the other party as a result of this Agreement. Any agreement to be obligated for any of the above of the other party shall be through express assumption of such obligation or liability in a separate written agreement. Each of TANGO and PROVIDENTIAL warrant to the other that it is a bona fide independent party. Neither party is an agent or representative of the other, and neither party shall communicate or act on behalf of the other party or take any action that binds the other party without such party's written authorization. Neither party shall be responsible for payment of the following for the other party or its employees or contractors: insurance premiums, worker's compensation, or health, disability or unemployment insurance or benefits. Neither party will be responsible for withholding or paying employment-related taxes for the other party or any employee or contractor of the other party.

10.    Covenant of Good Faith.

The parties agree that their relationship is based upon good faith and fair dealing and that good faith is of the essence of this Agreement. All information provided by either party to the other will be accurate and complete to the best knowledge and belief of the disclosing party, and each party will act in good faith in fact in all dealings with the other party and its clients and contacts.

11.    Notices.

Except where otherwise expressly provided in this Agreement or by law, all notices, demands, etc. under this Agreement shall be in writing and deemed to have been properly given when (i) personally delivered to an officer or authorized representative of the party at any location, (ii) personally delivered to any employee of the party at the address for such party stated in the introductory paragraph with the envelope addressed to the attention of an officer or authorized representative of such party or (iii) mailed by certified mail, delivered by a nationally recognized overnight express courier, postage or delivery fees prepaid, or faxed to the attention of an officer or authorized representative of the party at the address or fax number for such party set forth in the introductory paragraph to this Agreement. Any such notice shall be deemed given at the time of personal delivery, upon the date of delivery or attempted delivery by certified mail or overnight express courier as indicated by the delivery receipt or upon machine confirmation of transmission of notice by fax. The address, fax number or authorized representative(s) of a party may be changed in accordance with the notice provisions of this section.

12.    Equitable Remedies.

The parties agree that breach of the confidentiality, non-use and non-circumvention provisions of this Agreement will cause irreparable harm to the other party for which money damages alone will not be adequate and the parties each agree that the non-breaching party will be entitled, in addition to other available remedies, to equitable relief including injunction against future or continuing breaches to enforce compliance with this Agreement, without the necessity of showing irreparable harm and without an injunction bond.

13.    Forum.

This Agreement is made under the laws of the state of New York. Any action or proceeding to interpret or enforce its provisions shall be brought or held in a court of appropriate jurisdiction in New York County, New York, and the parties agree to submit to the personal jurisdiction of and the service of process upon them from such jurisdiction.

14.    Arbitration.

The arbitration procedure of this section shall apply to all disputes between the parties arising out of this Agreement except: (i) those specific claims seeking injunctive relief if the arbitrator is unable to award such relief; and (ii) those in which a third party is a party and such third party cannot be compelled or does not agree to join in the arbitration. This arbitration covenant shall be enforceable under the Federal Arbitration Act and applicable state law. If there is a dispute between the parties, the matter will be submitted to binding arbitration at a location agreed by the parties or, if they cannot agree, in New York County, NY before one arbitrator who is mutually selected by the parties, or if they cannot agree, by the American Arbitration Association ("AAA"). Except to the extent inconsistent with this paragraph, the arbitrator shall follow the appropriate subject matter arbitration rules of the AAA. The parties shall promptly make available to the other all relevant books and records requested by the other except those subject to a bona fide attorney/client privilege as provided by law. The arbitrator shall order such discovery, including written interrogatories and depositions, as he deems necessary for a party to obtain full disclosure of the facts, consistent with prompt resolution of the matter. The arbitrator shall afford the parties an informal hearing at which the parties may present documentary and testimonial evidence and cross-examine witnesses for the other party. The rules of evidence may be used by the arbitrator as a general guideline as to relevancy and competency of evidence, but shall not be strictly applied. The parties shall not be required to be represented by admitted legal counsel, but may be represented by any person(s). The objectives of the arbitration shall be to promptly investigate and determine the facts and then to interpret and apply the provisions of this Agreement, generally accepted accounting principals and the law to such facts to render a final decision, as promptly as possible, resolving the disputed issues. The arbitrator's decision shall be conclusive except to the extent appeal therefrom is provided by law. The costs of the arbitration shall be apportioned by the arbitrator between the parties on the basis of comparative fault, including abuse or bad faith in demanding, or responding to, production or access to documents or discovery.

The parties indicate their agreement to the above as of the date set forth in the introductory paragraph.

TANGO INCORPORATED                             PROVIDENTIAL HOLDINGS, INC.

By:  /s/ Sameer Hirji                                               By: /s/ Henry Fahman

Sameer Hirji, President                                          Henry Fahman , President

Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

1.    Providential Advisory Services, Inc. (majority-owned)

2.    Providential Securities, Inc. (discontinued)

3.    Diva Entertainment, Inc. and subsidiaries (divested)

4.    Provimex (wholly-owned division)

5.    Manna Technologies (majority-owned joint venture)

6.    Slim Tech, Inc. (majority-owned)

7.    ClearPass, Inc. (majority-owned)

8.    ATC Technology Corp. (wholly-owned)

9.    Nettel Global Communication Corp. (minority-owned)

10.  PHI Express (wholly-owned division)

11.  Vinet Communications, Inc. (pending, majority-owned)

12.  Clear Promo, Inc. (pending, majority-owned)

Exhibit 23.1 Consent of Accountants

January 23, 2003

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, NW

Washington, D.C. 20549

Re:

Providential Holdings, Inc. - Form SB-2

Dear Sir or Madam:

As an independent Certified Public Accountant, I hereby consent to the incorporation, by reference in this Registration Statement on Form SB-2, of my reports dated September 25, 2002 on the fiscal year ended June 30, 2002 and dated November 28, 2001 on the fiscal year ended June 30, 2001, respectively, for Providential Holdings, Inc. and to all references to my firm included in this Registration Statement.

Sincerely,

/s/Kabani & Company, Inc.

Certified Public Accountants

EXHIBIT 23.2  OPINION AND CONSENT OF DIETERICH & ASSOCIATES REGARDING THE VALIDITY OF THE COMMON STOCK

January 28, 2003

Providential Holdings, Inc.

8700 Warner Avenue

Fountain Valley, California 92708

Re:    Registration Statement on Form SB-2

Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form SB-2 to be filed by Providential Holdings, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of certain shares of the Company's common stock, par value $0.04 per share, up to 50,000,000 shares, to include 10,000,000 shares to Mercator Momentum Fund, Inc. under their equity line of credit (collectively, the "Company Shares").

    As your counsel, we are familiar with the proceedings taken in connection with the authorization, issuance and delivery of the Company Shares, and we have examined such matters of fact and law as we have deemed relevant in connection with this opinion.

    Based upon the foregoing, we are of the opinion that the Company Shares when issued upon the exercise of the puts by Mercator, or the delivery by the Company in exchange for value received, will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and the reference to your firm under the caption "Legal Matters" in the Prospectus that is a part thereof.

Respectfully submitted,

/s/ Christopher H. Dieterich

Christopher H. Dieterich

Dieterich & Associates